As filed with the Securities and Exchange Commission on April 9 , 1999
                                                        Registration No. 333-
==============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------


                                  FORM S-3
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                           ----------------------


                            Metris Master Trust
                (Issuer with respect to Offered Securities)

                           ----------------------


                          Metris Receivables, Inc.
                 (Originator of the Trust described herein)
           (Exact name of Registrant as specified in its charter)

                           ----------------------



              Delaware                            41-1810301
  (State or other jurisdiction of              (I.R.S. employer
   incorporation or organization)            identification number)

                           600 South Highway 169
                                 Suite 300
                          St. Louis Park, MN 55426
                               (612) 417-5645

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Jill B. Barclift, Esq.
                           600 South Highway 169
                                 Suite 1800
                          St. Louis Park, MN 55426
                               (612) 525-5090

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

          Andrew M. Faulkner, Esq.             Renwick Martin, Esq.
        Skadden, Arps, Slate, Meagher            Brown & Wood LLP
                 & Flom LLP                   One World Trade Center
              919 Third Avenue                      58th Floor
             New York, NY 10022                 New York, NY 10048
               (212) 735-2853                     (212) 839-5319

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration Statement.
        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
 TITLE OF EACH CLASS                           PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
 OF SECURITIES TO BE       AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION
      REGISTERED            REGISTERED           SECURITY (1)           PRICE (1)                FEE
-------------------------------------------------------------------------------------------------------------
Asset Backed
Securities............      $1,000,000               100%              $1,000,000               $278
=============================================================================================================

(1) Estimated solely for purpose of calculating the registration fee. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------------
                      SUBJECT TO COMPLETION DATED         , 1999
==============================================================================
FLAG
The information in this prospectus supplement and prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus Supplement to Prospectus, Dated ______________, 1999

METRIS MASTER TRUST
Issuer

Metris Receivables, Inc.
Transferor

Direct Merchants Credit Card Bank, National Association
Servicer
$_________ Class A Floating Rate Asset Backed Securities, Series 1999-___

$_________ Class B Floating Rate Asset Backed Securities, Series 1999-___

                                     Class A Securities   Class B Securities

Principal Amount                     $____________          $____________
Price                                $______ (___%)         $______ (___%)
Underwriters' Commissions            $______ (___%)         $______ (___%)
Proceeds to the Issuer               $______ (___%)         $______ (___%)
Interest Rate                        one-month LIBOR +       one-month LIBOR +
                                             ___% p.a.            ___% p.a.
Interest Payment Dates               monthly on the 15th    monthly on the 15th
First Interest Payment Dat           ___________, 1999      ___________, 1999
Scheduled Principal Payment Date     ___________, ____      __________, ____

The Class B Securities are subordinated to the Class A Securities.

These securities are interests in Metris Master Trust, and are backed only by the assets of the trust. Neither these securities nor the assets of the Trust are obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any of their affiliates, or obligations insured by the FDIC.

These securities are highly structured. Before you purchase these securities, be sure you understand the structure and the risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this supplement and the attached prospectus. Any representation to the Contrary contrary is a criminal offense.

These securities are offered subject to availability. We have applied to have these securities listed on the Luxembourg Stock Exchange.

Underwriters of the Class A Securities                     .

Underwriter of the Class B Securities                     .

                                [date of prospectus supplement]


                             Table of Contents

                                                                          Page
                                                                          ----
Where to Find Information in These Documents...............................S-3
Summary of Terms...........................................................S-4
Structural Summary.........................................................S-5
Selected Trust Portfolio Summary Data......................................S-8
Risk Factors...............................................................S-9
Potential Early
         Repayment or Delayed
         Payment due to Reduced
         Portfolio Yield...................................................S-9
Limited History of Direct
         Merchants Bank, the Trust
         and the Trust Portfolio..........................................S-11
Allocations of Charged-Off
         Receivables Could Reduce
         Payments to Securityholders......................................S-12
Limited Ability to
         Resell Securities................................................S-12
Certain Liens Could
         Be Given Priority
         Over Your Securities.............................................S-12
Insolvency or Bankruptcy
         of Metris Receivables, Inc.
         Could Result in Accelerated,
         Delayed or Reduced Payments
         to Securityholders...............................................S-12
Negative Carry............................................................S-14
Issuance of Additional
         Series by the Trust
         May Affect the Timing
         of Payments......................................................S-14
Individual Securityholders
         Will Have Limited Control
         of Trust Actions.................................................S-14
Class B Bears Additional
         Credit Risk......................................................S-14
Direct Merchants Bank's Credit Card Portfolio.............................S-15
General  .................................................................S-15
Growing Credit Card Portfolio by Portfolio
         Acquisitions.....................................................S-15
Assessment of Fees and Finance and other
         Charges..........................................................S-15
Delinquency and Loss Experience ..........................................S-16
Recoveries ...............................................................S-17
The Receivables...........................................................S-17
General  .................................................................S-17
Maturity Considerations...................................................S-21
Accumulation Period ......................................................S-21
Early Amortization Period ................................................S-21
Pay Out Events ...........................................................S-22
Payment Rates ............................................................S-22
Receivable Yield Considerations...........................................S-23
Use of Proceeds...........................................................S-24
Description of the Securities.............................................S-24
General  .................................................................S-24
Status of the Securities .................................................S-25
Previously Issued Series..................................................S-25
Interest Payments ........................................................S-25
Principal Payments .......................................................S-26
Postponement of Accumulation Period ......................................S-27
Subordination of the Class B Securities...................................S-28
Allocation Percentages ...................................................S-28
Redirected Cash Flows ....................................................S-30
Redirected Principal Collections..........................................S-31
Application of Collections................................................S-32
Coverage of Interest Shortfalls...........................................S-36
Shared Principal Collections .............................................S-37
Defaulted Receivables; Dilution...........................................S-37
Investor Charge-Offs .....................................................S-37
Principal Funding Account ................................................S-38
Accumulation Period Reserve Account ......................................S-38
Paired Series ............................................................S-39
Defeasance................................................................S-39
Final Payment of Principal; Termination...................................S-40
Pay Out Events............................................................S-40
Servicing Compensation and Payment of
         Expenses ........................................................S-42
Reports to Securityholders ...............................................S-42
Listing And General Information...........................................S-42
ERISA Considerations......................................................S-43
Class A Securities .......................................................S-43
Class B Securities .......................................................S-43
Consultation with Counsel ................................................S-44
Underwriting..............................................................S-44
Exchange Listing..........................................................S-45
Index of Terms for Prospectus Supplement..................................S-46
ANNEX I..................................................................A-I-1


                Where to Find Information in These Documents

The attached prospectus provides general information about Metris Master Trust, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of Series 1999-___ are described in this supplement.

This supplement begins with several introductory sections describing your series and Metris Master Trust in abbreviated form:

o Summary of Terms provides important amounts, dates and other terms of your series;

o Structural Summary gives a brief introduction of the key structural features of your series and directions for locating further information;

o Selected Trust Portfolio Summary Data gives certain financial information about the assets of the Trust; and

o     Risk Factors describes risks that apply to your series.

     As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.



To understand the structure of these securities, you must read carefully the attached prospectus and this supplement in their entirety.


                              Summary of Terms

Trust:                    Metris Master Trust - "Trust"
Transferor:               Metris Receivables, Inc.
Servicer:                 Direct Merchants Credit Card Bank, National
                          Association--"Direct
                          Merchants Bank"
Trustee:                  The Bank of New York (Delaware)
Pricing Date:             _________, ____
Closing Date:             _________, ____
Clearance and Settlement: DTC/Cedelbank/Euroclear
Trust Assets:             receivables originated in VISA and MasterCard and
                          co-branded
                          accounts, including recoveries on charged-off receivables


Series Structure:                             Amount                        % of Total Series

       Class A                               $___________                  __%
       Class B                               $___________                  __%


Annual Servicing Fee:                                                      ___%

                                              Class A                       Class B
Anticipated Ratings:*
(Moody's/Standard & Poor's/Fitch IBCA)        [Aaa/AAA/AAA]                 [A2/A/A]

Credit Enhancement:                           subordination of Class B      [_________]

Interest Rate:                                [1-month LIBOR + ___% p.a.]   [1-month LIBOR + ___% p.a.]
Interest Accrual Method:                      actual/360                    actual/360
Interest Payment Dates:                       monthly (  th)                monthly (  th)
Interest Rate Index Reset Date:               [2 business days before each  [2 business days before each
                                              interest payment date]        interest payment date]
First Interest Payment Date:                    _________, ___                  _________, ___
Scheduled Payment Date:                         _________, ___                  _________, ___
Commencement of
[Accumulation][Amortization] Period
(subject to adjustment):                        _________, ___                  N/A
Series 1999-___ Legal Final Maturity:           _________, ___                  _________, ___
Application for Exchange Listing:               Luxembourg                      Luxembourg
CUSIP Number:                                  ______________                   ______________
ISIN:                                          ______________                   ______________
Common Code:                                   ______________                   ______________
------------------------------
*  It is a condition to issuance that one of these ratings be obtained.


                             Structural Summary

This summary briefly describes certain major structural components of Series 1999-__. To fully understand the terms of Series 1999-__ you will need to read both this supplement and the attached prospectus in their entirety.

The Series 1999-__ Securities

Your securities represent the right to a portion of collections on the underlying Trust assets. Your securities will also be allocated a portion of net losses on receivables, if any. Any collections allocated to your series will be used to make interest or principal payments, to pay a portion of the fees of Direct Merchants Bank as servicer and to cover net losses allocated to your series. Any collections allocated to your series in excess of the amount owed to you or Direct Merchants Bank as servicer will be shared with other series of securities issued by Metris Master Trust, or returned to Metris Receivables, Inc. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement.

For further information on allocations and payments, see "Description of the Securities--Allocation Percentages" and "--Application of Collections" in this supplement. For further information about the receivables supporting your securities, see "The Receivables" and "Receivable Yield Considerations" in this supplement. For a more detailed discussion of the securities, see "Description of the Securities" in this supplement.

Your securities feature credit enhancement by means of the subordination of other interests, which is intended to protect you from net losses and shortfalls in cash flow. Credit enhancement is provided to Class A by the following:

        o       subordination of Class B and

        o       [other enhancement].

Credit enhancement is provided to Class B by the following:

        o       [enhancement].

The effect of subordination is that the more subordinated interests will absorb any net losses allocated to Series 1999- __, and make up any shortfalls in cash flow, before the more senior interests are affected. If the cash flow, any subordinated interest [and any enhancement] do not cover all net losses allocated to Series 1999-__, your payments of interest and principal will be reduced and you may suffer a loss of principal.

For a more detailed description of the subordination provisions of Series 1999-__, see "Description of the Securities--Subordination of the Class B Securities" in this supplement. For a discussion of losses, see "Description of the Securities--Defaulted Receivables; Dilution" and
"Investor Charge-Offs" in this supplement. See "Risk
Factors" in this supplement for more detailed discussions of the risks of investing in Series 1999-__.
Metris Master Trust

Your series is one of [eight] series issued by Metris Master Trust. Metris Master Trust is maintained by the trustee for the benefit of:

        o      Securityholders of Series 1999-__;

        o Securityholders of other series issued by Metris Master Trust;

        o      providers of credit enhancements for
               Series 1999-__ and other series
               issued by Metris Master Trust; and

        o      Metris Receivables, Inc.

For a summary of the terms of the previously issued series, see "Annex I: Previously Issued Series."

Each series has a claim to a fixed or variable dollar amount of Metris Master Trust's assets, regardless of the total amount of receivables in the Trust at any time. Metris Receivables, Inc. holds the remaining claim to Metris Master Trust's assets, which fluctuates with the total amount of receivables in the Trust.

For more information on the Metris Master Trust's assets, see "Direct Merchants Bank's Credit Card Portfolio" and "The Receivables" in this supplement and "Direct Merchants Bank's Credit Card Activities" and "The Receivables" in the attached prospectus.

Scheduled Principal Payments and Potential Later
Payments

Metris Master Trust expects to pay the entire principal amount of Class A in one payment on _________, ____, and the entire principal amount of Class B in one payment on __________, ____. In order to accumulate the funds to pay Class A on its scheduled payment date, the Trust will accumulate principal collections in a principal funding account. The Trust will deposit funds into the principal funding account during an "accumulation period." The length of the accumulation period will be as many months as is expected to be necessary for the accumulation of the Class A payment amount, but will not be less than one month. The accumulation period will end on the scheduled payment date for Class A, when the funds on deposit in the principal funding account will be paid to Class A.

If Class A is not fully repaid on its scheduled payment date, Class A will begin to amortize by means of monthly payments of all principal collections allocated to Series 1999- __ until it is fully repaid. After Class A is fully repaid the Trust will use principal collections on deposit in the principal funding account allocated to Series 1999-__ to repay Class B. If Class B is not fully repaid on its scheduled payment date, Class B will begin to amortize by means of monthly payments of all principal collections allocated to Series 1999-__ after Class A is fully repaid.

For more information on scheduled principal payments, the accumulation period and Class B principal payments, see "Maturity Considerations" and "Description of the Securities-Principal Payments," "-Postponement of the Accumulation Period" and "-Application of Collection- Payment of Principal" in this supplement and "Description of the Securities--Principal" and "--Accumulation Period" in the attached prospectus.

Prior to the commencement of an accumulation or amortization period for Series 1999-__, principal collections will be paid to Metris Receivables, Inc. or shared with other series that are amortizing or in an accumulation period.

Minimum Yield on the Receivables; Possible Early
Principal Repayment of Series 1999-__

Class A or Class B may be repaid earlier than its scheduled principal repayment date if collections on the underlying receivables, together with other amounts available for payment to securityholders, are too low. The minimum amount that must be available for payment to Series 1999-__ in any month, referred to as the "base rate," is the sum of the interest payable to Class A, the interest payable to Class B [and the interest payable to the holder of any other subordinated class], in each case for the related interest period, plus the servicing fee for the related month. If the average yield for the Direct Merchants Bank Portfolio for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 1999-__ and the Trust will commence a rapid amortization of Series 1999-__, and holders of Series 1999-__ securities will receive principal payments earlier than the scheduled principal repayment date.

Series 1999-__ is also subject to several other pay out events, which could cause Series 1999-__ to amortize, and which are summarized under the heading "Description of the Securities--Pay Out Events " in this supplement. If Series 1999-__ begins to amortize, Class A will receive monthly payments of principal until it is fully repaid; Class B will then receive monthly payments of principal until it is fully repaid. In that event, your securities may be repaid prior to the scheduled payment date.

The final payment of principal and interest will be made no later than __________, ____, which is the Series 1999-__ final payment date. For more information on pay out events, the portfolio yield and base rate, early principal repayment and rapid amortization, see "Maturity Considerations," "Description of the Securities--Principal Payments" and "--Pay Out Events" in this supplement and "Description of the Securities--Principal," "-Early Amortization Period" and "-- Final Payment of Principal; Termination" in the attached prospectus.

Tax Status of Class A, Class B and Metris Master Trust

Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Metris
Receivables, Inc., is of the opinion that

        o      under existing law the Class A and
               Class B securities will be characterized as debt for U.S. federal income tax purposes; and

        o      that Metris Master Trust will not be an
               association or publicly traded
               partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S.
federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA Considerations

Class A Securities: The underwriters anticipate that the Class A securities will meet the criteria for treatment as "publicly-offered securities." If so, subject to important considerations described under "ERISA
Considerations" in this prospectus supplement and in the attached prospectus, the Class A securities will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Class B Securities: Pension plans and other investors subject to ERISA cannot acquire Class B securities.
Prohibited investors include:

        o      "employee benefit plans" as defined in
               section 3(3) of ERISA;

        o any "plan" as defined in section 4975 of the U.S. Internal Revenue Code; and

        o any entity whose underlying assets may be deemed to include "plan as- sets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.

By purchasing any Class B securities, you certify that you are not within any of those categories.

For further information regarding the application of ERISA, see "ERISA Considerations" in this supplement and the attached prospectus. Mailing Address and Telephone Number of Principal Executive Offices

The mailing address of Metris Receivables, Inc. is 600 South
Highway 169, Suite 300, St. Louis Park, Minnesota 55426, and the telephone number is (612) 525-5020.


                   Selected Trust Portfolio Summary Data

              Geographic Distribution of Receivables in Trust
                         Portfolio as of [ , 199 ].

                                [Pie chart]

The chart above shows the geographic distribution of the receivables in the Trust portfolio among the 50 states. Other than the states specifically shown in the chart, no state accounts for more than [5]% of receivables in the Trust portfolio.

              Receivables in Trust Portfolio by Age of Account
                            as of , 199 (months)

                                [Bar chart]

The chart above shows the percentages of the receivables in the Trust portfolio arising under accounts within the age brackets shown.

                                Payment Data

                                [Line Graph]

The chart above shows the total yield, payment rate and net charge-off rate for the Direct Merchants Bank portfolio for each month from [ 199 to 199 ].

"Total yield" for any month means the total amount of collected finance charges and fees, expressed as a percentage of total principal outstanding receivables of the previous month.

The "payment rate" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged off receivables, expressed as a percentage of the total outstanding receivables of the previous month.

The "delinquent receivables" for any month is the amount of receivables thirty days or more delinquent recorded in the month, expressed as a percentage of the total outstanding receivables of the previous month.


                                Risk Factors

        You should consider the following risk factors in deciding whether to purchase the asset backed securities described herein.

Potential Early
Repayment or Delayed
Payment due to Reduced
Portfolio Yield              If the average Trust portfolio yield for
                             Series 1999-__ for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series
                             1999-__ and the rapid amortization of Series
                             1999-__ will commence, and holders of Series
                             1999-__ securities will receive principal payments earlier than the scheduled principal repayment date. Moreover, if principal collections on receivables allocated to other series are available for application to a rapid amortization of any outstanding securities, the period during which that rapid amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 1999-__.

                             Conversely, any reduction in collections may cause the period during which collections are accumulated in the principal funding account for payment of Class A to be longer than otherwise would have been the case.

                             The following factors could result in
                             circumstances that tend to reduce collections:

                             Direct Merchants Bank May Change the Terms and Conditions of the Accounts

                             Direct Merchants Bank will transfer
                             receivables arising under specified credit card accounts to Metris Companies Inc. which will sell those receivables to Metris Receivables, Inc. which will transfer those receivables to Metris Master Trust, but Direct Merchants Bank will continue to own those accounts. As the owner of those accounts, Direct Merchants Bank retains the right to change various terms and conditions of those accounts, including finance charges and other fees it charges and the required monthly minimum payment. Direct Merchants Bank may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                             Direct Merchants Bank has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause Direct Merchants Bank to reasonably expect that the portfolio yield would be less than the base rate for any series, unless Direct Merchants Bank is required by law to reduce those charges or determines that reductions are necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                             Direct Merchants Bank has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                             Metris Receivables, Inc. May Add Accounts to the Trust Portfolio

                             In addition to the accounts already designated for Metris Master Trust, Metris Receivables, Inc. is permitted to designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. If certain conditions are satisfied, Metris Receivables, Inc. can also elect to automatically designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the Trust, such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Credit card accounts purchased by Metris Receivables, Inc. may be included as additional accounts, if certain conditions are satisfied. Credit card accounts purchased by Metris Receivables, Inc. will have been originated using the account originator's underwriting criteria, not those of Metris Receivables, Inc. The account originator's underwriting criteria may be less or more stringent than those of Metris Receivables, Inc. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the Trust portfolio and could tend to reduce the amount of collections allocated to Series 1999-__.

                             Also, if Metris Receivables, Inc.'s percentage interest in the accounts of the Trust falls to a minimum level, currently zero, Metris Receivables, Inc. will be required to maintain that level by designating additional accounts for the Trust portfolio and transferring the receivables in those accounts to the Trust. If Metris Receivables, Inc. is required to add accounts to the Trust portfolio, it may not have any accounts to be added to the Trust portfolio. If Metris Receivables, Inc. fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

                             Security and Receivables Interest Rate Reset
                             Terms May Differ

                             Finance charges on certain of the accounts in Metris Master Trust accrue at a variable rate above a designated prime rate or other designated index. The interest rate of your security is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate or the designated index, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on Series 1999-__ and other amounts required to be funded out of collections of finance charge receivables.

                             [Finance charges on certain of the accounts of the Trust accrue at a fixed rate. If LIBOR increases, the amounts of interest on your security and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the rates on the accounts are reset.]

                             A decrease in the spread between collections of finance charge receivables and interest payments on your security could increase the risk of early repayment.

                             Changes to Consumer Protection Laws May Impede Direct Merchants Bank's Collection Efforts

                             Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that Direct Merchants Bank can charge on credit card account balances, resulting in reduced collections. See "Description of the Securities--Pay Out Events" in this supplement and in the attached prospectus.

                             Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Direct Merchants Bank makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the Trust portfolio. Subject to certain conditions described under "Description of the Securities--Representations and Warranties" in the attached prospectus, Metris Receivables, Inc. must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Metris Receivables, Inc. has to correct the violation, is that Metris Receivables, Inc. must accept reassignment of the receivables affected by the violation, subject to certain conditions described under "Description of the Securities--Representations and Warranties" in the attached prospectus.
                             See also "Certain Legal Aspects of the
                             Receivables--Consumer Protection Laws" in the attached prospectus.

                             If a cardholder sought protection under
                             federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Description of the Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this supplement and in the attached prospectus.

                             Slower Generation of Receivables Could Reduce Collections

                             The receivables transferred to Metris Master
                             Trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the Trust could result in reduced collections on those receivables. See "Maturity Considerations" in this supplement.

Limited History of Direct
Merchants Bank, the Trust
and the Trust Portfolio      Direct Merchants Bank's predecessor began
                             originating and servicing credit card accounts in March 1995. Direct Merchants Bank and its predecessor have had limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the Accounts. See "Direct Merchants Bank's
                             Credit Card Portfolio" in this supplement and "Direct Merchants Bank's Credit Card
                             Activities" in the attached prospectus.

                             The Trust's and Metris Receivables, Inc. were formed in May 1995 and have no substantial assets other than their interests in the receivables and the proceeds from the receivables.

                             The Trust assets consist primarily of
                             receivables generated from accounts originated since March 1995. As of September 30, 1998 approximately % of the accounts in the Trust Portfolio had been originated within the last 12 months and approximately % of the accounts in the Trust portfolio had been originated within the last 24 months. As a result, the current portfolio history may not be indicative of the portfolio performance as the Receivables and accounts mature. See the "Composition by Account Age--Trust Portfolio" table in "The Receivables" in this supplement.

Allocations of Charged-Off
Receivables Could Reduce
Payments to Securityholders  Metris Receivables, Inc. anticipates that it will write off as uncollectible some portion of the receivables arising in accounts in the Trust portfolio. Each class of Series 1999-__ will be allocated a portion of those charged-off receivables. See "Description of the Securities--Allocation Percentages" and "Direct Merchants Bank's Credit Card Portfolio--Delinquency and Loss Experience" in this supplement. If the amount of charged-off receivables allocated to any class of securities exceeds the amount of other funds available for reimbursement of those charge-offs (which could occur if the limited amount of credit enhancement for those securities is reduced to zero) the holders of those securities may not receive the full amount of principal and interest due to them. See "Description of the Securities-Redirected Cash Flows," "-Application of Collections" and "-Defaulted Receivables; Dilution" and "-Investor Charge-Offs" in this supplement.

Limited Ability to
Resell Securities            The underwriters may assist in resales of the
                             Class A and Class B securities but they are not required to do so. A secondary market for any such securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Certain Liens Could
Be Given Priority
Over Your Securities         Direct Merchants Bank accounts for the
                             transfer of the receivables to Metris
                             Companies Inc. as a sale. Metris Companies
                             Inc. accounts for the transfer of the
                             receivables to Metris Receivables, Inc. as a sale. Metris Receivables, Inc. accounts for the transfer of the receivables to the Trust as a sale. However, a court could conclude that the Trust holds only a security interest.
                             Direct Merchants Bank, Metris Companies Inc.
                             and Metris Receivables, Inc. will take steps to give the trustee a "first priority perfected security interest" in the receivables in the event a court concludes
                             Metris Receivables, Inc. or Metris Companies
                             Inc. or Direct Merchants Bank still owns the receivables. If Direct Merchants Bank became insolvent and the Federal Deposit Insurance
                             Corporation were appointed conservator or receiver of Direct Merchants Bank, the FDIC's administrative expenses might be paid from the receivables before the Trust received any payments on the receivables. If a court concludes that the transfer to the Trust is only a grant of a security interest in the receivables certain liens on Direct Merchants
                             Bank, Metris Companies Inc. or Metris
                             Receivables, Inc.'s property arising before new receivables come into existence may get paid before the Trust's interest in those receivables. Those liens include a tax or government lien or other liens permitted under the law without the consent of Direct
                             Merchants Bank, Metris Companies Inc. or
                             Metris Receivables, Inc. See "Certain Legal
                             Aspects of the Receivables--Transfer of
                             Receivables" and "Description of the
                             Securities-- Representations and Warranties" in the attached prospectus.

Insolvency or Bankruptcy
of Metris Receivables, Inc.
Could Result in Accelerated,
Delayed or Reduced Payments
to Securityholders           Under the Federal Deposit Insurance Act, as
                             amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the
                             Trust's security interest in the receivables arising under the accounts in the trust portfolio should be respected by the FDIC where--

                             o        Direct Merchants Bank's transfer of
                                      the receivables to Metris Companies
                                      Inc. is the grant of a valid security
                                      interest in the receivables to Metris
                                      Companies Inc., Metris Companies
                                      Inc.'s transfer of the receivables to
                                      Metris Receivables, Inc. is the grant
                                      of a valid security interest in the
                                      receivables to Metris Receivables,
                                      Inc. and Metris Receivables, Inc.'s
                                      transfer of the receivables to the
                                      Trust is the grant of a valid
                                      security interest in the receivables
                                      to the Trust;

                             o        Direct Merchants Bank becomes
                                      insolvent and the FDIC is appointed
                                      conservator or receiver of Direct
                                      Merchants Bank;

                             o the security interest (a) is validly perfected before Direct Merchants Bank's insolvency and (b) was not taken in contemplation of Direct Merchants Bank's insolvency or with the intent to hinder, delay or defraud Direct Merchants Bank or its creditors; and

                             o        purchase agreements between Direct
                                      Merchants Bank and Metris Companies
                                      Inc., and Metris Companies Inc. and
                                      Metris Receivables, Inc., and the
                                      pooling and servicing agreement
                                      establishing the Trust under the
                                      Federal Deposit Insurance Act are
                                      each continuously an official record
                                      of Direct Merchants Bank and
                                      represents a bona fide and arm's
                                      length transaction undertaken for
                                      adequate consideration in the
                                      ordinary course of business.

                             Under the Federal Deposit Insurance Act, the FDIC could--

                             o        require The Bank of New York
                                      (Delaware), as trustee for the Trust,
                                      to go through an administrative
                                      claims procedure to establish its
                                      right to payments collected on the
                                      receivables in the Trust;

                             o        request a stay of proceedings with
                                      respect to Direct Merchants Bank; or

                             o        repudiate the pooling and servicing
                                      agreement establishing the Trust and
                                      limit the Trust's resulting claim to
                                      "actual direct compensatory damages"
                                      measured as of the date of
                                      receivership. See "Certain Legal
                                      Aspects of the Receivables--Certain
                                      Matters Relating to Receivership" in
                                      the attached prospectus.

                             If the FDIC were to take any of those actions your payments of outstanding principal and interest could be delayed and possibly reduced.

                             If a conservator or receiver were appointed for Direct Merchants Bank, or in the event of a bankruptcy of Metris Companies Inc. or Metris Receivables, Inc., then a "pay out event" could occur for all outstanding series. Under the terms of the pooling and servicing agreement new principal receivables would not be transferred to the Trust and the trustee would sell the receivables (unless holders of more than 50% of the investor interest of each class of outstanding securities gave the trustee other instructions). The Trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full.

                             The conservator, receiver or trustee in
                             bankruptcy may nonetheless have the power, regardless of the terms of the pooling and servicing agreement, (a) to prevent the beginning of an early amortization period, (b) to prevent the early sale of the receivables and termination of the Trust or (c) to require new principal receivables to continue being transferred to the Trust. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

Negative Carry               Any amounts deposited in the Excess Funding
                             Account and the Principal Funding Account can be invested in investments earning a rate less than the yield from collections of finance charge receivables, resulting in a reduction of amounts available to make payments to securityholders.

Issuance of Additional
Series by the Trust
May Affect the Timing
of Payments                  Metris Master Trust, as a master trust, may
                             issue series of securities from time to time.
                             The Trust may issue additional series with terms that are different from your series without the prior review or consent of any securityholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                             However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Securities-- Exchanges" in the attached prospectus.

Individual Securityholders
Will Have Limited Control
of Trust Actions             Securityholders of any series or any class
                             within a series may need the consent or
                             approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after Direct Merchants
                             Bank, as servicer, defaults on its obligations under the pooling and servicing agreement, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of Metris Receivables, Inc.'s representations and warranties. The interests of the securityholders of any such series may not coincide with yours, making it more difficult for any particular securityholder to achieve the desired results from such vote.

Class B Bears Additional
Credit Risk                  Because Class B is subordinated to Class A,
                             principal payments to Class B will not begin until Class A is repaid. Additionally, if collections of finance charge receivables allocated to Series 1999-__ are insufficient to cover amounts due to Class A, the investor interest for Class B might be reduced. This would reduce the amount of the collections of finance charge receivables available to Class
                             B in future periods and could cause a possible delay or reduction in principal and interest payments on Class B. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to Class
                             A and any remaining net proceeds would be paid to Class B. See "Description of the
                             Securities-- Subordination of the Class B
                             Securities" in this supplement.


               Direct Merchants Bank's Credit Card Portfolio

        Capitalized items are defined in the attached prospectus or in this supplement. Definitions are indicated by boldface type. Both the attached prospectus and this supplement contain an index of terms listing the page numbers where definitions can be found.

General

        The receivables (the "Receivables") conveyed or to be conveyed to the Trust pursuant to a pooling and servicing agreement (as the same may be amended from time to time, the "Agreement"), among Metris Receivables, Inc. (the "Transferor"), Direct Merchants Bank, as Servicer of the Receivables, and The Bank of New York (Delaware), as trustee (the "Trustee"), as supplemented by the supplement relating to the Securities (the "Series 1999-__ Supplement") (the term "Pooling and Servicing Agreement," unless the context requires otherwise, refers to the Pooling and Servicing Agreement as supplemented by the Series 1999-__ Supplement) have been or will be generated from transactions made by holders of co-branded and other MasterCard and VISA credit card accounts (the "Accounts") and, subject to certain conditions, may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. Each Class A [Floating Rate Asset Backed] Security, Series 1999-_ (collectively, the "Class A Securities") and each Class B [Asset Backed] Security, Series 1999- (collectively, the "Class B Securities" and, together with the Class A Securities, the "Securities" or the "Series 1999-_ Securities") will represent the right to receive certain payments from the Metris Master Trust, created pursuant to the Pooling and Servicing Agreement. As used in this prospectus supplement, the term "Securityholders" refers to holders of the Securities, the term "Class A Securityholders" refers to holders of the Class A Securities and the term "Class B Securityholders" refers to holders of the Class B Securities, and "Transferor" means Metris Receivables, Inc. As of ___________, ____, Direct Merchants Bank had approximately ___ million credit card accounts and approximately ___ billion in managed loans; Fingerhut Customers represented approximately ___% of the accounts and approximately ___% of the managed loans.

Growing Credit Card Portfolio by Portfolio Acquisitions

        In the first quarter of 1997, Direct Merchants Bank acquired a credit card portfolio from a California based credit union which, as of August 31, 1997, had approximately 18,500 accounts with balances of approximately $36 million. In September 1997, Direct Merchants Bank acquired an approximately $317 million credit card portfolio consisting of approximately 260,000 accounts from Key Bank USA, National Association, of which approximately 197,000 accounts are active accounts. Such accounts have been designated as Supplemental Accounts the Receivables of which have been transferred to the Trust.

        In October 1997, Direct Merchants Bank acquired an approximately $405 million credit card portfolio consisting of approximately 460,000 accounts from Mercantile Bank National Association, of which approximately 240,000 accounts are active accounts. In June 1998, Direct Merchants Bank acquired an approximately $100 million credit card portfolio consisting of approximately 42,000 accounts from Huntington National Bank. On December 9, 1998, Direct Merchants Bank acquired a portion of the consumer credit card portfolio of PNC National Bank ("PNC"). The acquired PNC credit card portfolio had approximately 400,000 accounts and approximately $800 million in receivables, as of December 9, 1998. None of these accounts has been designated as an Account and while the Transferor does not in the near future intend to add such accounts as Accounts designated to have their Receivables transferred to the Trust, such a determination may be made in the future. Such accounts were originated using criteria different from those which were applied in originating the Accounts designated on the Initial Closing Date or to previously-designated Supplemental Accounts because such accounts were originated at different dates, under different underwriting criteria and by a different institution. Consequently, there can be no assurance that Supplemental Accounts designated in the future from such accounts, if any, will be of the same credit quality as previously designated Accounts.

Assessment of Fees and Finance and other Charges

         A billing statement is sent to cardholders at the end of each monthly billing cycle in which the account has an outstanding balance greater than $1.00. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. With minor exceptions, the minimum payment due each month of each account is equal to the greater of a minimum dollar amount or a minimum percentage of the outstanding balance shown on the statement, plus the greater of any amount past due on any amount over the cardholder's credit line. The Bank may assess a late payment fee, generally ranging from $__ to $__ for most accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement. The Bank may assess a fee on each cash advance equal to the greater of [ ]% of the amount of such cash advance and $[ ]. The Bank may assess a returned check fee, generally ranging from $__ to $__ for each payment check submitted by a cardholder which is not honored by the cardholder's bank, and an overlimit fee, generally ranging from $__ to $__, if at any time during the billing cycle purchases or cash advances cause the total amount owed on the account to exceed the cardholder's credit line by at least $30. Direct Merchants Bank also generally assesses an annual fee on its accounts. Unless otherwise arranged between the Bank and the cardholder, any cash advance fee, late payment fee, returned check fee, overlimit fee, annual fee or other administrative fee is added to the account and treated as a purchase.

        Periodic finance charges ("Periodic Finance Charges") are not assessed in most circumstances if the entire balance on the account is paid by the due date, which is 25 days from the previous cycle billing date (the "Payment Date"). Periodic Finance Charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in such monthly billing cycle. Such unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received prior to the Payment Date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. These cash advance finance charges are applied to the average daily balance. Periodic Finance Charges are applied to the average daily balance.

        Payments by cardholders on the accounts are processed and applied first to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank.

Delinquency and Loss Experience

        The Bank considers an account delinquent if the minimum payment due thereunder is not received by the Bank on or before the Payment Date.

        Efforts to collect delinquent credit card receivables are made internally primarily through the collection facilities of the Bank. For a description of the Bank's collection practices and policies, see "Direct Merchants Bank's Credit Card Activities--Collection of
Delinquent Accounts" in the attached prospectus.

        The Bank's policy is to charge off an account at the end of the month during which the account becomes contractually one hundred eighty
(180) days past due. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such account upon the earlier of (a) receipt of such notice and (b) the time period set forth in the previous sentence.

        The following tables set forth the delinquency and loss experience as of the dates and for each of the periods shown for the Direct Merchants Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth in the following table because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below and many of the Accounts have been originated in the last twelve months. In particular, reported loss and delinquency percentages for the portfolio may be reduced as a result of the addition of newly originated receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for such portfolio which, for the Direct Merchants Bank Portfolio, is the denominator used to calculate the percentages set forth below. Whereas all newly originated and newly acquired accounts become part of the Direct Merchants Bank Portfolio when originated or acquired, newly originated or acquired accounts do not automatically become part of the Trust Portfolio but may be added from time to time at the option of Metris Receivables, Inc.


                  Delinquency Experience for the Direct Merchants Bank Portfolio
                                      (Dollars in Thousands)

                           As of _____,    As of December 31,     As of December 31,      As of December 31,
                             1999               1998                   1997                    1996
                  ----------------------  ----------------------  ----------------------  -----------------------
                              Percentage              Percentage               Percentage              Percentage
                               of Total               of Total                  of Total                 of Total
                  Receivables Receivables Receivables Receivables  Receivables Receivables Receivables Receivables
                  ----------- ----------- ----------  -----------  ----------- ----------- ----------- -----------
Receivables
Outstanding (1)   $              100.00%  $             100.00%     $             100.00%  $              100.00%
Receivables
Delinquent:                            %                      %     $                   %  $                    %
 30-59 Days
 60-89 Days
 90 or More Days   ----------- ----------- ---------- -----------  ----------- ----------- ----------- -----------
  Total                                %                      %                         %                       %
                   =========== =========== ========== ===========  =========== =========== =========== ===========

----------------------

(1) Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.


                   Loss Experience for the Direct Merchants Bank Portfolio(1)
                                     (Dollars in Thousands)

                                           ___ Months Ended         Year Ended December 31,
                                                               ----------------------------------
                                              _____, 1999          1998        1997        1996
                                          -----------------    ----------   ---------   ---------
Average Receivables Outstanding(1)
Total Gross Charge-Offs(2)
Total Gross Charge-Offs as a Percentage
of Average Receivables Outstanding
 (Annualized)

----------------------

(1) Average Receivables Outstanding is calculated by determining the daily average of outstanding account balances for each month and then dividing the sum of such daily averages for such months by the number of months in such period.
(2) Gross Charge-Offs are total principal charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

Recoveries

        Pursuant to the terms of the Pooling and Servicing Agreement, the Bank will be required to transfer to the Trust all of the recoveries on charged-off accounts in the Bank Portfolio ("Recoveries"). In the event of any sale or other disposition of Receivables in Defaulted Accounts as provided in the Pooling and Servicing Agreement, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as Collections of Finance Charge Receivables. See "-Delinquency and Loss Experience" and "Direct Merchants Bank's Credit Card Activities--Collection of Delinquent Accounts" in the attached prospectus.


                              The Receivables

General

        The Receivables conveyed to the Trust arise in Accounts selected by Metris Receivables, Inc. from the Direct Merchants Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement as applied on or about May 30, 1995 (the "Direct Merchants Initial Closing Date") and, with respect to Supplemental Accounts, as of the related dates of their designations (the "Trust Portfolio"). On the Initial Closing Date, the Transferor transferred and assigned to the Trust all of its right, title, and interest in and to the Receivables outstanding as of the Initial Closing Date, all of the Receivables thereafter created and the proceeds of all of the foregoing. Prior to such transfer and assignment and pursuant to the Purchase Agreement, FCI (as predecessor to Metris under the Purchase Agreement) contributed and sold to the Transferor all its right, title and interest in and to the Receivables existing as of the Initial Closing Date, all the Receivables thereafter created and all FCI's interest in the Bank Purchase Agreement with respect to the Receivables. Prior to such sale and contribution and pursuant to the Bank Purchase Agreement, Direct Merchants Bank sold to FCI (as predecessor to Metris under the Bank Purchase Agreement) all its right, title and interest in and to the Receivables existing as of the date of such agreement and all the Receivables arising from time to time thereafter. In connection with the realignment of FCI's subsidiaries in September 1996, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the Bank Purchase Agreement and the Purchase Agreement.

        Pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Supplemental Accounts or Automatic Additional Accounts and to transfer to the Trust all Receivables of such Supplemental Accounts or Automatic Additional Accounts, whether such Receivables are then existing or thereafter created. See "Description of the Securities - Addition of Trust Assets" in the attached prospectus. The Transferor has periodically designated Supplemental Accounts to be included as Accounts and intends, although no assurance can be given, to continue to designate additional Supplemental Accounts to be included as Accounts. In addition, prior to the Restart Date, if (i) on the tenth business day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest or (ii) on any Record Date, the aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, the Transferor is required to designate Supplemental Accounts to be included as accounts in a sufficient amount such that the aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth business day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivable in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of "Eligible Receivables." "Minimum Transferor Interest" for any period means the product of (a) the sum of (1) the aggregate Principal Receivables and (2) the amounts on deposit in the Excess Funding Account and (b) the highest Minimum Transferor Percentage for any Series. "Minimum Transferor Percentage" means, for Series 1999 - and each previously issued Series, 0%; provided, however, that in certain circumstances each such percentage may be increased. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding. Further, pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. will have the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all Receivables in such Accounts (the "Removed Accounts") to Metris Receivables, Inc., whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by Metris Receivables, Inc. on the Initial Closing Date plus any Supplemental Accounts and Automatic Additional Accounts minus any Removed Accounts. As of the Initial Closing Date and, with respect to Receivables in Supplemental Accounts and Automatic Additional Accounts, as of the related date of their initial conveyance to the Trust, and on the date any new Receivables are created, Metris Receivables, Inc. will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Securities--Representations and Warranties" and "-Addition of Trust Assets" in the attached prospectus.

        The Receivables in the Trust Portfolio, as of the beginning of the day on __________, 1999, included approximately $_____ billion of Principal Receivables and approximately $____ billion of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $_______ and an average credit limit of $_______. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was approximately ___%. The average age of the Accounts was approximately __ months. As of the beginning of the day on _______ __, 1999, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 states and the District of Columbia.

        The following tables summarize the Trust Portfolio by various criteria as of the close of business on _______, 1999. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

        The following tables summarize the Receivables which have been conveyed to the Trust Portfolio by various criteria as of the close of business on , 199 . Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The Transferor will add to the Trust, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts and Supplemental Accounts in addition to those reflected in the tables below.

                        Composition by Credit Limit
                              Trust Portfolio


                                                       Percentage                       Percentage
                                                        of Total                         of Total
                                            Number of   Number of      Receivables     Receivables
Credit Limit Range                           Accounts   Accounts       Outstanding     Outstanding
------------------                          ---------  ----------      -----------     ------------

$0.00-$500.00..............................
$500.01-$1,000.00..........................
$1,000.01-$1,500.00........................
$1,500.01-$3,000.00........................
$3,000.01-$5,000.00........................
$5,000.01-$10,000.00.......................
$10,000.01 & Greater.......................  --------  ----------      -----------     -----------


        Total..............................               100.0%                            100.0%
                                                       ==========                       =========




                              Composition by Period of Delinquency
                                         Trust Portfolio


                                                        Percentage                      Percentage
                                                         of Total                        of Total
Period of Delinquency                       Number of   Number of      Receivables     Receivables
(Days Contractually Delinquent)              Accounts    Accounts      Outstanding     Outstanding
-------------------------------             ---------   ----------     -----------     -----------
Current ...................................
1-29 Days..................................
30-59 Days.................................
60-89 Days.................................
90-119 Days................................
120-149 Days...............................
150 Days or More........................... ---------   ----------     -----------     -----------


           Total..........................                  100.0%                           100.0%
                                                        ==========                     ============


                                 Composition by Account Balance
                                         Trust Portfolio


                                                     Percentage                         Percentage
                                                      of Total                           of Total
                                          Number of   Number of       Receivables      Receivables
Account Balance Range                      Accounts   Accounts        Outstanding      Outstanding
-------------------------------           ---------   ----------      -----------      -----------
Credit Balance...........................
No Balance...............................
$0.01-$500.00............................
$500.01-$1,000.00........................
$1,000.01-$1,500.00......................
$1,500.01-$3,000.00......................
$3,000.01-$5,000.00......................
$5,000.01 & Greater......................  ---------   ----------      -----------      -----------


          Total..........................                 100.0%                              100.0%
                                                       =========                        ============


                                   Composition by Account Age
                                         Trust Portfolio


                                                     Percentage                         Percentage
                                                      of Total                           of Total
                                          Number of   Number of       Receivables      Receivables
Account                                    Accounts   Accounts        Outstanding      Outstanding
-------                                   ---------   ----------      -----------      -----------

Not more than 6 Months..................
Over 6 Months to 12 Months..............
Over 12 Months to 24 Months.............
Over 24 Months..........................  ---------   ----------      -----------      -----------


          Total.........................                 100.0%                            100.0%
                                                      =========                        ===========


                             Composition by Geographic Distribution
                                         Trust Portfolio

                                                       Percentage                       Percentage
                                                        of Total                         of Total
                                            Number of  Number of       Receivables     Receivables
Location                                     Accounts   Accounts       Outstanding     Outstanding
--------                                    ---------  ---------       -----------     ------------

Alabama ...................................
Alaska.....................................
Arizona ...................................
Arkansas...................................
California.................................
Colorado...................................
Connecticut................................
District of Columbia.......................
Delaware...................................
Florida ...................................
Georgia ...................................
Hawaii.....................................
Idaho......................................
Illinois...................................
Indiana ...................................
Iowa.......................................
Kansas.....................................
Kentucky...................................
Louisiana..................................
Maine......................................
Maryland...................................
Massachusetts..............................
Michigan...................................
Minnesota..................................
Mississippi................................
Missouri...................................
Montana....................................
Nebraska...................................
Nevada.....................................
New Hampshire..............................
New Jersey.................................
New Mexico.................................
New York...................................
North Carolina.............................
North Dakota...............................
Ohio.......................................
Oklahoma...................................
Oregon.....................................
Pennsylvania...............................
Rhode Island...............................
South Carolina.............................
South Dakota...............................
Tennessee..................................
Texas......................................
Utah.......................................
Vermont ...................................
Virginia...................................
Washington.................................
West Virginia..............................
Wisconsin..................................
Wyoming....................................
Other...................................... ---------  ---------       -----------     ------------


          Total............................               100.0%                            100.0%
                                                       =========                       ============


                                     Maturity Considerations

        The Pooling and Servicing Agreement provides that Class A Securityholders will not receive payments of principal until the _______ Distribution Date (the "Expected Final Payment Date"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. The Pooling and Servicing Agreement also provides that Class B Securityholders will not receive payments of principal until the earlier of (a) the _______ Distribution Date, (b) in the event of a Pay Out Event which results in the commencement of the Early Amortization Period, the Distribution Date following the Distribution Date on which the Class A Invested Amount is paid in full or (c) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement. The Class B Securityholders will not begin to receive payments of principal until the final principal payment on the Class A Securities has been made.

Accumulation Period

        The accumulation period (the "Accumulation Period") with respect to the Securities is scheduled to begin at the close of business of the last day of the _________ Monthly Period. Subject to the conditions set forth herein under "--Postponement of Accumulation Period," the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on the last day of the ______ Monthly Period.

        Each Monthly Period during the Accumulation Period prior to the payment of the Class A Invested Amount in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collection for such Monthly Period, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Invested Amount. After the Class A Invested Amount has been paid in full, or following the Distribution Date upon which the amount on deposit in the Principal Funding is first equal to the Class A Invested Amount, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Securityholders on each Distribution Date beginning, during the Accumulation Period, on the Expected Final Payment Date, until the earlier of the date the Class B Invested Amount has been paid in full and the Termination Date. After the Class A Invested Amount and the Class B Invested Amount have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the [credit enhancement] on each [Distribution Date] until the earlier of the date the [credit enhancement] has been paid in full and the Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Invested Amount on the Expected Final Payment Date. If the amount on deposit in the Principal Funding Account is insufficient to pay the Class A Invested Amount in full on the Expected Final Payment Date, a Pay Out Event will occur and the Early Amortization Period will commence as described below, and the Class A Securityholders will receive distributions of Class A Principal and Class A Monthly Interest on each Distribution Date thereafter until the Class A Invested Amount is paid in full. After the payment of the Class A Invested Amount in full, Available Investor Principal Collections are expected to be available to pay the Class B Invested Amount on the Expected Final Payment Date. Although it is anticipated that during each Monthly Period in the Accumulation Period prior to the Expected Final Payment Date funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount and that scheduled principal will be available for distribution to the Class A Securityholders on the Expected Final Payment Date, no assurance can be given in that regard. Unless a Pay Out Event has occurred, the Accumulation Period will end on the earliest to occur of (a) the commencement of the Early Amortization Period, (b) payment of the Invested Amount in full and (c) the Termination Date. If the Principal Collections for any Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of Securities--Application of Collections - Payment of Principal" in this supplement.

        Other Series offered by the Trust may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period, and such periods may have different lengths and begin on different dates than the Accumulation Period or Early Amortization Period described herein. Thus, certain Series may be in their revolving periods while others are in periods during which Principal Collections are distributed to or accumulated for such other Series. In addition, other Series may allocate Principal Collections based upon different investor percentages. See "Description of the Securities--Exchanges" in the attached prospectus for a discussion of the potential terms of other Series. See "Annex I: Previously Issued Series" at the end of this Supplement for a description of the terms of the Previously Issued Series.

Early Amortization Period

        If a Pay Out Event occurs, the Early Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be paid to the Class A Securityholders on the Distribution Date in the month following the commencement of the Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A Securityholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Securities have been paid in full and the Series 1999- __ Termination Date. After the Class A Securities have been paid in full and if the Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Securities on each Distribution Date until the Class B Securities have been paid in full.

Pay Out Events

        A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Securityholders or to observe or perform in any material respect certain other covenants within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties, or covenants of the Transferor which remain uncured after the grace periods specified in the Pooling and Servicing Agreement, (c) certain bankruptcy or insolvency events relating to Metris, the Transferor or Direct Merchants Bank, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Securityholders, (e) (w) the Transferor Interest being less than the Minimum Transferor Interest, (x) (i) the Series 1999- Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account being less than (ii) the sum of the aggregate outstanding principal amounts of the Class A Securities and the Class B Securities, (y) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account and the Principal Funding Account being less than the Minimum Aggregate Principal Receivables, (z) the Retained Percentage being equal to or less than 2 percent, in each case as of any Determination Date, (f) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act or
(g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average of the Base Rates for such three consecutive Monthly Periods. See "Description of the Securities--Pay Out Events" in this Supplement and in the attached prospectus. In the event of an early payment of principal on the Securities, Securityholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds.

        The "Base Rate" means, with respect to any Monthly Period, (i) the weighted average of the Class A Interest Rate and the Class B Interest Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount and the Class B Invested
Amount as of the last day of such Monthly Period) plus (ii) the product of 2 percent per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period. The term "Adjusted Invested Amount" means, as of any business day, the Invested Amount minus the sum of the amount then on deposit in the Principal Account, the amount then on deposit in the Principal Funding Account and the Series 1999-__ Percentage of the amount then on deposit in the Excess Funding Account. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the aggregate amount of Available Series Finance Charge Collections for such Monthly Period (not including the amounts on deposit in the Accumulation Period Reserve Account and Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any) plus the Principal Funding Investment Proceeds and amounts withdrawn from the Accumulation Period Reserve Account with respect to such Monthly Period calculated on a cash basis after subtracting the Series Default Amount and the Series 1999- Percentage of any Adjustment Payments which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement for such Monthly Period, and the denominator of which is the average daily Invested Amount during the preceding Monthly Period; provided, however, that Excess Finance Charge Collections applied for the benefit of the Securityholders may be added to the numerator if the Rating Agency Condition is satisfied. See "Description of the Securities--Pay Out Events."

Payment Rates

        The following table sets forth the highest and lowest cardholder monthly payment rates for the Direct Merchants Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts (total payments).


           Cardholder Monthly Payment Rates for the Direct Merchants Bank Portfolio(1)


                                   ___ Months Ended             Year Ended December 31,
                                 ---------------------   -------------------------------------
                                    _________, 1999        1998           1997         1996
                                 ---------------------   ---------    ------------   ---------
Highest Month
Lowest Month
Monthly Average (2)

(1) The amounts and percentages presented for the Direct Merchants Bank Portfolio do not include the Mercantile Bank National Association or Huntington BancShares acquired accounts or Direct Merchants Bank's minor secured card portfolio. The above amounts and percentages include the Key Bank USA, National Association acquired accounts.
(2) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month for the period indicated.

         The Bank generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by a minimum percentage of the outstanding balance. If the amount so calculated is less than a minimum dollar amount, it is increased to such minimum dollar amount. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

        There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders, the Credit Card Originator's monthly minimum payment requirements and acts of God. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Securities could be significantly reduced or increased.

        Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Early Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Securities and the Class B Securities to the Expected Final Payment Dates will equal the expected number of months. As described under "Description of the Securities-Postponement of Accumulation Period" herein, the Servicer may shorten the Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Expected Final Payment Dates , especially if a pay out event were to occur with respect to one or more other Series thereby limiting the amount of Shared Principal Collections allocable to the Class A Securities. See "Maturity Considerations" and "Risk Factors" in this supplement and "Maturity Considerations" in the attached prospectus herein.


                      Receivable Yield Considerations

        The gross revenues from finance charges and fees billed to accounts in the Direct Merchants Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1998 and for the _____-month period ended ________, 1999, are set forth in the following table. The historical yield figures in the following tables are calculated and reported on a billed basis. The Portfolio Yield on Receivables included in the Trust are calculated and reported on a cash basis. Portfolio Yields calculated on a billed basis may differ from Portfolio Yields calculated on a cash basis due to (a) a lag between when finance charges and fees are billed to cardholder accounts and when such finance charges and fees are collected, (b) finance charges and fees that are not ultimately collected from the cardholder and (c) growth in the Direct Merchants Bank Portfolio. The Portfolio Yield calculated on both a billed and a cash basis will also be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the Accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the Receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations." Revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio represents only a portion of the Direct Merchants Bank Portfolio, actual yield with respect to the Receivables may be different from that set forth below. See "Direct Merchants Bank's Credit Card Portfolio" and "The Receivables" herein and "Direct Merchants Bank's Credit Card Activities" in the attached prospectus. Interchange fees are not included in the Trust assets and are not included in the yield numbers for the Direct Merchants Bank Portfolio in the following table.


                   Yield Experience for the Direct Merchants Bank Portfolio(1)
                                     (Dollars in Thousands)


                                                  Months Ended               Year Ended December 31,
                                               -------------------    ---------------------------------------
                                                   ____ , 1999           1998          1997          1996
                                               -------------------    -----------   ----------   ------------
Average Receivables Outstanding (2)
Total Finance Charges and Fees Billed (3)(4)
Average Revenue Yield
(Annualized)

----------------------------------

(1) The amounts and percentages presented for the Direct Merchants Bank Portfolio do not include the Mercantile Bank National Association or Huntington BancShares acquired accounts or Direct Merchants Bank's minor secured card portfolio. The above amounts and percentages include the Key Bank USA, National Association acquired accounts.
(2) Average Receivables Outstanding is calculated by determining the daily average of outstanding account balances for each month and then dividing the sum of such daily averages for such months by the number of months in such period.
(3) Total Finance Charges and Fees Billed include finance charges, cash advance fees, annual membership fees, late fees, and other charges. It does not include interchange fees.
(4) Total Finance Charges and Fees Billed are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.


                              Use of Proceeds

        Metris Receivables, Inc. will apply the net proceeds from the sale of the Securities, which is expected to be approximately $________, [(a) to repay a portion of the principal of the Series 1998-1 Variable Funding Securities, (b) to pay the purchase price of Receivables and (c) to make a deposit to the Interest Funding Account for the payment of the Class A Monthly Interest and Class B Monthly Interest on the first Distribution Date. Metris Receivables, Inc. will use such balance of the proceeds for its general corporate purposes.]


                       Description of the Securities

        The Class A Securities and the Class B Securities (the "Offered Securities") will be issued pursuant to the Pooling and Servicing Agreement, and the Series 1999-__ Supplement. Pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. and the Trustee may execute further Supplements in order to issue additional Series. The following summary of the Offered Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and the Series 1999-__ Supplement. See "Description of the Securities" in the attached prospectus for additional information concerning the Securities and the Pooling and Servicing Agreement.

General

        The Offered Securities will represent interests in certain assets of the Trust, including the right to the applicable allocation percentage of all obligor payments on the Receivables in the Trust. Each Class A Security represents the right to receive payments of interest at the Class A Interest Rate and payments of principal on the Expected Final Payment Date or, to the extent of the Class A Invested Amount, on each Distribution Date during the Early Amortization Period, funded from collections of Principal Receivables allocated to Series 1999-__. Each Class B Security represents the right to receive payments of interest at the Class B Interest Rate and payments of principal on the ______ Distribution Date, or, to the extent of the Class B Invested Amount, on each Distribution Date during the Early Amortization Period following payment in full of the Class A Invested Amount, funded from collections of Principal Receivables allocated to Series 1999- .

        The Transferor will own the Exchangeable Transferor Security and the Class B Securities. The Exchangeable Transferor Security represents an undivided interest in the Trust, including the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of securities then outstanding. See "Description of the Securities--Certain Matters Regarding the Transferor and the Servicer" in the attached prospectus. During the Revolving Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution" and "-Investor Charge-Offs" in this Supplement and "Description of the Securities-Defaulted Receivables; Dilution" and "-Investor Charge-Offs" in the attached prospectus. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the previously issued Series or another Series absorb such change. During the Accumulation Period, the Adjusted Invested Amount will decline as Principal Receivables are deposited into the Principal Funding Account for distribution to the Securityholders. During the Early Amortization Period, the Invested Amount will decline as Principal Receivables are distributed to the related Securityholders. As a result, unless and to the extent that the previously issued Series or another Series absorb such increase, the Transferor Interest will generally increase each month during the Accumulation Period or the Early Amortization Period to reflect the reductions in the Adjusted Invested Amount or the Invested Amount of the Securities and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "Description of the Securities--Exchanges" in the attached prospectus.

        In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class A Security also represents the right to receive payments from the Excess Funding Account, funds on deposit in the Principal Funding Account and the [Accumulation Period Reserve Account] and certain investment earnings thereon, Redirected Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class B Security also represents the right to receive payments from the Excess Funding Account, [Redirected [Credit Enhanced] Principal Collections] and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Securityholders in whose names the Securities were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

        Beneficial interests in the Class A Securities will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

        Application has been made to list the Securities on the Luxembourg Stock Exchange. The Trustee will maintain a paying agent in Luxembourg for so long as the Series 1999-__ Securities are outstanding. The name and address of the paying agent in Luxembourg are set forth at the end of this prospectus supplement.

        The Offered Securities initially will be represented by securities registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). Unless and until Definitive Securities are issued, all references herein to actions by Class A Securityholders or Class B Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Securityholders or Class B Securityholders shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Class A Securities for distribution to Security Owners in accordance with DTC procedures. Securityholders may hold their Securities through DTC in the United States ("US") or Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede & Co., as nominee for DTC, will hold the global Securities. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositories which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. See "Description of the Securities-General," "-- Book-Entry Registration" and "-- Definitive Securities" in the attached prospectus.

Status of the Securities

        Upon issuance, Series 1999- will rank pari passu with all other outstanding Series. Payments on the Class B Securities are subordinated to payments on the Class A Securities as described herein.

Previously Issued Series

        The Trust has previously issued Series bearing the various rates of interest and having the outstanding principal amounts set forth in "Annex
I: Other Series." [Concurrently with the issuance of the Securities, the Trust will issue the Series 1999-___ Asset Backed Securities bearing the rate of interest and having the outstanding principal amount set forth in "Annex I: Previously Issued Series.]".

Interest Payments

        Interest will accrue on the Class A Securities at the Class A Interest Rate from _______, 1999 (the "Closing Date"). Interest will be distributed to Class A Securityholders on _______, 1999 and on the __th day of each following month (or, if such __th day is not a business day, the next succeeding business day) (each, a "Distribution Date") in an amount equal to the product of (i) the actual number of days in the related Interest Accrual Period divided by 360, (ii) the Class A Interest Rate and
(iii) the applicable outstanding principal balance as of the preceding Record Date (or in the case of the first Distribution Date, an amount equal to the product of (a) the initial Class A Invested Amount, (b) ___divided by 360 and (c) the Class A Interest Rate, determined on _______, 1999). Interest payments on the Class A Securities on any Distribution Date will be funded from Available Series Finance Charge Collections with respect to the preceding Monthly Period (and with respect to the first Distribution Date, the amount of the initial deposit to the Interest Funding Account to be made on the Closing Date) and from certain other funds allocated as set forth in the Pooling and Servicing Agreement to the respective Classes of the Securities and deposited on each business day during such Monthly Period in the Interest Funding Account. The "Interest Accrual Period," with respect to any Distribution Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Accrual Period will be the period from and including the Closing Date through ______, 1999. Interest on the Securities will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

        "Available Series Finance Charge Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of Collections of Finance Charge Receivables and the amount of overdue Adjustment Payments or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of Collections of Finance Charge Receivables and the amount of overdue Adjustment Payments,
(b) investment earnings on amounts on deposit in the Collection Account (c) amounts on deposit in the Accumulation Period Reserve Account, if any, and
(d) with respect to the Closing Date, the amount of the initial deposit by the Transferor to the Interest Funding Account.

        The Class A Securities will bear interest at the rate equal to % per annum above LIBOR (the "Class A Interest Rate") determined as set forth below for the period from the Closing Date through , 1999 and each Interest Accrual Period thereafter. The Class B Securities will bear interest at the rate equal to % per annum above LIBOR (the "Class B Interest Rate") determined as set forth below for the period from the Closing Date through , 1999 and each Interest Accrual Period thereafter.

        The Trustee will determine LIBOR for the period from the Closing
Date through , 1999 on , 1999 and for each Interest Accrual Period thereafter on the second business day prior to the Distribution Date on which such Interest Accrual Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business.

        "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for one month (commencing on the first day of the relevant Interest Accrual Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period). The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in United States dollars to leading European banks for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period).

        "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

        The Class A Interest Rate and the Class B Interest Rate applicable to the then current and immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at its Corporate Trust Office at
(302) 451-2500. The Trustee will cause the Class A Interest Rate and the Class B Interest Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Accrual Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Accrual Period. Such information will also be included in a statement to the Securityholders of record prepared by the Servicer. See "Description of the Securities--Reports to Securityholders" in the attached prospectus.

Principal Payments

        On each Distribution Date relating to the period which begins on the Closing Date and ends at the commencement of the Accumulation Period or, if earlier, the Early Amortization Period (the "Revolving Period"), Collections of Principal Receivables allocable to the Invested Amount will, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections.

        On each Distribution Date during the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Invested Amount prior to any such deposit. Amounts in the Principal Funding Account up to the Class A Invested Amount will be paid to the Class A Securityholders on the Expected Final Payment Date. After payment in full of the Class A Invested Amount, amounts remaining in the Principal Funding Account will be paid to the Class B Securityholders on the Expected Final Payment Date. After payment in full of the Class A Invested Amount and the Class B Invested Amount, amounts remaining in the Principal Funding Account will be paid to the [credit enhancement provider] on the Expected Final Payment Date. During the Accumulation Period, the portion of Available Investor Principal Collections not required to be deposited in the Principal Funding Account will generally be treated as Shared Principal Collections.

        "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (i) an amount equal to the Fixed/Floating Percentage of all Principal Collections (less the amount of Redirected Principal Collections) received during such Monthly Period,
(ii) any amount on deposit in the Excess Funding Account allocated to the Securities with respect to such Monthly Period, (iii) the aggregate Series Default Amount and the percentage of unpaid Adjustment Payments paid from Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections with respect to such Monthly Period allocated to Series 1999-_ and any reimbursements from Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs and reductions of the Class B Invested Amount and (iv) Shared Principal Collections allocated to the Securities.

        On each Distribution Date during the Early Amortization Period, the Class A Securityholders will be entitled to receive Available Investor Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Securities are paid in full and the Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Securityholders of each Class of Securities, sequentially, in alphabetical order, on the Distribution Date following the Monthly Period in which the Early Amortization Period commences. After payment in full of the Class A Invested Amount, the Class B Securityholders will be entitled to receive Available Investor Principal Collections on each Distribution Date during the Early Amortization Period until the earlier of the date the Class B Invested Amount is paid in full and the Termination Date. After payment in full of the Class B Invested Amount, the [Credit Enhancement provider] will be entitled to receive Available Investor Principal Collections on each Distribution Date until the earlier of the date the [credit enhancement] Invested Amount is paid in full and the Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Early Amortization Period.

        In the event of a sale of the Receivables and an early termination of the Trust due to a Trigger Event, the breach of certain representations and warranties, an optional repurchase of the Receivables by the Transferor, a repurchase of the Receivables in connection with a Servicer Default or a sale of the Receivables in connection with the Termination Date (each as described under "--Pay Out Events" and "Final Payment of Principal; Termination" below and "Description of the Securities-Pay Out Events," "--Servicer Default," and "--Final Payment of Principal; Termination in the attached Prospectus"), distributions of principal will be made to the Securityholders upon surrender of their Securities. The proceeds of any such sale or repurchase of Receivables will be allocated first to pay amounts due with respect to the Class A Securities, then to pay amounts due with respect to the Class B Certificates, then to pay amounts due with respect to the [credit enhancement] as described herein.

Postponement of Accumulation Period

        Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the securityholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to securityholders of Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be determined to be less than one month. If the Accumulation Period is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement date of the Accumulation Period, it is probable that Securityholders would receive some of their principal later than if the Accumulation Period had not been so postponed.

Subordination of the Class B Securities

        The Class B Securities will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Securityholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Securityholders will be reduced.

        [The [credit enhancement] will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities and the Class B Securities. To the extent the [Credit Enhancement] Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the [credit enhancement] in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the [Credit Enhancement] Invested Amount is not reimbursed, the amount of principal distributable to the [credit enhancement] will be reduced.

        If, on any Determination Date, the aggregate Series Default Amount and the unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds (a) the aggregate amount of Available Series Finance Charge Collections applied to the payment thereof as described below in clauses [(iv) and (v)] of "--Application of Collections--Payment of Fees, Interest and Other Items," (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated thereto as described below in "--Redirected Cash Flows," and (c) the amount of Redirected Principal Collections allocated with respect thereto as described below in "--Redirected Principal Collections," the [Credit Enhancement] (following the reduction thereof in an amount equal to the amount of any Redirected Principal Collections to be applied on the related Distribution Date) will be reduced by the amount by which the sum of the aggregate Series Default Amount and the unpaid Adjustment Payments exceeds the amount applied with respect thereto during the preceding Monthly Period.

        In the event that any such reduction of the [credit enhancement] would cause the [credit enhancement] to be a negative number, the [credit enhancement] will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the [Credit Enhancement] Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Series Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections for such business day allocated and available for that purpose.

        If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Series Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections allocated and available for that purpose. See "--Redirected Cash Flows," "--Redirected Principal Collections" and "--Investor Charge-Offs below."

Allocation Percentages

        Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A Securityholders' Interest, the Class B Securityholders' Interest, [the credit enhancer's interest,] the interest of the holders of the previously issued Series, the interest of Metris Receivables, Inc. (the "Transferor Interest") and the holders of all other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all Finance Charge Collections and all Principal Collections and the amount of all Defaulted Receivables. Finance Charge Collections will be allocated prior to the commencement of an Early Amortization Period and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period to the Class A Securityholders' Interest, the Class B Securityholders' Interest and the [credit enhancer's] Interest, based on the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount or the [Credit Enhancement] Invested Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "Class A Floating Percentage," the "Class B Floating Percentage," and the "[Credit Enhancement] Floating Percentage," respectively; the sum of all such percentages, the "Floating Percentage"). During the Revolving Period, all Principal Collections allocable to the Securities will be allocated and paid to the Transferor (except for Collections applied as Redirected Principal Collections and Shared Principal Collections paid to the holders of securities of other Series, if any, and except for funds deposited in the Excess Funding Account). On any business day on or after an Amortization Period Commencement Date, Principal Collections will be allocated to the Securityholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount, the Class B Invested Amount or the [Credit Enhancement] Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "Class A Fixed/Floating Percentage," the "Class B Fixed/Floating Percentage" and the "[Credit Enhancement] Fixed/Floating Percentage," respectively; the sum of all such percentages the "Fixed/Floating Percentage"). Finance Charge Collections will be allocated on and after the date on which a Pay Out Event is deemed to occur to the Securityholders' Interest based on the Fixed/Floating Percentage. On and after the date on which a Defeasance occurs with respect to the Securities, each of the allocation percentages specified above with respect to the Securities will be zero. See "--Defeasance."

        The term "Transferor Percentage" means (a) when used with respect to (i) Principal Collections during the Revolving Period and (ii) Finance Charge Collections and the amount of Defaulted Receivables at all times, 100 percent minus the sum of the Floating Percentage and the floating percentages for all other Series and (b) when used with respect to Principal Collections during an Amortization Period, 100 percent minus the sum of the Fixed/Floating Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

        As used herein, the term "Amortization Period Commencement Date" means the earlier of the first day of the Accumulation Period and the date on which a Pay Out Event occurs or is deemed to have occurred.

        As used herein, the term "Class A Invested Amount" means an amount equal to (a) the Class A Initial Invested Amount minus (b) the aggregate amount of principal payments made to Class A Securityholders through and including such date, and minus (c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," and plus (d) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c) provided, however, that the Class A Invested Amount may not be reduced below zero.

        As used herein, the term "Class A Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current Class A Invested Amount, minus the sum of the amount then on deposit in the Principal Account and the Principal Funding Account Balance on such date.

        As used herein, the term "Class A Initial Invested Amount" means [$__________].

        As used herein, the term "Class B Invested Amount" for any date means an amount equal to (a) the Class B Initial Invested Amount minus (b) the aggregate amount of principal payments made to Class B Securityholders through and including such date, minus (c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Class B Principal Collections for which the [Credit Enhancement] has not been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected [Credit Enhancement] Principal Collections, and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c) and (d); provided, however, that the Class B Invested Amount may not be reduced below zero.

        As used herein, the term "Class B Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current Class B Invested Amount minus the excess, if any, of the sum of the amount then on deposit in the Principal Account and the Principal Funding Account Balance over the Class A Invested Amount on such date of determination.

        As used herein, the term "Class B Initial Invested Amount" means [$__________].

        As used herein, the term "[Credit Enhancement] Invested Amount" means an amount equal to (a) the initial principal balance of the [Credit Enhancement], minus (b) the aggregate amount of principal payments made to [the credit enhancement provider] through and including such date, minus
(c) the aggregate amount of [Credit Enhancement] Charge-Offs for all prior Distribution Dates, equal to the amount by which the [Credit Enhancement] Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates, and plus
(e) the aggregate amount of Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the [Credit Enhancement] Invested Amount may not be reduced below zero.

        As used herein, the term "Stated [Credit Enhancement] Invested Amount" means the greater of (a) zero and (b) a number rounded to the nearest dollar equal to ____ percent of the ABC Adjusted Invested Amount; provided, however, that in no event shall the Stated [Credit Enhancement] Invested Amount be less than $______ except that if the ABC Adjusted Invested Amount is equal to zero the "Stated [Credit Enhancement] Amount" will be zero; and provided further that during the Early Amortization Period the Stated [Credit Enhancement] Invested Amount shall be equal to the Stated [Credit Enhancement] Invested Amount immediately preceding the commencement of the Early Amortization Period.

        As used herein, "ABC Adjusted Invested Amount" means as of any business day the sum of the Class A Invested Amount, the Class B Invested Amount and the [Credit Enhancement] Invested Amount minus the amount then on deposit in the Principal Funding Account.

        As used herein, the term "[Credit Enhancement] Initial Invested Amount" means [$----------].

        As used herein, the term "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount and the [Credit Enhancement] Invested Amount.

        As used herein, the "Initial Invested Amount" means the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the [Credit Enhancement] Initial Invested Amount

        As used herein, "Class A Securityholders' Interest" means the interest in the assets of the Trust allocated to the Class A
Securityholders.

        As used herein, "Class B Securityholders' Interest" means the interest in the assets of the Trust allocated to the Class B
Securityholders.

        As used herein, "[Credit Enhancement] Securityholders' Interest" means the interest in the assets of the Trust allocated to the [Credit Enhancement] Securityholders.

        As used herein, "Securityholders Interest" means the interest in the assets of the Trust allocated to the Securityholders.

        As a result of the Floating Percentage, Finance Charge Collections and the portion of Defaulted Receivables allocated to the Securityholders will change each business day based on the relationship of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and [Credit Enhancement] Invested Amount to the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the preceding business day. The numerator of the allocation percentages of Collections of Principal Receivables allocable to the Class A Securityholders, the Class B Securityholders and the [credit enhancement provider], however, will remain fixed during an Amortization Period. Collections of Principal Receivables allocable to the Class B Securities are subject to possible redirection for the benefit of the Class A Securityholders; collections of Principal Receivables allocable to the [credit enhancement provider] are subject to possible redirection for the benefit of the Class A Securityholders and the Class B Securityholders. See "--Redirected Principal Collections" below.

Redirected Cash Flows

        On each business day, to the extent that any amounts are on deposit in the Excess Funding Account, the Servicer will determine the amount (the "Negative Carry Amount"), if any, equal to the excess of (x) the product of
(a) the Base Rate and (b) the product of (i) the sum of the amounts on deposit in the Excess Funding Account and (ii) the number of days elapsed since the previous business day divided by the actual number of days in such year over (y) the aggregate amount of all earnings since the previous business day available from the Cash Equivalents in which funds on deposit in the Excess Funding Account are invested. The Servicer will apply an amount equal to the lesser of (i) the percentage of the Collections of Finance Charge Receivables allocable to the Exchangeable Transferor Security ("Transferor Finance Charge Collections") on such business day and
(ii) the Negative Carry Amount for such business day.

        On each Distribution Date, the Servicer will determine the amount (the "Required Amount"), if any, by which the full amount to be paid pursuant to clauses (i) - (xi) in "--Application of Collections - Payment of Fees, Interest and Other Items" exceeds the portion of Available Series Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in such clauses.

        "Class A Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class A Floating Percentage of the Default Amount for such Monthly Period (to date), (iii) if Direct Merchants Bank, or an affiliate of Direct Merchants Bank, is no longer the Servicer, the Class A Floating Percentage of the Monthly Servicing Fee for the related Monthly Period, (iv) the Class A Percentage of the Series 1999-__ Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related Transfer Date and (v) the amount by which the Class A Invested Amount has been reduced on prior business days because of unreimbursed Class A Charge-Offs exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

        "Class B Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class B Monthly Interest and any overdue Class B Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class B Floating Percentage of the Default Amount for such Monthly Period (to date), (iii) if Direct Merchants Bank, or an affiliate of Direct Merchants Bank, is no longer the Servicer, the Class B Floating Percentage of the Monthly Servicing Fee for the related Monthly Period, (iv) the Class B Percentage of the Series 1999-__ Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related Transfer Date and (v) the unreimbursed amount by which the Class B Invested Amount has been reduced on prior business days because of unreimbursed Class B Charge-Offs and Redirected Class B Principal Collections exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

        To the extent of any Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Series 1999-_ Securities in an amount equal to the remaining Required Amount. Excess Finance Charge Collections from other Series allocable to the Series 1999-_ Securities for any business day will be equal to the product of (a) Excess Finance Charge Collections available from all other Series for such business day and (b) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Finance Charge Collections for all Series for such business day.

        "Excess Finance Charge Collections" means any Collections of Finance Charges Receivables allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

Redirected Principal Collections

        On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the [Credit Enhancement] Invested Amount, equal to the product of (a)(i) during the Revolving Period, the [Credit Enhancement] Floating Percentage or (ii) during an Amortization Period, the [Credit Enhancement] Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Redirected [Credit Enhancement] Principal Collections"):

               (a) an amount equal to the sum of (i) the Class A Required Amount with respect to such business day and (ii) the Class B Required Amount with respect to such business day will be applied first to the components of the Class A Required Amount and then to the components of the Class B Required Amount in the same priority as such components are applied from Available Series Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest and Other Items" below; and

               (b) any such collections not applied in the foregoing manner (and therefore not constituting Redirected [Credit Enhancement] Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor Principal Collections.

        On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class B Floating Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Redirected Class B Principal Collections" and the sum of Redirected [Credit Enhancement] Principal Collections and Redirected Class B Principal Collections is called "Redirected Principal Collections"):

               (a) an amount equal to the Class A Required Amount with respect to such business day, will be applied to the components of the Class A Required Amount, as described in "--Application of Collections--Payment of Fees, Interest and Other Items" below; and

               (b) during the Revolving Period, any such collections not constituting Redirected Principal Collections will be applied as Shared Principal Collections and during an Amortization Period such collections will be included in Available
        Investor Principal Collections.

        On each Distribution Date, the Class B Invested Amount will be reduced by the amount of unreimbursed Redirected Principal Collections for the related Monthly Period.

Application of Collections

        Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from either Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of securities then outstanding or (b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's.

        If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Securityholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or any Securityholder for any use by the Servicer of funds representing Collections on the Receivables.

        The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

               (i) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the Transferor to the extent such funds are not allocated to any series to cover a negative carry amount;

               (ii) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Security to the extent such funds are not allocated to any Series as set forth in the applicable Supplement;

               (iii) an amount equal to the sum of (a) prior to the occurrence of a Pay Out Event the Floating Percentage, and on and after the occurrence of a Pay Out Event the Fixed/Floating Percentage, of the sum of the aggregate amount of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (b) certain Transferor Finance Charge Collections allocable to the Securities and (c) Excess Finance Charge Collections of other Series allocable to such Series, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items;"

               (iv) during the Revolving Period, an amount equal to the Floating Percentage of Principal Collections (less the amount thereof which may be applied as Redirected Principal Collections) will be applied as Shared Principal Collections;

               (v) during an Amortization Period, an amount equal to the Fixed/Floating Percentage of Principal Collections (less the amount thereof applied as Redirected Principal Collections), any amount on deposit in the Excess Funding Account allocated to the holders of Series 1999-_ Securities, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class B Charge-Offs and [Credit Enhancement] Charge-Offs and any amount of Shared Principal Collections allocated to the Securities on such business day, up to (a) during the Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Invested Amount, will be deposited in the Principal Account;

               (vi) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any shortfalls with respect to principal payments with respect to any Series which is in its amortization period, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Securities. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Security; and

               (vii) Excess Finance Charge Collections will be allocated as set forth below in clause (xiii) of "--Payment of Fees, Interest and Other Items."

        Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the Excess Funding Account, and on an amortization period commencement date with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of securities of such Series have been paid in full. See "Description of the Securities--Excess Funding Account" in the attached prospectus.

        On each business day the Transferor, at its discretion, will direct that amounts on deposit in the Accumulation Period Reserve Account will be retained therein, applied as Available Series Finance Charge Collections or released to the Transferor.

        Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the sum of (a) prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period and (b) amounts on deposit in the Accumulation Period Reserve Account, if any, if and to the extent the Transferor designates that such amounts are to be so applied; provided, that with respect to the Closing Date the amount of the initial deposit by the Transferor to the Interest Funding Account will also constitute Available Series Finance Charge Collections) and will distribute such amount in the following priority:

               (i) an amount equal to the lesser of (A) the Available Series Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Securityholders;

               (ii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the excess of
        (a) the sum of (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Securityholders;

               (iii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer;

               (iv) an amount equal to the lesser of (A) the sum of any Available Series Finance Charge Collections remaining and, if such day is a Default Recognition Date, an amount equal to the aggregate Transferor Retained Finance Charge Collections for each prior business day during the related Monthly Period and (B) the sum of
        (1) the aggregate Series Default Amount for such business day and
        (2) the unpaid Series Default Amount for any prior business day during the then-current Monthly Period, will be (w) during the Revolving Period, treated as Shared Principal Collections and (x) during an Amortization Period, treated as Available Investor Principal Collections for the benefit of the Securities;

               (v) an amount equal to the Series 1999-_ Percentage of any Adjustment Payment which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during an Amortization Period, treated as Available Investor Principal Collections for the benefit of the Securities;

               (vi) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during an Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Securities;

               (vii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Securities at the Class B Interest Rate but has not been deposited in the Interest Funding Account will be deposited in the Interest Funding Account and (2) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to such interest amounts that were due but not deposited in the Interest Funding Account in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to Class B Securityholders;

               (viii) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the [Credit Enhancement] at the [Credit Enhancement] Interest Rate but has not been deposited in the Interest Funding Account will be deposited in the Interest Funding Account, and (2) any additional interest (to the extent permitted by applicable law) at the [Credit Enhancement] Interest Rate with respect to such interest amounts that were due but not deposited in the Interest Funding Account in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to [Credit Enhancement] Securityholders;

               (ix) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed Class B Charge-Offs, if any, will be applied to reimburse Class B Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during an Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Securities;

               (x) an amount equal to the lesser of (A) any Available Series Finance Charge Collections remaining and (B) unreimbursed [Credit Enhancement] Charge-Offs, if any, will be applied to reimburse [Credit Enhancement] Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and
        (x) during an Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Securities;

               (xi) on and after the Reserve Account Funding Date, but prior to the date on which the Accumulation Period Reserve Account terminates, an amount equal to the lesser of any Available Series Finance Charge Collections remaining and the excess, if any, of the Required Reserve Account Amount over the Available Reserve
        Account Amount will be deposited in the
        Accumulation Period Reserve Account;

               (xii) an amount equal to the lesser of any remaining Available Series Finance Charge Collections and the amount designated by the Transferor in writing in its instructions to the Trustee to be deposited in the Accumulation Period Reserve Account; and

               (xiii) any Available Series Finance Charge Collections remaining after making the above described distributions will be treated as Excess Finance Charge Collections which will be available to cover shortfalls, if any, in amounts payable from Finance Charge Collections to securityholders of other Series, then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any, and then on each business day other than the Default Recognition Date to be paid to the Transferor to be treated as "Transferor Retained Finance Charge Collections." On the Default Recognition Date, any remaining Excess Finance Charge Collections which are not so used will be paid to the Transferor.

        On each Transfer Date all investment income (net of investment losses and expenses) on funds on deposit in the Principal Funding Account and the Accumulation Period Reserve Account will be applied as if such amounts were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

        "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Class A Securities at the close of business on the first day of the related Interest Accrual Period or, with respect to any Distribution Date related to the Funding Period, the outstanding principal balance of the Class A Securities at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360 (or in the case of the initial Distribution Date, an amount equal to the product of (x) the Class A Initial Invested Amount, (y) _____ divided by 360 and (z) the Class A Interest Rate for the initial Interest Accrual Period).

        "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Interest Rate for the related Interest Accrual Period, (ii) the Class B Invested Amount at the close of business on the first day of the related Interest Accrual Period or, with respect to any Distribution Date related to the Funding Period, the outstanding principal balance of the Class B Securities at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360 (or in the case of the initial Distribution Date, an amount equal to the product of (x) the Class B Initial Invested Amount, (y) _____ divided by 360 and (z) the Class B Interest Rate for the initial Interest Accrual Period).

        "[Credit Enhancement] Monthly Interest" with respect to any Distribution Date will equal the product of (i) the [Credit Enhancement] Interest Rate for the related Interest Accrual Period, (ii) the [Credit Enhancement] Invested Amount at the close of business on the first day of the related Interest Accrual Period or, with respect to any Distribution Date related to the Funding Period, the outstanding principal balance of the [credit enhancement] at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360 (or in the case of the initial Distribution Date, an amount equal to the product of (x) the [Credit Enhancement] Initial Invested Amount, (y) divided by 360, and (z) the [Credit Enhancement] Interest Rate for the initial Interest Accrual Period).

        Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (vi) of "--Allocations." On each Transfer Date during an Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will apply Principal Collections on deposit in the Principal Account in the following priority:

               (i) an amount equal to the Class A Principal will be deposited on each Transfer Date in the Principal Funding Account for distribution to the Class A Securityholders on the Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the Class A Securityholders on each Distribution Date until the Class A Invested Amount is paid in full (with respect to the Early Amortization Period);

               (ii) on the Transfer Date related to the Class B Principal Payment Commencement Date and on each Transfer Date thereafter, an amount equal to the Class B Principal will be deposited in the Principal Funding Account for distribution to the Class B Securityholders on the Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the Class B Securityholders on each Distribution Date until the Class B Invested Amount is paid in full (with respect to the Early Amortization Period);

               (iii) on the Transfer Date related to the [Credit Enhancement] Principal Payment Commencement Date and on each Transfer Date thereafter, an amount equal to the [Credit Enhancement] Principal will be deposited in the Principal Funding Account for distribution to the [Credit Enhancement] Securityholders on the Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the [Credit Enhancement] Securityholders on each Distribution Date until the [Credit Enhancement] Invested Amount is paid in full (with respect to the Early Amortization Period); and

               (iv) on each Transfer Date with respect to the Accumulation Period, the balance of Available Investor Principal Collections not applied pursuant to (i) and (ii) above, if any, may be applied to the payment of principal to the [credit enhancement providers] to the extent that the [credit enhancement provider] exceeds the Stated [Credit Enhancement] Amount and any remaining excess on each Transfer Date with respect to the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described in clause (vi) of "--Allocations."

        "Class A Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and
(iii) the Class A Adjusted Invested Amount on such Transfer Date.

        "Class B Principal" with respect to each Transfer Date relating to the Accumulation Period or the Early Amortization Period beginning with the Transfer Date first preceding the Class B Principal Payment Commencement Date, prior to the payment in full of the Class B Invested Amount, will equal the least of (i) the Available Investor Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Principal, if any, (ii) for each Transfer Date with respect to the Accumulation Period, on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date (minus the Class A Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Invested Amount on such Transfer Date.

        "[Credit Enhancement] Principal" with respect to each Transfer Date relating to the Accumulation Period or the Early Amortization Period beginning with the Transfer Date first preceding the Distribution Date on which the Class B Invested Amount is deposited in full in the Principal Funding Account or paid in full, prior to the payment in full of the [Credit Enhancement] Invested Amount, will equal the least of (i) the Available Investor Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after applications thereof to Class A Principal and Class B Principal, if any, (ii) for each Transfer Date with respect to the Accumulation Period, on or prior to the Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date (minus the Class A Principal and the Class B Principal with respect to such Transfer Date) and (iii) the [Credit Enhancement] Adjusted Invested Amount on such Transfer Date.

        "Controlled Accumulation Amount" means for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the sum of the Class A Invested Amount, the Class B Invested Amount and the [Credit Enhancement] Invested Amount, $________; provided, however, that if the commencement of the Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods during the Accumulation Period.

        "Accumulation Shortfall" initially means zero and thereafter means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account with respect to the Securities for the previous Monthly
Period.

        As used herein, "Class B Principal Payment Commencement Date" means the earlier of (a) (i) with respect to the Accumulation Period, the Expected Final Payment Date or (ii) during the Early Amortization Period, the first Distribution Date on which the Class A Invested Amount is paid in full or, if there are no Principal Collections allocable to Series 1999-__ remaining after payments have been made to the Class A Securities on such Distribution Date, the next succeeding Distribution Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

        As used herein, "[Credit Enhancement] Interest Rate" means the London interbank offered quotations for one-month United States dollar deposits plus % per annum or such lesser rate as specified in the Series 1999-__ Supplement.

        The term "[Credit Enhancement] Invested Amount" for any date means an amount equal to (a) the [Credit Enhancement] Initial Invested Amount, minus (b) the aggregate amount of principal payments made to [credit enhancement provider] through and including such date, minus (c) the aggregate amount of [Credit Enhancement] Charge-Offs for all prior Distribution Dates, equal to the amount by which the [Credit Enhancement] Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates, and plus
(e) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, and certain other amounts as may be available applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d), provided, however, that the [Credit Enhancement] Invested Amount may not be reduced below zero.

        The term "[Credit Enhancement] Adjusted Invested Amount," for any date of determination, means an amount not less than zero equal to the then current [Credit Enhancement] Invested Amount minus the excess, if any, of the sum of the amount then on deposit in the Principal Account and the Principal Funding Account Balance over the sum of the Class A Invested Amount and the Class B Invested Amount on such date of determination.

Coverage of Interest Shortfalls

        To the extent of any shortfall in the amount of Available Series Finance Charge Collections due to the accumulation of principal in the Excess Funding Account, the Transferor Finance Charge Collections will be made available to cover such Negative Carry Amount.

        Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Security.

Shared Principal Collections

        To the extent that Principal Collections and other amounts that are initially applied for the benefit of the securityholders' interest of any class of any Series are not needed to make payments to the securityholders of such class or required to be deposited in the Principal Account, they may be applied to cover principal payments due to or for the benefit of securityholders of another Series, including principal payments which the Transferor elects to make with respect to any Variable Funding Securities (such collections, "Shared Principal Collections"). Any such redirection will not result in a reduction in the Securityholders' Interest. In addition, Principal Collections and certain other amounts initially applied for the benefit of other Series, to the extent such collections are not needed to make payments to the securityholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Securities. See "-Applications of Collections" above and "Description of the Offered Securities--Application of Collections" and -"Shared Principal Collections" in the attached prospectus.

Defaulted Receivables; Dilution

        Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures and the Credit and Collection Policy. See "Direct Merchants Bank's Credit Card Activities--Collection of Delinquent Accounts" in the attached prospectus and "--Delinquency and Loss Experience" in this supplement. On each business day, the Servicer will allocate to the Securityholders the Series Default Amount. The term "Series Default Amount" means a portion of all Defaulted Receivables in an amount equal to (i) on any business day other than a Default Recognition Date, an amount equal to the product of
(a) the Floating Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date and (ii) on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Percentage applicable on such Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to such Default Recognition Date.

        If on any business day the Servicer reduces the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such reduction, a "Dilution"), then the amount of the Transferor Interest in the Trust will be reduced by the amount of the Dilution on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount of such Dilution (an "Adjustment Payment") out of its own funds or, to the extent not paid by the Transferor, out of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for such purpose. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 1999-_, there will be an Investor Charge-Off as described below.

Investor Charge-Offs

        If on the second business day preceding each Distribution Date (the "Determination Date"), the aggregate Series Default Amount and the Series 1999-_ Percentage of unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, Principal Funding Account Investment Proceeds and any amounts withdrawn from the Accumulation Period Reserve Account, and applied with respect to the Series Default Amount and the Series 1999-_ Percentage of unpaid Adjustment Payments with respect to such Monthly Period, then the [Credit Enhancement] Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1999-_ Percentage of unpaid Adjustment Payments for such Monthly Period (a "[Credit Enhancement] Charge-Off"). The [Credit Enhancement] Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the [Credit Enhancement]) on any business day by the amounts allocated and available for that purpose as described under clause (x) of "--Application of Collections--Payment of Fees, Interest and Other Items."

        In the event that any such reduction of the [Credit Enhancement] Invested Amount would cause the [Credit Enhancement] Invested Amount to be a negative number, the [Credit Enhancement] Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1999- Percentage of unpaid Adjustment Payments for such Monthly Period (a "Class B Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B Securityholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Securities) on any business day by the amounts allocated and available for that purpose as described under clause (ix) of "--Application of Collections--Payment of Fees, Interest and Other Items."

        In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1999-_ Percentage of unpaid Adjustment Payments for such Monthly Period (a "Class A Charge-Off") which will have the effect of slowing or reducing the return of principal to the Class A Securityholders. The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Securities) on any business day by the amounts allocated and available for that purpose as described under clause (vi ) of "--Application of Collections--Payment of Fees, Interest and Other Items."

Principal Funding Account

        Pursuant to the Series 1999-_ Supplement, the Servicer will establish and maintain with a Qualified Institution a principal funding account as a segregated trust account held for the benefit of the Securityholders (the "Principal Funding Account"). During the Accumulation Period, the Trustee at the direction of the Servicer will transfer from the Principal Account to the Principal Funding Account Collections in respect of Principal Receivables (other than Redirected Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Securities as described above under "--Application of Collections."

        Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. During the Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date to the extent of the Covered Amount as if such amounts were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period. If, for any Interest Accrual Period, the Principal Funding Investment Proceeds are less than an amount equal to the Covered Amount, the amount of such deficiency will be paid from the Accumulation Period Reserve Account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

Accumulation Period Reserve Account

        Pursuant to the Series 1999-_ Supplement, the Servicer will establish and maintain with a Qualified Institution a segregated Trust account held for the benefit of the Securityholders (the "Accumulation Period Reserve Account").The Accumulation Period Reserve Account is established to assist with the subsequent distribution of interest on the Class A Securities, the Class B Securities and the [credit enhancement] during the Accumulation Period. On each business day from and after the Reserve Account Funding Date, but prior to the termination of the Accumulation Period Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Series Finance Charge Collections allocated to the Securities (to the extent described above under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Accumulation Period Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any date on or after the Reserve Account Funding Date will be equal to (a) 0.5 percent of the sum of the Class A Invested Amount, the Class B Invested Amount and the [credit enhancement] Invested Amount or (b) any other amount designated by the Transferor; provided, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-_.

        "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor Securities of any outstanding Series or class with respect to which it is a Rating Agency.

        Provided that the Accumulation Period Reserve Account has not terminated as described below, all amounts on deposit in the Accumulation Period Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Accumulation Period Reserve Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Accumulation Period Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or applied on each Transfer Date as if such amount were Available Series Finance Charge Collections on the last day of the preceding Monthly Period.

        On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the Accumulation Period Reserve Account, and the amount of such withdrawal will be applied as if such amount were Available Series Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and
(b) the excess, if any, of (i) the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360, (y) the weighted average of the Class A Interest Rate, the Class B Interest Rate and the [credit enhancement] Interest Rate (in effect for the related Interest Accrual Period) and (z) the Principal Funding Account Balance as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Accrual Periods ends (the "Covered Amount") over (ii) the Principal Funding Investment Proceeds with respect to such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Accumulation Period Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Accumulation Period Reserve Account (before giving effect to any withdrawal to be made from the Accumulation Period Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

        The Accumulation Period Reserve Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Invested Amount is paid in full, (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Securities and (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Expected Final Payment Date. Upon the termination of the Accumulation Period Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Accumulation Period Reserve Account on such date as described above) will be applied as if they were Available Series Finance Charge Collections.

Paired Series

        Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Securities may be paired with one or more other Series or a portion of one or more other Series issued by the Trust (each, a "Paired Series"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Securityholders. As amounts are deposited in the Principal Funding Account for the benefit of the Securityholders either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Securities, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Securityholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Securities--Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Securityholder. In particular, the denominator of the Fixed/Floating Percentages for the Class A Securities and the Class B Securities may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables and Finance Charge Receivables allocated to Series 1999-_ if such event required reliance by Series 1999-_ on clause (b) of the denominator of the applicable Fixed/Floating Percentages and, in the case of Principal Collections, allowed payment of principal at such time to the Paired Series. See "--Allocation Percentages above."

Defeasance

        On the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balances of the Class A Securities, the Class B Securities and the [Credit Enhancement], which amount shall be invested in Cash Equivalents and (y) in the Accumulation Period Reserve Account an amount equal to or greater than the Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Expected Final Payment Date; (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and an opinion of counsel to the effect that following such deposit none of the Trust, the Accumulation Period Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and (iv) a Ratings Event will not occur as a result of such events; then, the Securities will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("Defeasance"), and the percentages applicable to the allocation to the Securityholders of Principal Collections, Finance Charge Collections and Defaulted Receivables will be reduced to zero.

Final Payment of Principal; Termination

        The Class A Securities, the Class B Securities and the [Credit Enhancement] will each be subject to optional repurchase by the Transferor on any Distribution Date if on such Distribution Date the sum of the Class A Invested Amount, the Class B Invested Amount and the [Credit Enhancement] Invested Amount would be reduced to an amount less than or equal to 10 percent of the sum of the highest Class A Invested Amount, Class B Invested Amount and [Credit Enhancement] Invested Amount since the Closing Date, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to (i) the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A Securities,
(ii) the unpaid Class B Invested Amount plus accrued and unpaid interest on the Class B Securities, and (iii) the unpaid [Credit Enhancement] Invested Amount plus accrued and unpaid interest on the [Credit Enhancement], in each case after giving effect to any payments on such date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

        The Securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Securityholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Securities will be made on the Distribution Date (the "Termination Date"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Securities until paid in full, then to the Class B Securities until paid in full, and finally to the [Credit Enhancement] until paid in full, to the extent necessary to pay such remaining amounts to all Securityholders pro rata within each Class as final payment of the Securities) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1999-_ Supplement, in an amount up to 110 percent of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Securities in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected Securityholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Securities, will be paid on the Termination Date first to Class A Securityholders until the Class A Invested Amount is paid in full, then to the Class B Securityholders until the Class B Invested Amount is paid in full, and then to the [credit enhancement] Securityholders until the [Credit Enhancement] Invested Amount is paid in full.

        Unless the Servicer and the holder of the Exchangeable Transferor Security instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable interest rates to the next Distribution Date and (b) a date which shall not be later than . Upon the termination of the Trust and the surrender of the Exchangeable Transferor Security, the Trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

Pay Out Events

        As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

               (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, the Purchase Agreement or the Series 1999_- Supplement, which failure has a material adverse effect on the Securityholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Securityholders representing more than 50 percent of the Invested Amount and continues to materially and adversely affect the interests of the Securityholders for such period;

               (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period; provided, however, that a Pay Out Event pursuant to this clause (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

               (iii) certain events of bankruptcy or insolvency relating to the Transferor, Direct Merchants Bank or Metris;

               (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average Base Rates for such three consecutive Monthly Periods;

               (v) the Trust shall become subject to regulation by the SEC as an "investment company" within the meaning of the Investment Company Act;

               (vi) (a) the Transferor Interest shall be less than the Minimum Transferor Interest, (b) (I) Series 1999-_ Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account shall be less than (II) the sum of the aggregate outstanding principal amounts of the Class A Securities, the Class B Securities and the [Credit Enhancement],
        (c) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account and the Principal Funding Account shall be less than the Minimum Aggregate Principal Receivables or (d) the Retained Percentage shall be equal to or less than 2 percent, in each case as of any Determination Date; or

               (vii) any Servicer Default shall occur which would have a material adverse effect on the Securityholders.

        In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Securities only if, after any applicable grace period, the Securityholders evidencing undivided interests aggregating more than 50 percent of the Invested Amount, by written notice to the Transferor and the Servicer declare that a Pay Out Event has occurred with respect to the Securities as of the date of such notice. In the case of any event described in clause
(iii) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv) or (vi), a Pay Out Event with respect only to the Securities, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Securityholders or all securityholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Securityholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Securities.

        In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor or Metris voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the Transferor or Metris (an "Insolvency Event"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "Trigger Event"), the Pooling and Servicing Agreement and the Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time, (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the Transferor, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Securityholders and will be distributed to the applicable Securityholders as provided above in "--Application of Collections."

        If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities.

Servicing Compensation and Payment of Expenses

        The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period (the "Monthly Servicing Fee") equal to the product of (i) a fraction the numerator of which is the actual number of days in such Monthly Period and the denominator of which is 365 or 366, (ii) the applicable Servicing Fee Percentage and (iii) the Adjusted Invested Amount as of the beginning of the day on the first day of such Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount. The Monthly Servicing Fee will be funded from Finance Charge Collections allocated to the Securityholders' Interest, and will be paid from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest and Other Items" above and "Description of the Securities-Application of Collections" in the attached prospectus. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Securityholders will have any obligation to pay such portion of the servicing fee.

        "Servicing Fee Percentage" means 2.00 percent per annum, or for so long as Direct Merchants Bank is the Servicer, a lesser rate if so specified in the Series 1999-__ Supplement.

        The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Securityholders other than federal, state and local income and franchise taxes, if any, of the Trust.

Reports to Securityholders

        On or after each Distribution Date, the Trustee will forward to each Securityholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Securities--Reports to Securityholders" in the attached prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, and (b) the Transferor Interest, if any, for such Transfer Date. So long as the Securities are listed on the Luxembourg Stock Exchange, notices to Securityholders will be given by publication in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort). In the event that Definitive Securities are issued, notices to Securityholders will also be given by mail to their addresses as they appear on the register maintained by the Trustee.


                      Listing And General Information

        Application has been made to list the Offered Securities on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Class A Securities and the Class B Securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the Offered Securities have been so listed, trading of the Offered Securities may be effected on the Luxembourg Stock Exchange. The Class A Securities have been accepted for clearance through the facilities of DTC, Cedelbank and Euroclear. The International Securities Identification Number (ISIN) for the Class A Securities is and for the Class B Securities is ; the Common Code number for the Class A
Securities is and for the Class B Securities is      .

        The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by Metris Receivables, Inc.'s Board of Directors on __________, 1999 and on ________, 1999.

        Copies of the Pooling and Servicing Agreement, the Series 1999-_ Supplement, the annual report of independent certified public accountants described in "Description of the Securities -- Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Securityholders referred to under "Reports to Securityholders" and "Description of the Securities -- Reports to Securityholders" in the attached prospectus will be available free of charge at the office of Banque Generale du Luxembourg S.A. (the "Listing Agent"), 50 Avenue J.F. Kennedy, L-2951 Luxembourg. Financial information regarding Transferor is included in the consolidated financial statements of Metris Companies Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, also available at the office of the Listing Agent in Luxembourg. For so long as the Securities are outstanding, copies of each Annual Report on Form 10-K for subsequent fiscal years will also be available at the office of the listing agent in Luxembourg.

        The Transferor confirms that there has been no material adverse change in the performance of the Trust since _______, 199_, the date of the information with respect to the Trust set forth in this Supplement under "the Receivables."

        In the event that Definitive Securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg Transfer Agent, the Luxembourg Paying Agent will be appointed as a Transfer Agent.

        The Securities, the Pooling and Servicing Agreement and the Series 1999-__ Supplement are governed by the laws of the State of Delaware.


                            ERISA Considerations

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

Class A Securities

        A violation of the prohibited transaction rules could occur if the Class A Securities were to be purchased with assets of any Plan if the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL"). The Transferor, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A Securities, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying prospectus.

        Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Securities will represent beneficial interests in the Trust, and despite the agreement of the Transferor and the Security Owners to treat the Class A Securities as debt instruments, the Class A Securities are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the exception for "publicly-offered securities" is applicable as described in the accompanying prospectus. The Underwriters anticipate that the Class A Securities will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A Securities. It is expected that the Class A Securities will be held by at least 100 or more investors who were independent of the issuer and of one another ("Independent Investors") at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

        If the foregoing exception under the Plan Asset Regulation were not satisfied, transactions involving the Trust and Parties in Interest with respect to a Plan that purchases or holds Class A Securities might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Class A Security by a Plan.

Class B Securities

        The Class B Underwriter currently does not expect that the Class B Securities will be held by at least 100 Independent Investors and, therefore, does not expect that the Class B Securities will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Securities may not be acquired or held by (a) any employee benefit plan that is subject to ERISA,
(b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Security, each Class B Securityholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.

Consultation with Counsel

        In light of the foregoing, fiduciaries or other persons contemplating purchasing the Securities on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Securities would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

        Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Securities. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus supplement.


                                Underwriting

        Subject to the terms and conditions set forth in the Underwriting Agreement dated __________, 1999 (the "Underwriting Agreement") between Metris Receivables, Inc. and the underwriters named below (the "Underwriters"), Metris Receivables, Inc. has agreed to sell to the Underwriters of the Class A Securities (the "Class A Underwriters") and the Underwriter of the Class B Securities
(the "Class B Underwriter"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Securities and the Class B Securities, as applicable, set forth opposite its name:


Class A Underwriters                                 Principal Amount of
                                                     Class A Securities

---------------                                       $---------------

Total ______________

Class B Underwriter                                  Principal Amount of
                                                     Class B Securities

---------------                                      $---------------

Total ______________


        The price to public, Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A and Class B Securities, shall be as follows:

                                                                        Selling
                                                   Underwriting         concessions,
                                    Price to       discount and         not to       Reallowance
                                    public:        commissions:         exceed:      not to exceed:
                                    --------       ------------         ------------ --------------

Class A Securities                      (%)             (%)                    (%)             (%)

Class B Securities                      (%)             (%)                    (%)             (%)


After the offering is completed, Metris Receivables, Inc. will receive the proceeds, after deduction of the underwriting and other expenses, listed below:


                                                   Proceeds to Transferor (as %          Underwriting
                                    Proceeds to    of the principal amount of the        discounts and
                                    Transferor     Securities)                           concessions
                                    -----------    ------------------------------        -------------

Class A Securities                     ($)                       (%)                          ($)

Class B Securities                     ($)                       (%)                          ($)

        After the public offering, the public offering price and other selling terms may be changed by the Class A Underwriters and Class B Underwriter, as the case may be. Additional offering expenses are estimated to be
$-------.

        Each Underwriter has represented and agreed that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

        Metris Receivables, Inc. will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

        The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor, the Trust nor any of the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

        In the ordinary course of business, one or more of the Underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris and its affiliates.


                              Exchange Listing

        We have applied to list the Securities on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Banque Generale du Luxembourg S.A., the Luxembourg listing agent for the Securities, 50 Avenue J.F. Kennedy, L-2951 Luxembourg, phone number (352) 42421, to determine whether or not the Securities are listed on the Luxembourg Stock Exchange.


                  Index of Terms for Prospectus Supplement


Term                                                                    Page

ABC Adjusted Invested Amount............................................S-30
Accounts................................................................S-15
Accumulation Period.....................................................S-21
Accumulation Period Length..............................................S-27
Accumulation Period Reserve Account.....................................S-38
Accumulation Shortfall............................................S-21, S-36
Adjusted Invested Amount................................................S-22
Adjustment Payment......................................................S-37
Agreement...............................................................S-15
Amortization Period Commencement Date"..................................S-29
Available Investor Principal Collections................................S-27
Available Reserve Account Amount........................................S-39
Available Series Finance Charge Collections.............................S-26
Base Rate...............................................................S-22
Cedelbank...............................................................S-25
Class A Adjusted Invested Amount........................................S-29
Class A Charge-Off......................................................S-38
Class A Fixed/Floating Percentage.......................................S-29
Class A Floating Percentage.............................................S-28
Class A Initial Invested Amount.........................................S-29
Class A Interest Rate...................................................S-26
Class A Invested Amount.................................................S-29
Class A Monthly Interest................................................S-34
Class A Principal.......................................................S-35
Class A Required Amount.................................................S-31
Class A Securities......................................................S-15
Class A Securityholders.................................................S-15
Class A Securityholders' Interest.......................................S-30
Class A Underwriters....................................................S-44
Class B Adjusted Invested Amount........................................S-29
Class B Charge-Off......................................................S-37
Class B Fixed/Floating Percentage.......................................S-29
Class B Floating Percentage.............................................S-28
Class B Initial Invested Amount.........................................S-29
Class B Interest Rate...................................................S-26
Class B Invested Amount.................................................S-29
Class B Monthly Interest................................................S-35
Class B Principal.......................................................S-36
Class B Principal Payment Commencement Date.............................S-36
Class B Required Amount.................................................S-31
Class B Securities......................................................S-15
Class B Securityholders.................................................S-15
Class B Securityholders' Interest.......................................S-30
Class B Underwriter.....................................................S-44
Closing Date............................................................S-25
Code....................................................................S-43
Controlled Accumulation Amount..........................................S-36
Controlled Deposit Amount...............................................S-21
Covered Amount .........................................................S-39
CTO Interest Rate.......................................................S-36
[Credit Enhancement]  Invested Amount...................................S-36
[Credit Enhancement] Adjusted Invested Amount...........................S-36
[Credit Enhancement] Charge-Off.........................................S-37
[Credit Enhancement] Fixed/Floating Percentage..........................S-29
[Credit Enhancement] Floating Percentage................................S-28
[Credit Enhancement] Initial Invested Amount............................S-30
[Credit Enhancement] Invested Amount....................................S-29
[Credit Enhancement] Monthly Interest...................................S-35
[Credit Enhancement] Principal..........................................S-36
[Credit Enhancement] Securityholders' Interest..........................S-30
Defeasance..............................................................S-40
Determination Date......................................................S-37
Dilution................................................................S-37
Direct Merchants Initial Closing Date...................................S-17
Distribution Date.......................................................S-25
DOL.....................................................................S-43
DTC.....................................................................S-25
ERISA...................................................................S-43
Euroclear...............................................................S-25
Excess Finance Charge Collections.................................S-31, S-37
Expected Final Payment Date.............................................S-21
Fixed/Floating Percentage...............................................S-29
Floating Percentage.....................................................S-28
Independent Investors...................................................S-43
Initial Invested Amount.................................................S-30
Insolvency Event........................................................S-41
Interest Accrual Period.................................................S-26
Invested Amount.........................................................S-30
LIBOR...................................................................S-26
LIBOR Determination Date................................................S-26
Listing Agent...........................................................S-42
Metris Receivables......................................................S-15
Minimum Aggregate Principal Receivables.................................S-18
Minimum Transferor Interest.............................................S-17
Minimum Transferor Percentage...........................................S-18
Monthly Servicing Fee...................................................S-42
Negative Carry Amount...................................................S-30
Offered Securities......................................................S-24
Paired Series...........................................................S-39
Parties in Interest.....................................................S-43
Pay Out Event...........................................................S-40
Payment Date............................................................S-16
Periodic Finance Charges................................................S-16
Plan Asset Regulation...................................................S-43
Plans...................................................................S-43
PNC.....................................................................S-15
Pooling & Servicing Agreement...........................................S-15
Portfolio Yield.........................................................S-22
Principal Funding Account...............................................S-38
Principal Funding Account Balance.......................................S-21
Principal Funding Investment Proceeds...................................S-38
Rating Agency Condition.................................................S-38
Receivables.............................................................S-15
Record Date.............................................................S-25
Recoveries..............................................................S-17
Redirected Class B Principal Collections................................S-31
Redirected Principal Collections........................................S-31
Redirected [Credit Enhancement] Principal Collections...................S-31
Reference Banks.........................................................S-26
Removed Accounts........................................................S-18
Required Amount.........................................................S-30
Required Reserve Account Amount.........................................S-38
Reserve Account Funding Date............................................S-38
Revolving Period........................................................S-26
Securities..............................................................S-15
Securityholders.........................................................S-15
Securityholders Interest................................................S-30
Series 1999-_ Securities................................................S-15
Series 1999-__ Supplement...............................................S-15
Series Default Amount...................................................S-37
Servicing Fee Percentage................................................S-42
Shared Principal Collections............................................S-37
Stated [Credit Enhancement] Invested Amount.............................S-30
Telerate Page 3750......................................................S-26
Termination Date........................................................S-40
Transfer Date...........................................................S-32
Transferor..............................................................S-15
Transferor Finance Charge Collections...................................S-30
Transferor Interest.....................................................S-28
Transferor Percentage.............................................S-24, S-29
Transferor Retained Finance Charge Collections..........................S-34
Trigger Event...........................................................S-41
Trust Portfolio...................................................S-17, S-18
Trustee.................................................................S-15
Underwriters............................................................S-44
Underwriting Agreement..................................................S-44
US......................................................................S-25


                                                                    ANNEX I

                          PREVIOUSLY ISSUED SERIES

        The Trust has previously issued seven other Series that the Transferor anticipates will be outstanding on the Closing Date. The table below sets forth the principal characteristics of such Series: Series 1996-1, Series 1997-1, Series 1997-2, Series 1998-1, Series 1998-B, Series
1998-2 and Series 1998-3. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (612) 525-5094. The Servicer will provide, without charge, to any prospective purchaser of the Securities, a copy of the disclosure documents for any previous publicly issued Series.


Series 1996-1

Class A Certificates
Initial Invested Amount......................... $518,000,000
Interest Rate................................... 6.45%
Commencement of Amortization Period............. First day of August 1998 Monthly Period
Annual Servicing Fee Percentage................. 2.00%
Enhancement..................................... Subordination of Class B Certificates, Class C
                                                 Certificates and Class D Certificates
Scheduled Series Termination Date............... February 2002 Distribution Date
Series Issuance Date............................ April 23, 1996

Class B Certificates
Initial Invested Amount......................... $87,500,000
Interest Rate................................... 6.80%
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Enhancement..................................... Subordination of Class A Certificates and
                                                 Class D Certificates
Scheduled Series Termination Date............... Same as above for Class A Certificates

Class C Certificates
Initial Invested Amount......................... $50,000,000
Interest Rate................................... LIBOR + 0.650%
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Enhancement..................................... Subordination of Class C Certificates and
                                                 Class C Reserve Account
Scheduled Series Termination Date............... Same as above for Class A Certificates

Class D Certificates
Invested Amount................................. $44,500,000
Interest Rate................................... None
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Scheduled Series Termination Date............... Same as above for Class A Certificates

Series 1997-1

Class A Certificates
Initial Invested Amount......................... $616,250,000
Interest Rate................................... 6.87%
Commencement of Accumulation Period............. Last day of March 2001 Monthly Period or later date as
                                                 determined in the Agreement
Annual Servicing Fee Percentage................. 2.00%
Enhancement..................................... Subordination of Class B Certificates, Class C
                                                 Certificates and Class D Certificates
Scheduled Series Termination Date............... October 2005 Distribution Date
Series Issuance Date............................ May 8, 1997

Class B Certificates

Initial Invested Amount......................... $106,250,000
Interest Rate................................... 7.11%
Commencement of Accumulation Period............. Last day of March 2001 Monthly Period or later date as determined in the Agreement
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Enhancement..................................... Subordination of Class C Certificates and
                                                 Class D Certificates
Scheduled Series Termination Date............... Same as above for Class A Certificates

Class C Certificates
Initial Invested Amount......................... $72,250,000
Interest Rate................................... LIBOR + 0.850%
Commencement of Accumulation Period............. Last day of March 2001 Monthly Period or later date as determined in the Agreement
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Enhancement..................................... Subordination of Class C Certificates and
                                                 Class C Reserve Account
Scheduled Series Termination Date............... Same as above for Class A Certificates

Class D Certificates
Invested Amount................................. $55,250,000
Interest Rate................................... None
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Scheduled Series Termination Date............... Same as above for Class A Certificates

Series 1997-2

Class A Certificates
Initial Invested Amount......................... $455,000,000
Interest Rate................................... LIBOR + 0.20%
Commencement of Accumulation Period............. Last day of October 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage................. 2.00%
Enhancement..................................... Subordination of Class B Certificates, Class C
                                                 Certificates and Class D Certificates
Scheduled Series Termination Date............... May 2006 Distribution Date
Series Issuance Date............................ November 20, 1997

Class B Certificates
Initial Invested Amount......................... $101,500,000
Interest Rate................................... LIBOR + 0.43%
Commencement of Accumulation Period............. Last day of October 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Enhancement..................................... Subordination of Class C Certificates and
                                                 Class D Certificates
Scheduled Series Termination Date............... Same as above for Class A Certificates

Class C Certificates
Initial Invested Amount......................... $98,000,000
Interest Rate................................... LIBOR + 1.05%
Commencement of Accumulation Period............. Last day of October 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Enhancement..................................... Subordination of Class D Certificates and
                                                 Class C Reserve Account
Scheduled Series Termination Date............... Same as above for Class A Certificates

Class D Certificates
Invested Amount................................. $55,250,000
Interest Rate................................... None
Annual Servicing Fee Percentage................. Same as above for Class A Certificates
Scheduled Series Termination Date............... Same as above for Class A Certificates

Series 1998-1

Class A Securities
Invested Amount as of            , 1999......... $
Expected Invested Amount as of Closing Date      $
   (after application of proceeds)..............
Maximum Permitted Invested Amount............... $600,000,000
Interest Rate................................... A1/P1 Commercial Paper/LIBOR + 0.75% Blended
Commencement of Amortization Period............. August 20, 2001 (extendible)
Annual Servicing Fee Percentage................. 2.00%
Enhancement..................................... Subordination of Class B Securities,
                                                 Collateralized Trust
                                                 Obligations and Class D Securities
Scheduled Series Termination Date............... August 20, 2005 (extendible)
Series Issuance Date............................ July 30, 1998

Class B Securities
Initial Invested Amount......................... $56,376,000
Interest Rate................................... LIBOR + 0.45%
Annual Servicing Fee Percentage................. Same as above for Class A Securities
Enhancement..................................... Subordination of Collateralized Trust
                                                 Obligations and Class D Securities
Scheduled Series Termination Date............... Same as above for Class A Securities

Collateralized Trust Obligations
Initial Invested Amount......................... $96,645,000
Interest Rate................................... LIBOR + 0.85%
Annual Servicing Fee Percentage................. Same as above for Class A Securities
Enhancement..................................... Subordination of Class D Securities
Scheduled Series Termination Date............... Same as above for Class A Securities

Class D Securities
Invested Amount as of            , 1999......... $
Expected Invested Amount as of Closing Date      $
   (after reduction of Class A Invested Amount).
Maximum Permitted Invested Amount............... $52,350,000
Interest Rate................................... None
Annual Servicing Fee Percentage................. Same as above for Class A Securities
Scheduled Series Termination Date............... Same as above for Class A Securities

Series 1998-B

Class A Securities
Invested Amount as of            , 1999......... $
Expected Invested Amount as of Closing Date..... $
Maximum Permitted Invested Amount............... $103,500,000
Interest Rate................................... A1/P1 Commercial Paper/LIBOR + 0.85% Blended
Commencement of Amortization Period............. March 2000 (extendible)
Annual Servicing Fee Percentage................. 2.0%
Enhancement..................................... Subordination of Class B Securities
Scheduled Series Termination Date............... May 2004 (extendible)
Series Issuance Date............................ October 22, 1998

Class B Securities
Initial Invested Amount......................... $34,500,000
Interest Rate................................... None
Annual Servicing Fee Percentage................. Same as above for Class A Securities
Scheduled Series Termination Date............... Same as above for Class A Securities

Series 1998-2

Class A Securities
Initial Invested Amount......................... $500,000,000
Interest Rate................................... LIBOR + 0.55%
Commencement of Accumulation Period............. Last day of April 2000 Monthly Period or later date as determined in the Agreement
Annual Servicing Fee Percentage................. 2.0%
Enhancement..................................... Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Scheduled Series Termination Date............... October 2004
Series Issuance Date............................ December 4, 1998

Class B Securities
Initial Invested Amount......................... $49,450,550
Interest Rate................................... None
Annual Servicing Fee Percentage................. Same as above for Class A Securities
Scheduled Series Termination Date............... Same as above for Class A Securities

Series 1998-3

Class A Securities
Initial Invested Amount......................... $500,000,000
Interest Rate................................... LIBOR + 0.65%
Commencement of Accumulation Period............. Last day of January 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage................. 2.0%
Enhancement..................................... Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Scheduled Series Termination Date............... April 2006
Series Issuance Date............................ December 4, 1998

Class B Securities
Initial Invested Amount......................... $49,450,550
Interest Rate................................... None
Annual Servicing Fee Percentage................. Same as above for Class A Securities
Scheduled Series Termination Date............... Same as above for Class A Securities



FLAG
The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED APRIL 9, 1999


A security is not a deposit and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The securities will represent interests in the trusts only and do not represent interests in or recourse obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any affiliate thereof.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

Prospectus

METRIS MASTER TRUST
Issuer

Metris Receivables, Inc.
Transferor

Direct Merchants Credit Card Bank, National Association
Servicer

Asset Backed Securities

       --------------------------------------------------------------


The trust -

o may periodically issue asset backed securities in one or more series with one or more classes; and
o        will own -
         o receivables in a portfolio of consumer revolving credit card accounts;
         o    payments due on those receivables; and
         o other property described in this prospectus and in the prospectus supplement.
The securities -

o will represent interests in the trust and will be paid only from the assets of the trust;

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

o        may have one or more forms of enhancement; and

o will be issued as part of a designated series which may include one or more classes of securities and enhancement.

The securityholders -

o will receive interest and principal payments from a varying percentage of credit card collections.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this prospectus and the attached prospectus supplement. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is April 9, 1999


Table of Contents


Overview Of The Information In This
         Prospectus And The Prospectus Supplement........................ii

The Trust................................................................2

Direct Merchants Bank's Credit Card Activities...........................2
         General  .......................................................2
         New Account Underwriting........................................3
         Acquisition of Credit Card Accounts.............................4
         Billing and Payments............................................4
         Collection of Delinquent Accounts...............................5
         Description of FDR..............................................6
         Recoveries .....................................................6
         Year 2000 Compliance............................................6

The Receivables..........................................................8

Maturity Considerations..................................................8

Use of Proceeds..........................................................9

Metris Companies Inc....................................................10
         Certain Litigation.............................................10

The Transferor..........................................................11

Direct Merchants Credit Card Bank, National
         Association....................................................11

Fingerhut Corporation...................................................11

Description of the Securities...........................................13
         General  ......................................................13
         Book-Entry Registration........................................14
         Definitive Securities..........................................17
         Interest ......................................................18
         Principal......................................................18
         Revolving Period...............................................19
         Controlled Amortization Period.................................19
         Principal Amortization Period..................................19
         Accumulation Period............................................19
         Early Amortization Period......................................20
         Discount Option................................................20
         Transfer and Assignment of Receivables.........................21
         Exchanges......................................................21
         Representations and Warranties.................................23
         Certain Covenants..............................................25
         Eligible Accounts..............................................25
         Eligible Receivables...........................................25
         Addition of Trust Assets.......................................26
         Collection and Other Servicing
                  Procedures............................................28
         Trust Accounts.................................................28
         Deposits in Collection Account.................................29
         Investor Percentage and Transferor
                  Percentage............................................30
         Application of Collections.....................................30
         Shared Principal Collections...................................30
         Shared Excess Finance Charge
                  Collections...........................................31
         Excess Funding Account.........................................31
         Paired Series..................................................31
         Funding Period.................................................32
         Defaulted Receivables; Dilution................................32
         Investor Charge-Offs...........................................33
         Defeasance.....................................................33
         Final Payment of Principal;
                  Termination...........................................34
         Pay Out Events.................................................34
         Servicing Compensation and Payment
                  of Expenses...........................................35
         Certain Matters Regarding the
                  Transferor and the Servicer...........................35
         Servicer Default...............................................37
         Reports to Securityholders.....................................38
         Evidence as to Compliance......................................38
         Amendments.....................................................39
         List of Securityholders........................................39
         The Trustee....................................................40

Enhancement.............................................................40
         General  ......................................................40
         Subordination..................................................41
         Letter of Credit...............................................41
         Cash Collateral Guaranty or Account............................41
         Collateral Interest ...........................................41
         Surety Bond or Insurance Policy ...............................42
         Spread Account ................................................42
         Reserve Account................................................42

Description of the Purchase Agreements..................................42
         Purchases of Receivables.......................................42
         Representations and Warranties.................................43
         Certain Covenants..............................................44
         Purchase Termination Date......................................45

Security Ratings........................................................46

Certain Legal Aspects of the Receivables................................46
         Transfer of Receivables........................................46
         Certain Matters Relating to
                  Receivership..........................................47
         Consumer Protection Laws.......................................48
         Claims and Defenses of Obligors
                  Against the Trust.....................................49

Tax Matters.............................................................50
         General  ......................................................50
         Treatment of the Securities as Debt............................50
         Taxation of Interest Income of U.S.
                  Securityholders.......................................51
         Sale, Exchange or Retirement of
                  Securities............................................52
         Possible Alternative Characterizations.........................53
         Non-U.S. Securityholders.......................................53
         Information Reporting and Backup
                  Withholding...........................................54
         FASIT Legislation..............................................54
         New Withholding Regulations....................................54
         State and Local Taxation.......................................54

Employee Benefit Plan Considerations....................................55

Plan of Distribution....................................................56

Legal Matters...........................................................57

Reports to Securityholders..............................................57

Other Information.......................................................57

Cautionary Notice Regarding Forward-
         looking Statements.............................................58

Where Can You Find More Information.....................................59

Index of Terms for the Prospectus.......................................60

ANNEX I  .............................................................A-1-1



               Overview Of The Information In This Prospectus
                       And The Prospectus Supplement


We provide information to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of securities, including:

         o     the timing and amount of interest and principal payments;
         o     information about the receivables;
         o     information about credit enhancement for each offered class;
         o     credit ratings; and
         o     the method for selling the securities.

         You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

         We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for the Prospectus" beginning on page 59 in this prospectus.


                                 The Trust

         Metris Master Trust (the "Trust") was formed pursuant to a pooling and servicing agreement in accordance with the laws of the State of Delaware (the "Pooling and Servicing Agreement") among Metris Receivables, Inc. as transferor (the "Transferor"), Direct Merchants Credit Card Bank, National Association (the "Bank"), as servicer (the "Servicer"), and The Bank of New York (Delaware), as trustee (the "Trustee"), relating to the Asset Backed Securities (collectively, the "Securities") of one or more series (each, a "Series") representing interests in the Trust in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Trust has not and will not engage in any business activity other than acquiring and holding Receivables, issuing Series of Securities and the related security that evidences the Transferor Interest (the "Exchangeable Transferor Security"), making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.

         As more fully described below and elsewhere herein, the Trust assets include the receivables (the "Receivables") that arise under certain MasterCard(R) and VISA(R)* accounts and may arise under other revolving credit consumer credit card accounts (the "Accounts") and the proceeds thereof arising under the Accounts from time to time. Collections on the Receivables are deposited into the Collection Account maintained in the name of the Trust and allocated on each business day between Collections of Finance Charge Receivables ("Finance Charge Collections") and Collections received with respect to Principal Receivables ("Principal Collections"). Finance Charge Collections and Principal Collections are allocated on each business day among the Transferor Interest and the respective interests of the securityholders of each Series issued and outstanding from time to time in accordance with the Pooling and Servicing Agreement and applicable Supplements. In general, in accordance with such allocations and the provisions of the Pooling and Servicing Agreement and the applicable Supplements, (a) Finance Charge Collections and certain other amounts are applied on each business day to fund interest on the securities of any Series then outstanding, to pay certain fees and expenses, to cover series default amounts, to reimburse investor charge-offs and to make required payments to the Transferor, and (b) Principal Collections and certain other amounts are applied on each business day to fund principal on the securities of any Series then outstanding, except that during any revolving period applicable to a Series, Principal Collections otherwise allocable to the securityholders of such Series may be paid to the holder of the Exchangeable Transferor Security or paid to the securityholders of any other Series then outstanding. See "Description of the Securities--Application of Collections" in this Prospectus and "Description of the Securities--Application of Collections--Payment of Fees, Interest and Other Items" in the related Prospectus Supplement.

               Direct Merchants Bank's Credit Card Activities

General

         The portfolio of credit card accounts serviced by Direct Merchants Bank (the "Direct Merchants Bank Portfolio") consists of co-branded and other MasterCard(R) credit card and VISA(R) credit card accounts. The Receivables which the Bank will convey to the Trust have been and will be generated from transactions made by holders of co-branded and other MasterCard(R) and VISA(R) credit card accounts and, subject to certain conditions, may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. The Bank services these accounts at its facilities in Tulsa, Oklahoma, Baltimore, Maryland and Scottsdale, Arizona. Certain data processing, administrative and other functions associated with the servicing of the Receivables are performed on behalf of Direct Merchants Bank through First Data Resources, Inc. ("FDR"). See "--Description of FDR." In addition, the collection and management of delinquent accounts are performed by Metris Direct.

----------------
 * MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA USA Incorporated, respectively.

New Account Underwriting

         Direct Merchants Bank targets moderate income consumers whom it believes are underserved by traditional providers of consumer credit. "Moderate income" refers to those households in the United States that have annual incomes of between $15,000 and $35,000 (approximately 31 million households according to a 1994 U.S. Census Bureau report).

         Prospects for solicitation include both existing customers of Fingerhut Corporation ("Fingerhut") and individuals who are not Fingerhut Customers for whom credit bureau information is available. They are contacted on a nationwide basis generally through pre-screened direct mail and telephone solicitations. Direct Merchants Bank receives responses to its pre-screened solicitations, performs fraud screening, verifies name and address changes, and obtains any information which may be missing from the application. Applications are then sent to third party data entry providers, which key the application information and process the applications based on the criteria provided by Direct Merchants Bank. Applications are approved, denied or referred to the Bank for exception processing. Direct Merchants Bank processes exceptions for, among other things, derogatory credit bureau information and fraud warnings. Exception applications are processed manually by a credit analyst based on policies approved by the Bank's credit committee.

         Direct Merchants Bank is a member of MasterCard International Inc. ("MasterCard International") and of VISA USA., Inc. ("VISA"). MasterCard International and VISA license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International and VISA provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

         MasterCard and VISA credit cards are issued as part of the worldwide MasterCard International and VISA systems, and the transactions creating the receivables through the use of the credit cards are processed through the MasterCard International and VISA authorization and settlement systems.

         The MasterCard and VISA credit cards from which the Accounts were established may be used to purchase goods and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy merchandise or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine, or by a draft drawn on an Account. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables.

         Direct Merchants Bank requests a Fingerhut Score for prospective customers in the Fingerhut Database. Direct Merchants Bank also requests credit bureau information for all existing customers of Fingerhut, including risk scores provided by Fair, Isaacs & Company, a third party provider of risk scorecards ("FICO scores"). For those existing customers of Fingerhut who have FICO scores, Direct Merchants Bank uses the Fingerhut Score to further segment such customers into narrower ranges within each FICO score subsegment, allowing it to better evaluate individual credit risk and to tailor its risk-based pricing accordingly. Additionally, the Fingerhut Score is used to target individuals who have no, or limited, credit bureau information and consequently no FICO scores, allowing the Bank to target Fingerhut Customers who would not typically be solicited by other credit card issuers.

         The Bank has developed a proprietary modeling system for individuals for whom credit bureau information is available (the "Proprietary Modeling System"). The Proprietary Modeling System consists of sophisticated models which produce a credit risk score (a "Proprietary Score") for each prospect. The Proprietary Score, like the Fingerhut Score, segments such individuals into narrower ranges within each FICO score subsegment, allowing the Bank to better evaluate individual credit risk and to tailor its risk-based pricing accordingly. The Bank also uses this segmentation to exclude certain individuals from its marketing solicitations.

         Direct Merchants Bank solicits individuals who are not Fingerhut Customers from lists directly obtained from the major credit bureaus based on criteria established by Direct Merchants Bank. Direct Merchants Bank establishes the range of FICO scores that it plans to target for a specific campaign, and receives files from the credit bureaus which contain individual credit records of the individuals who fall within this range. The files are incorporated into the Proprietary Modeling System, which further segments such individuals based upon their Proprietary Scores. The mailing lists generated from the Proprietary Modeling System are then checked against the Suppress File and any matching names are excluded. Direct Merchants Bank currently does not solicit any individuals who are not Fingerhut Customers and who do not have FICO scores.

         The Bank's pricing strategy is to price for the risk associated with its credit card customer. The specific pricing for a credit card offer is primarily based on the prospective customer's risk profile prior to solicitation. Each prospective customer is evaluated to determine credit needs, credit risk, and existing credit availability. A customized offer is developed to include the most appropriate product, brand, pricing, and credit line. Direct Merchants Bank currently offers over 100 different pricing structures on its credit card products, with a range of annual fees and variable annual percentage rates based on floating rates of interest, primarily the prime rate. After credit card accounts are opened, the customer's credit performance is actively monitored and their risk scores are periodically recalculated. Over time, the lending relationship can evolve to include more competitive (or more restrictive) pricing and product configurations.

          Direct Merchants Bank uses FDR's adaptive control system (the "Adaptive Control System") which uses statistical models and basic account financial information to automatically and regularly assign credit line increases and decreases to individual customers, as well as to determine the systematic collection steps to be taken at the various stages of delinquency. The Adaptive Control System manages the authorization of each transaction; in addition, it implements the collections strategies determined by Metris to be used for non-delinquent accounts that have balances above their assigned credit line (referred to as "overlimit" accounts).

         Once an account is approved, an initial credit line is established based on the individual's risk profile using automated screening and credit scoring techniques. This process results in a portfolio (excluding portfolio acquisitions) with average credit lines that are below the industry average due to the higher average risk elements inherent in Direct Merchants Bank's target market. Direct Merchants Bank may elect, at any time and without prior notice to the cardholder, to preclude or restrict further credit card use by the cardholder, usually as a result of poor payment performance or the Bank's concern over the creditworthiness of the cardholder. Credit lines are managed based on the results of the behavioral scoring analysis in accordance with criteria established by Direct Merchants Bank.

         Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services, or features of the account (including periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

         Direct Merchants Bank may change its credit standards or screening criteria and methods at any time.

Acquisition of Credit Card Accounts

         Direct Merchants Bank has made portfolio acquisitions in the past and such acquisitions are possible in the future. Prior to acquiring a portfolio, Direct Merchants Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by Direct Merchants Bank. There can be no assurance that credit card accounts so acquired were originated in a manner consistent with Direct Merchants Bank's policies as described above under "--New Account Underwriting" or that the underwriting and qualification of such credit card accounts conformed to any given standards. The Accounts include credit card accounts previously acquired by Direct Merchants Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See "Description of the Securities--Addition of Trust Assets."

Billing and Payments

         The Accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the Bank to cardholders. The following information reflects the current billing and payment characteristics of the Accounts.

         Monthly billing statements are sent to cardholders by FDR on behalf of Direct Merchants Bank. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is randomly assigned a billing cycle. Currently, there are 20 billing cycles and each such cycle has a separate monthly billing date based on the respective business day the cycle represents in each calendar month. On a set billing date each month, a statement is sent to all accounts with an outstanding balance greater than $1.00. Cardholders must make a minimum monthly payment of the greater of a minimum dollar amount, or a minimum percentage of the outstanding balance, the finance charge or the balance of the account if the balance is less than such minimum dollar amount. If the minimum payment is not collected within 25 days after the Payment Date, the account is considered delinquent. The Bank generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by such minimum percentage of the outstanding balance. If the amount so calculated is less than the minimum dollar amount, it is increased to such minimum dollar amount. The sum of such amount and any past due amounts equals the minimum payment amount.

         Direct Merchants Bank generally assesses periodic finance charges on an account if the cardholder has not paid the balance in full from the previous billing cycle ("Periodic Finance Charges"). For most cardholders, if the entire balance on the account is paid by the due date, no finance charge is imposed. These finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in such monthly billing cycle. Such unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received prior to 25 days after the statement cycle date (the "Payment Date"), finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. These cash advance finance charges are applied to the average daily balance.

         Direct Merchants Bank generally assesses an annual fee on its accounts. Direct Merchants Bank may waive or lessen the annual membership fees, in connection with the solicitation of new accounts. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if the required minimum monthly payment is not received by the Payment Date, (ii) a fee for cash advances equal to the greater of a percentage of each cash advance or a minimum dollar amount, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, and (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed for principal and finance charges, in respect of purchases and cash advances exceeds the cardholder's credit line by at least a minimum dollar amount.

         Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services and features of the account (including periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

         Most merchant transactions by cardholders are authorized online by FDR. The remaining transactions generally are low dollar amounts, typically below $50.00.

Collection of Delinquent Accounts

         Direct Merchants Bank considers an account delinquent if the minimum payment due thereunder is not received within 25 days from the closing date of the statements. Collection procedures are determined with the assistance of the Adaptive Control System, which continually monitors all delinquent accounts. The collections function is handled internally primarily through collection facilities in Tulsa, Oklahoma, and Baltimore, Maryland. The Tulsa facility employs approximately 675 collection personnel, and the Baltimore facility employs approximately 830 collection personnel. Through these facilities, customers with delinquent accounts are called as early as the first day of delinquency and generally within the first week of delinquency, based upon the customer's behavior score and prior credit history. Metris Direct's collections department generates letters through a proprietary letter system when appropriate. Delinquent customers receive automatic collection letters at various stages in their delinquency, from 5-90 days past due. Metris Direct's collections personnel attempt a minimum of two contacts in each 30-day delinquency cycle, unless special arrangements have been made with the customer. Accounts that become 60 days contractually delinquent are closed but not necessarily charged off. Accounts are charged off and taken as a loss either after formal notification of bankruptcy or at the end of the month during which they become contractually 180 days past due. Accounts identified as fraud losses are immediately reserved for and charged off no later than 90 days after the last activity. Accounts identified as deceased without a surviving, contractually liable individual or an estate large enough to pay the debt in full are charged off immediately upon notification. Charged-off accounts are referred to Direct Merchants Bank's recovery unit in Baltimore, Maryland, for coordination of collection efforts to recover the amounts owed. When appropriate, accounts are placed with external collection agencies or attorneys.

         Direct Merchants Bank uses FDR's fraud protection system to improve the rate of early detection of fraudulent activity on a cardholder account. The system also provides work flow management that is used to investigate potentially fraudulent transactions and to take prompt immediate action to reduce further losses. A fraud score is established based on the details of the authorization request and the previous behavior pattern of the cardholder. This score is used in the determination of actions to be taken for potentially fraudulent transactions.

         Direct Merchants Bank reserves the right to cancel charge privileges at any time, usually as a result of violating the contractual terms (delinquency, overlimit, etc.) of the credit account. Activity on lost, stolen, or fraudulent accounts is blocked immediately upon notification by the cardholder or upon determination by FDR that a card is lost or stolen or being used fraudulently.

Description of FDR

         FDR provides data processing, credit card reissuance, statementing, inbound customer service telephone calls and interbank settlement for Direct Merchants Bank. Direct Merchants Bank believes that its relationship with FDR allows it to achieve operational efficiencies while remaining flexible enough to handle additional growth. Furthermore, Direct Merchants Bank's agreement with FDR allows Direct Merchants Bank to internalize specific operational functions if Direct Merchants Bank desires. If FDR were to fail to perform its services for Direct Merchants Bank or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to Direct Merchants Bank could be time-consuming. As a result, delays in payment to Securityholders could occur.

         FDR provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

Recoveries

         Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be required to transfer all amounts received by the Servicer with respect to Receivables in Accounts that previously became Defaulted Accounts to the Trust ("Recoveries"). In the event of any sale or other disposition of Receivables in Defaulted Accounts as provided in the Pooling and Servicing Agreement, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as Collections of Finance Charge Receivables.

Year 2000 Compliance

         As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate the date value "2000." Many existing application software products were designed to only accommodate a two digit date position which represents the year (e.g., the number "95" is stored on the system and represents the year 1995). As a result, the year 1999 (i.e., "99") is the maximum date value many systems will be able to accurately process. Metris has developed plans to address potential problems posed by this development to assure that Metris is prepared for year 2000. Most of Metris' existing information systems are less than three years old and were originally designed for year 2000 compliance, but as a cautionary measure Metris has begun testing such internal systems for year 2000 compliance. In addition, Metris has created a project team to identify, address, and monitor internal systems and vendor issues related to year 2000, consistent with recommendations and guidelines set forth by the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Financial Institutions Examination Council. Metris has identified financial and operational systems that may be impacted by the year 2000 issues and is actively working to address those issues. However, if plans to deal with year 2000 issues are not completed on a timely basis or are not fully effective, such issues may have a material adverse effect on Metris' operations.

         In addition, Metris is dependent on databases maintained by FCI and card and statement generation, among other services, provided by FDR. The project team has been working with its material vendors, including FCI and FDR, to determine the status of each vendor's plans for becoming year 2000 compliant. The project team is striving to obtain test results showing year 2000 compliance by material vendors in the first quarter of 1999 and has developed high level contingency plans to address non-compliance by its material vendors, which may include replacing such vendors. Although Metris cannot ensure compliance by all of its vendors on a timely basis, Metris believes that it is taking appropriate steps to identify exposure to year 2000 problems and to address them on a timely basis.

                              The Receivables

         The Receivables consist of amounts owing on MasterCard(R) credit cards and VISA(R) credit cards and may include amounts owing on other revolving credit cards (see "Description of the Securities--Eligible Receivables"). The Receivables in the Trust are divided into two components: Principal Receivables and Finance Charge Receivables. At any time, "Finance Charge Receivables" means all amounts billed from time to time to the obligors on any Account (the "Obligors") in respect of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual membership fees and annual service charges, if any, transaction charges, cash advance fees and similar fees and charges (excluding fees and charges for insurance and insurance type products and interchange fees), plus Recoveries, investment earnings on amounts credited to the Excess Funding Account and Discount Option Receivables, if any. "Principal Receivables" equals all other Eligible Receivables.

         All new Receivables arising in the Accounts are purchased by Metris from Direct Merchants Bank pursuant to the certain Amended and Restated Bank Receivables Purchase Agreement dated as of July 30, 1998 between Direct Merchants Bank and Metris, as such document may be amended from time to time in accordance with its terms, and, if the context requires, the prior versions thereof, including the Amended and Restated Bank Receivables Purchase Agreement dated as of May 26, 1995 (the "Bank Purchase Agreement," and together with the Purchase Agreement, the "Purchase Agreements"), and subsequently are purchased by the Transferor from Metris pursuant to the Purchase Agreement and thereafter will be automatically transferred to the Trust. Accordingly, the amount of Receivables fluctuates from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible, or otherwise adjusted.

         The Servicer deposits all collections of Receivables in the Collection Account ("Collections"). The Collections on the Receivables received on any business day are allocated by the Servicer between Principal Collections and Finance Charge Collections in accordance with the definitions thereof. All such amounts are then applied in accordance with the respective interests of the Securityholders, any provider of Enhancement, the securityholders of any other Series, and the holder of the Exchangeable Transferor Security in the Principal Receivables and in the Finance Charge Receivables in the Trust. See "Description of the Securities--Investor Percentage and Transferor Percentage" in this Prospectus and "Description of the Securities--Allocation Percentages" in the related Prospectus Supplement.

                          Maturity Considerations

         Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, Collections of Principal Receivables are expected to be distributed to the Securityholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Securityholders of such Series or any specified Class thereof during the Accumulation Period and distributed on the date specified in the related Prospectus Supplement (the "Expected Final Payment Date"); provided, however, that, if the Early Amortization Period commences, collections of Principal Receivables will be paid to Securityholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Expected Final Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Securities and the Pay Out Events which, if any were to occur, would lead to the commencement of an Early Amortization Period or, if so specified in the related Prospectus Supplement, an Accumulation Period.

         The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Direct Merchants Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

         The amount of Collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that Collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Securityholders could expect to receive or accumulate payments of principal on their Securities during an Amortization Period, or on any Expected Final Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Securities could be significantly reduced.

         Because, for any Series of Securities, there may be a slowdown in the payment rate below the payment rate used to determine the amount of Collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Securityholders or a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Expected Final Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Early Amortization Period or, if so specified in the related Prospectus Supplement, the Accumulation Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Securities to the final Distribution Date with respect to the Securities will equal the expected number of months, that yield to maturity will be as anticipated or that Securityholders will be able to reinvest funds in an instrument with a comparable interest rate in the event the Securities are paid sooner than anticipated.

         "Amortization Period" shall mean, with respect to any Series, the period following the Revolving Period for such Series, which shall be the Accumulation Period, the Early Amortization Period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

                              Use of Proceeds

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of each Series of Securities offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                           Metris Companies Inc.

         Metris Companies Inc. ("Metris") is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate income consumers. Metris' consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank, National Association ("Direct Merchants Bank" or the "Bank"). Metris' customers and prospects include existing customers of a prior affiliate, Fingerhut ("Fingerhut Customers"), and individuals who are not Fingerhut Customers but for whom credit bureau information is available ("External Prospects"). Metris markets its fee-based services, including debt waiver programs, membership programs and third party insurance, to its credit card customers, and customers of third parties.

         Metris is a Delaware corporation incorporated on August 20, 1996. Metris became a publicly held company in October 1996 after completing an initial public offering. Until September 25, 1998, Metris was an indirect subsidiary of Fingerhut Companies, Inc. ("FCI"). Prior to the initial public offering, Metris' business was operated as a division of FCI. On September 25, 1998, FCI distributed its shares in Metris to FCI's shareholders in a tax free spin off (the "Spin Off"). Metris' principal subsidiaries are Direct Merchants Bank, Metris Direct, Inc. ("Metris Direct"), Metris Funding Co., Metris Receivables, Inc. and Metris Direct Services, Inc.

         On November 13, 1998, Metris entered into agreements with affiliates of the Thomas H. Lee Company (the "Lee Company") to invest $300 million in Metris. The terms of the transaction provided that the Lee Company investment would convert into 0.8 million shares of Series C Perpetual Convertible Preferred Stock (the "Series C Preferred") upon shareholder approval and receipt of notice that there was no regulatory objection to the transaction. Metris determined that this conversion might result in a "Change of Control" as defined in certain agreements between Metris and Fingerhut, which would permit Fingerhut to terminate any or all of the agreements. Therefore, on December 8, 1998, Metris obtained an agreement (the "Waiver Agreement") from Fingerhut to waive its right to terminate the agreements if a Change of Control occurred as a result of the conversion.

         Pursuant to the Waiver Agreement, Metris and Fingerhut amended certain of their other agreements. The most significant change occurred in the database access agreement. Metris' exclusive license to use Fingerhut's customer database to market financial service products will become non-exclusive after October 31, 2001.

         On March 12, 1999, Metris shareholders approved the conversion of the Lee Company investment into the Series C Preferred. If Metris receives notice that there is no regulatory objection to the transaction, the conversion will occur and the Lee Company will own approximately 30% of Metris on a diluted basis.

Certain Litigation

         Metris has developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Metris is a party to various legal proceedings resulting from ordinary business activities relating to the operations of Metris.

         Metris is a party to various legal proceedings resulting from the ordinary business activities relating to its operations. An action in Alabama seeks damages in an amount that cannot be ascertained and purports to be a class action, although no class has been certified. The Alabama case generally alleges a fraudulent sale of credit protection insurance without consent. Although the Metris subsidiary that is a party to the Alabama case believes it has substantive legal defenses to this claim and is prepared to defend this case vigorously, should the subsidiary's case settle or otherwise be resolved, Metris believes that the amount, in the aggregate, will not be material to the operations of Metris. Due to the uncertainties in litigation and other factors, there is no assurance that Metris will ultimately prevail. Metris believes that it has meritorious defenses to this action and any adverse decision should not materially affect the consolidated financial condition of Metris and its affiliates.

                               The Transferor

         Metris Receivables, Inc., formerly known as Fingerhut Financial Services Receivables, Inc. (the "Transferor"), was incorporated under the laws of the State of Delaware on May 23, 1995. All of its outstanding capital stock is owned by Metris Direct. The Transferor was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes, and has no material assets other than such receivables. Neither Metris Direct, as stockholder of the Transferor, nor the Transferor's board of directors, intends to change its business purpose. The Transferor's executive offices are located at 600 South Highway 169, Suite 300, St. Louis Park, Minnesota 55426. The Transferor's telephone number is (612) 525-5020.

          Direct Merchants Credit Card Bank, National Association

         Direct Merchants Bank, a wholly owned subsidiary of Metris, is a special-purpose credit card bank, established under Section 2(c)(2)(F) of the Bank Holding Company Act of 1956, as amended by the Competitive Equality Banking Act of 1987, as amended. Direct Merchants Credit Card Bank, National Association, located in Salt Lake City, Utah (the "Utah Bank") was chartered as a national banking association on February 14, 1995. On July 13, 1998, the Utah Bank was merged into Interim National Bank, a national banking association located in Phoenix, Arizona, and an indirect subsidiary of Metris. The name of the surviving entity was changed to Direct Merchants Credit Card Bank, National Association. Its principal executive offices are located in Phoenix, Arizona, with a mailing address at 6909 East Greenway Parkway, Scottsdale, Arizona 85254, telephone number
(602) 718-4600. Any references to Direct Merchants Credit Card Bank, National Association, prior to July 13, 1998 are references to the Utah Bank.

                           Fingerhut Corporation

         Fingerhut, a wholly owned subsidiary of FCI, has been in the direct marketing business for over 46 years and is one of the largest consumer catalog marketers in the United States. Fingerhut sells a broad range of general merchandise products and services to moderate income consumers, using catalogs and other direct marketing solicitations, and had 1998 net sales of approximately $[ ] billion. Fingerhut makes substantially all of its sales using proprietary private label credit. As customers make payments and order new products, Fingerhut enters a variety of payment, behavioral and other data into its database (the "Fingerhut Database").

         Direct Merchants Bank currently has agreements to use the information in the Fingerhut Database for marketing general purpose credit cards to Fingerhut Customers. These agreements generally expire in 2003, but may expire earlier upon certain events of default or bankruptcy. In addition, in the event that a person or group other than Fingerhut acquires 25% or more of the voting stock of Metris or Direct Merchants Bank in a transaction during the term of one of these agreements, Fingerhut or FCI, as the case may be, has the right to terminate these agreements. As described above (see "Metris Companies Inc."), in December 1998, Metris and Fingerhut amended certain of their agreements. Pursuant to an amendment to the database access agreement, Metris' exclusive license to use Fingerhut's customer database to market financial service products will become non-exclusive after October 31, 2001. [Although the Transferor believes that, to the extent that it is desirable to do so, Direct Merchants Bank will be able to extend the term of these agreements, there can be no assurance that Direct Merchants Bank will be able to do so on terms favorable to Direct Merchants Bank or at all.]

          The Fingerhut Database. The Fingerhut Database contains information on more than [31] million individuals. This database contains up to 3,500 potential data items in a customer record, including names, addresses, behavioral characteristics, general demographic information and information provided by the customer. Fingerhut uses information in the Fingerhut Database, along with sophisticated proprietary credit scoring models, to produce proprietary credit scores (the "Fingerhut Scores") for Fingerhut Customers. The Fingerhut Database also includes a "suppress" file (the "Suppress File"), which contains information on approximately 11.4 million individuals about whom it has information relating to fraud and other similar indicators of unacceptably high risk. Fingerhut periodically updates the information in the Fingerhut Database. Fingerhut does not report its credit information to the credit bureaus, which means this information is not publicly available.

         On February 11, 1999, FCI announced that it had agreed to be acquired by Federated Department Stores, Inc. This transaction was completed on March 18, 1999, and the separate corporate existence of FCI ceased. Although Metris' agreements with FCI and Fingerhut will not be terminated by this transaction, Metris cannot predict how this change in status for FCI may impact the relationship of Metris with FCI and Fingerhut. In addition, on March 12, 1999, Metris' shareholders approved an amendment to Metris' Amended and Restated Certificate of Incorporation to eliminate the detailed restrictions concerning the business activities in which Metris is permitted to engage. These restrictions were originally adopted to address certain potential conflicts of interest between FCI and Metris.


                       Description of the Securities

         The Securities will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Securities issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Security. Each Series will be issued pursuant to the Pooling and Servicing Agreement among the Transferor, Direct Merchants Bank, as Servicer and the Trustee, and a supplement (each, a "Supplement") to the Pooling and Servicing Agreement. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Securities or which may be applicable to any Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and relevant Supplement.

General

         The assets of the Trust will be allocated among the Securityholders of each Series (the "Investor Interest") and the holder of the Exchangeable Transferor Security and, in certain circumstances, the related Enhancement providers. The aggregate principal amount of the interest of the Securityholders of a Series in the Trust is referred to herein as the "Invested Amount" and is based on the aggregate amount of the Principal Receivables in the Trust allocated to such Series. The aggregate principal amount of the interest of the Transferor in the Trust is referred to herein as the "Transferor Interest," and is based on the aggregate amount of Principal Receivables (the "Transferor Amount") in the Trust not allocated to the Securityholders or any Enhancement provider. The certificate that evidences the Transferor Interest is referred to herein as the "Exchangeable Transferor Security."

         The Securities will represent interests in certain assets of the Trust, including the right to the Investor Percentage of all Obligor payments on the Receivables in the Trust.

         The Transferor currently owns the Exchangeable Transferor Security. The Exchangeable Transferor Security represents an undivided interest in the Trust, including the right to the Transferor Percentage of all Obligor payments on the Receivables in the Trust equal to 100 percent minus the sum of the applicable investor allocation percentages (which shall not exceed 100 percent) for all Series of securities then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer." Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period, following the Funding Period, if any, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid or charged-off. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the previously issued Series or another Series absorb such change. When a Series is amortizing, the Invested Amount will decline as Obligor payments of Principal Receivables are collected and distributed to the related Securityholders. As a result, unless and to the extent that the previously issued Series or another Series absorb such increase, the Transferor Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of the Securities and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be also reduced as the result of an Exchange. See "--Exchanges."

         Each Series of Securities may consist of one or more classes (each, a "Class"), one or more of which may be senior Securities and one or more of which may be subordinated Securities. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Securities of a Class may differ from Securities of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Security Rate and the availability of Enhancement. If so specified in the Prospectus Supplement relating to a Series, a Series of Securities ("Variable Funding Securities") may be issued pursuant to the Pooling and Servicing Agreement and a related supplement ("Variable Funding Supplement"), in one or more classes.

         For each Series of Securities, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Securityholders in whose names the Securities were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Securityholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

          Unless otherwise specified in the related Prospectus Supplement, Securities of each Series initially will be represented by securities registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, beneficial interests in the Securities will be available for purchase in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Securities. Unless and until Definitive Securities are issued under the limited circumstances described herein, no owner of a beneficial interest in the Securities (a "Security Owner") acquiring an interest in the Securities will be entitled to receive a certificate representing such Security Owner's interest in such Securities. Until such time, all references herein to actions by Securityholders will refer to actions taken by the Depository upon instructions from its participating organizations ("Participants") and all references herein to distributions, notices, reports and statements to Securityholders will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered holder of the Securities, for distribution to Security Owners in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Securities."

         If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Series of Securities of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities in book-entry form, Securityholders may hold their Securities through DTC (in the United States) or Cedelbank or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede & Co., as nominee for DTC, will hold the global securities. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission (the "SEC").

         DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

         In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

         The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customers or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customers or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Security Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners. Security Owners will not receive Securities representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of DTC Participants and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

         Cedelbank, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg ("Cedelbank"), was incorporated in 1970 as a limited company under Luxembourg law (a societe anonyme). Cedelbank is owned by a parent corporation, Cedelbank International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Cedelbank International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more then twenty percent of Cedelbank International's stock. Cedelbank is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks.

         Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities market in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Cedelbank and MGT/EOC. Cedelbank currently accepts over 110,000 securities issues on its books.

         Cedelbank's customers ("Cedelbank Customers") are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, Cedelbank's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Cedelbank is available to other institutions that clear through or maintain a custodial relationship with an account holder of Cedelbank.

         The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement on behalf of a Cedelbank Customer or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities

         Unless specified in the related Prospectus Supplement, the Securities for each Series will not be issued in fully registered, certificated form to the Security Owners or their nominees ("Definitive Securities"), rather than to the Depository or its nominee, unless (i) the Transferor advises the Trustee for each Series in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Security Owners representing not less than 50 percent (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Security Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Securities. Upon surrender by the Depository of the definitive certificate representing the Securities and instructions for registration, the Trustee will issue the Securities as Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Pooling and Servicing Agreement.

         Distribution of principal and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to securityholders in whose names the Definitive Securities were registered at the close of business on the related Record Date ("Securityholders"). Distributions will be made by check mailed to the address of such Securityholder as it appears on the register maintained by the Trustee. The final payment on any Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to Securityholders. The
Trustee will provide such notice to registered Securityholders mailed not later than the fifth day of the month of such final distributions.

         Definitive Securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Securities for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Securities.

Interest

         For each Series of Securities and Class thereof, interest will accrue from the relevant Closing Date on the applicable principal balance of the Securities (or other amount specified in the related Prospectus Supplement), at the applicable rate, which may be a fixed, floating or variable rate as specified in the related Prospectus Supplement (the "Security Rate"). Interest will be distributed to Securityholders on the dates (Which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date"). Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Securityholders' Interest during the preceding fiscal month of the Transferor (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Securityholders' Interest of such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Securityholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Securities, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Securities and each Class thereof will describe the amounts and sources of interest payments to be made, the Security Rate, and, for a Series or Class thereof bearing interest at a floating or a variable Security Rate, the initial Security Rate, the dates and the manner for determining subsequent Security Rates, and the formula, index or other method by which such Security Rates are determined.

Principal

         Except to the extent specified in the related Prospectus Supplement, during the Revolving Period (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins) for each Series of Securities offered hereby, no principal payments will be made to the Securityholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified or determined as described in the related Prospectus Supplement, and during the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the related Prospectus Supplement, following the Accumulation Period, principal will be paid to the Securityholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Account for later distribution to Securityholders on the Expected Final Payment Date in the amounts specified in the related Prospectus Supplement. During the Accumulation Period, the Trustee at the direction of the Servicer will transfer from the Principal Account to one or more applicable segregated trust accounts held for the benefit of the securityholders (each a "Principal Funding Account"). Collections in respect of Principal Receivables (other than redirected Principal Collections) and Shared Principal Collections from other series, if any allocated to the securities as described below under "--Application of Collections" Principal payments for any Series or Class thereof will be funded from Collections of Principal Receivables received during the related Monthly Period or periods as specified in the related Prospectus Supplement and allocated to the Securityholders' Interest of such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Securities, the Securityholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Securityholders of each Class.

         Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a specified rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Securities or Class thereof at the end of an Accumulation Period, such Series of Securities or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

Revolving Period

         Unless otherwise specified in the related Prospectus Supplement, for the period beginning on the Closing Date and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Invested Amount will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Security or, under certain circumstances and if so specified in the related Prospectus Supplement, will be paid to the holders of other Series of Securities issued by such Trust ("Shared Principal Collections"), as described herein and in the related Prospectus Supplement. See "Description of the Securities--Pay Out Events" in this Prospectus and the related Prospectus Supplement for a discussion of the events which might lead to early termination of the Revolving Period.

Controlled Amortization Period

         If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Securities of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in amounts determined in the manner specified in the related Prospectus Supplement to the Securityholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Securities, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Invested Amount of the Securities of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Termination Date with respect to such Series.

Principal Amortization Period

         If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Securities of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in an amount specified in the Prospectus Supplement to the Securityholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Securities, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Invested Amount of the Securities of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Termination Date with respect to such Series.

Accumulation Period

         If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Securities of such Series or any Class thereof will have an accumulation period (the "Accumulation Period") during which collections of Principal Receivables allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be transfered on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each, a "Transfer Date") from a Principal Account to a Principal Funding Account and used to make distributions of principal to the Securityholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Securities, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, or, if so specified in the related Prospectus Supplement, the Accumulation Period, (b) payment in full of the Invested Amount of the Securities of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Termination Date with respect to such Series.

         Funds on deposit in any Principal Funding Account may be invested in cash equivalents or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Securities. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Securities, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

Early Amortization Period

         During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Accumulation Period has commenced, to the earlier of (a) the date on which the Invested Amount of the Securities of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Termination Date (the "Early Amortization Period"), collections of Principal Receivables allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Securityholders of such Series and, in certain circumstances, to the Enhancement provider, monthly on or before each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Early Amortization Period with respect to a Series, distributions of principal will not be limited by any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Securityholders of such Series or Class on the first Distribution Date in the Early Amortization Period. See "Description of the Securities--Pay Out Events" in this Prospectus and the related Prospectus Supplement for a discussion of the events which might lead to commencement of the Early Amortization Period.

Discount Option

         The Transferor may designate a specified fixed or floating percentage (the "Discount Percentage") (initially zero percent) of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The circumstances under which the Transferor may exercise its option to discount Principal Receivables may include a time when the portfolio yield is declining and Principal Receivables are available in sufficient quantity to allow for such discounting. The Transferor may, without notice to or consent of the Securityholders, from time to time, increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 15 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein only if (a) the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (b) the Transferor and the Trustee shall have received written notice from each Rating Agency that such change will not cause such Rating Agency to reduce or withdraw its then current rating of the Securities. After the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated on and after such date, Collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior date of processing, (ii) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such date of processing, and
(iii) a fraction the numerator of which is the aggregate amount of Principal Receivables arising on each date of processing falling on or after the date on which the Transferor exercises its discount option and the denominator of which is the aggregate Principal Receivables on such date of processing, will be deemed Collections of Finance Charge Receivables and will be applied accordingly. Any such designation would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the portfolio yield, a reduction in the amount of Principal Receivables in the Trust and a reduction in the Transferor Interest and therefore the effect on Securityholders will be to decrease the likelihood of a Pay Out Event based upon a reduction of the average portfolio yield for any designated period (as defined in the Pooling and Servicing Agreement or related Supplement) to a rate below the average base rate for such period (as defined in the Pooling and Servicing Agreement or related Supplement) while increasing the likelihood that the Transferor will be required to add Principal Receivables to the Trust and, because of the reduction in the aggregate amount of Principal Receivables which, if additional Principal Receivables were not available at such time, could cause the occurrence of a Pay Out Event. Unless otherwise specified, all references herein to Principal Receivables or Finance Charge Receivables, or Collections with respect thereto, are references to such Receivables, or Collections with respect thereto, as defined above after application of the Discount Percentage.

Transfer and Assignment of Receivables

         On or about May 30, 1995 (the "Initial Closing Date"), the Transferor transferred and assigned to the Trust all of its right, title, and interest in and to the Receivables outstanding as of the Initial Closing Date, all of the Receivables thereafter created and the proceeds of all of the foregoing. Prior to such transfer and assignment and pursuant to the Amended and Restated Receivables Purchase Agreement dated as of July 30, 1998 between Metris and the Transferor, as such documents may be amended from time to time in accordance with their terms and, if the context requires, the prior versions thereof, including the original Purchase Agreement dated as of May 26, 1995 (the "Purchase Agreement", and together with the Bank Purchase Agreement, the "Purchase Agreements"), FCI (as predecessor to Metris under the Purchase Agreement) contributed and sold to the Transferor all its right, title and interest in and to the Receivables existing as of the Initial Closing Date, all the Receivables thereafter created and all FCI's interest in the Bank Purchase Agreement with respect to the Receivables. Prior to such sale and contribution and pursuant to the Bank Purchase Agreement, Direct Merchants Bank sold to FCI (as predecessor to Metris under the Bank Purchase Agreement) all its right, title and interest in and to the Receivables existing as of the date of such agreement and all the Receivables arising from time to time thereafter. In connection with the realignment of FCI's subsidiaries in September 1996, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the Bank Purchase Agreement and the Purchase Agreement.

         Direct Merchants Bank for itself and as Servicer has identified in its computer files that the Receivables are Receivables as defined herein. Direct Merchants Bank, as initial Servicer, retains and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of Direct Merchants Bank and the physical documentation relating to Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Securityholders. Direct Merchants Bank has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the interest of FCI (as predecessor to Metris) in the Receivables and a UCC-3 financing statement reflecting FCI's assignment of such interest in the Receivables to Metris. FCI (as predecessor to Metris under the Purchase Agreement) has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables. The Transferor, in turn, has filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables. See "Certain Legal Aspects of the Receivables."

Exchanges

         The Pooling and Servicing Agreement and related Supplement provides for the Trustee to issue two types of securities: (i) one or more Series of securities, each of which may have one or more classes of securities of which one or more such classes may be transferable ("Investor Securities") and (ii) the Exchangeable Transferor Security. The Exchangeable Transferor Security evidences the Transferor Interest, is held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Security may tender the Exchangeable Transferor Security and the securities evidencing any Series of securities to the Trustee in exchange (the "Exchange") for one or more new Series and a reissued Exchangeable Transferor Security. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its interest rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series;
(vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any;
(viii) the method of allocating Principal Collections for such Series and the method by which the principal amount of Investor Securities of such Series will amortize or accrue and the method for allocating Finance Charge Collections; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the securities of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to securityholders of such Series; (xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Security that have been transferred to the holders of such Series, if any; (xxi) the pool factor;
(xxii) the Minimum Aggregate Principal Receivables; (xxiii) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxiv) whether such Series will be prefunded; and (xxv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Securityholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Security will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Series. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor currently intends to offer, from time to time, additional Series.

         The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Security may perform Exchanges and define the Principal Terms such that each Series issued under the Trust has a period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of an Enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Security may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Security may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Receivables not used to pay interest on the securities, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Exchangeable Transferor Security also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

         Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its interest rate (or the method of allocating interest payments or other cash flows to such Series), and
(iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the securities of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes, and that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series or result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes (a "Tax Opinion"), (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (v) the existing Exchangeable Transferor Security and, if applicable, the securities representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest and (b) the Retained Interest equals or exceeds the minimum Retained Interest, as defined in the relevant Supplement. "Retained Interest" means, on any Determination Date, the sum of the Transferor Interest and the interest in the Trust represented by any class of Investor Securities retained by the Transferor. "Determination Date" shall mean the second business day prior to any Distribution Date.

         Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Security for a newly issued Exchangeable Transferor Security and a second security (a "Supplemental Security") the terms of which will be defined in a Supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

Representations and Warranties

         Pursuant to the Pooling and Servicing Agreement, the Transferor represents and warrants that, among other things, subject to specified exceptions and limitations (i) the Transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, (ii) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law, provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable, (iii) the execution and delivery of the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (iv) each of the Pooling and Servicing Agreement, the related Series Supplement, and the Purchase Agreement constitutes a legal, valid, and binding obligation of the Transferor, and (v) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement and related Supplement constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables and the proceeds thereof and amounts in any of the accounts established for the benefit of securityholders free and clear of any lien of any person claiming through or under the Transferor or any of its affiliates (except for Permitted Liens and certain rights of the Transferor) or the grant of a first priority security interest in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of securityholders). "Permitted Lien" means with respect to the Receivables: (i) liens in favor of the Transferor created pursuant to the Purchase Agreement and assigned to the Trustee pursuant to the Pooling and Servicing Agreement; (ii) liens in favor of the Trustee pursuant to the Pooling and Servicing Agreement; and (iii) liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established. In the event of a breach of any of the representations and warranties described in this paragraph with respect to any Series, either the Trustee or the holders of securities evidencing undivided interests in the Trust aggregating more than 50 percent of the invested amount of such Series, by written notice to the Transferor (and to the Trustee and the Servicer if given by the securityholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The amount to be deposited by the Transferor for distribution to securityholders in connection with such reassignment will be equal to the invested amount for all Series of securities other than Variable Funding Securities required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, and, with respect to the Variable Funding Securities, the invested amount as of the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such securityholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such securities at the applicable interest rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding Account in respect of interest on such securities for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of securities required to be repurchased and will be distributed upon presentation and surrender of the securities for each such Series. If the Trustee or the securityholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the securityholders with respect to any breach of the Transferor's representations and warranties.

         Pursuant to the Pooling and Servicing Agreement, the Transferor also represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, and the performance of the transactions contemplated thereby, do not contravene the Transferor's charter or by-laws, violate any material provision of law applicable to it or require any filing (except for filing under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (ii) except as described in the Purchase Agreement, the Transferor and each prior owner of the Receivables has filed all material tax returns required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments, and other governmental charges due from the Transferor or such prior owner or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iii) there are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Pooling and Servicing Agreement, the related Supplement, and the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated thereby, seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or of the tax attributes of the Trust, (iv) each Receivable is or will be an account receivable arising out of the performance by the applicable Credit Card Originator in accordance with the terms of the Contract giving rise to such Receivable,
(v) each Account classified as an Eligible Account in any document or report delivered pursuant to the Pooling and Servicing Agreement satisfies the definition of Eligible Account and the Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under the Pooling and Servicing Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement and related Supplement, (vi) the Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") (or is exempt from all provisions of the Investment Company
Act), (vii) the Transferor is not insolvent and (viii) the Transferor is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Trust by the Transferor pursuant to the Pooling and Servicing Agreement, and each such Receivable has been or will be transferred to the Trust free and clear of any lien other than Permitted Liens and in compliance in all material respect with all requirements of law applicable to the Transferor. If any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the related Supplement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period, then the Trustee or 50 percent of the Securityholders' Interest of any Class may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Early Amortization Period; provided, however, that a Pay Out Event will not be deemed to have occurred as aforesaid if the Transferor has accepted a reassignment of the affected Receivables during such period in accordance with the Pooling and Servicing Agreement. See "--Pay Out Events."

         It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

Certain Covenants

         Pursuant to the Pooling and Servicing Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any instruments or to be anything other than an account, general intangible, or chattel paper, except in connection with the enforcement or collection of a Receivable, (ii) except for the conveyances under the Pooling and Servicing Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) in the event it receives a collection on any Receivable, it will deposit such collections to the Collection Account within two business days, (iv) it will notify the Trust promptly after becoming aware of any lien on any Receivable other than Permitted Liens, (v) it will take all actions necessary to enforce its rights and claims under the Purchase Agreement,
(vi) it will promptly provide the Trustee any notices, reports or certificates given or delivered under the Purchase Agreement and (vii) except as permitted by the Pooling and Servicing Agreement, it will not commingle its assets with those of Direct Merchants Bank or Metris or any affiliate thereof.

Eligible Accounts

         As of the Initial Closing Date (or, with respect to Additional Accounts, on the date the Credit Card Originator acquires rights therein, or, with respect to Supplemental Accounts, as of the date the Receivables arising in such Accounts are designated for inclusion in the Trust), each revolving credit consumer credit card account owned by a Credit Card Originator and having the following characteristics shall be an Eligible Account (each, an "Eligible Account"): (a) which is payable in United States dollars, (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address, (c) which has not been identified by a Credit Card Originator in its computer files as stolen or lost, (d) which is not at the time of transfer to the Trust sold or pledged to any other party and which does not have Receivables which, at the time of transfer to the Trust, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the Closing Date, but were repurchased free of all liens or where all liens were released prior to sale, shall not be disqualified under this clause (d)), and (e) the Receivables in which the Credit Card Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Initial Closing Date (or, with respect to Additional Accounts, as of the date the Receivables of such Accounts are first designated for inclusion in the Trust) unless such Account is subsequently reinstated. An "Approved Account" means each (i) Eligible Account that is a MasterCard(R) or VISA(R) account or (ii) any other revolving credit consumer credit card account the inclusion in the Trust of which would not cause a Ratings Event.

         "Credit Card Originator" means Direct Merchants Bank, including its predecessor in interest, Utah Bank, and its successors or assigns under the Bank Purchase Agreement and/or any transferee of the Accounts from Direct Merchants Bank or any other originator of accounts which enters into a receivables purchase agreement with Direct Merchants Bank or Metris (to the extent that rights therein are granted to the Transferor directly or indirectly) or the Transferor in accordance with the provisions of the Pooling and Servicing Agreement and who has been identified in a prior written notice to each Rating Agency.

Eligible Receivables

         Each Receivable that satisfies each of the following criteria shall be an Eligible Receivable (each, an "Eligible Receivable"): (a) it arises under an Account, (b) it is not sold or pledged to any other party,
(c) it constitutes an "account," "chattel paper" or a "general intangible" as each is defined in Article 9 of the UCC as then in effect in each Relevant UCC State, (d) it is at the time of its transfer to the Trust the legal, valid and binding obligation of, or is guaranteed by, a person who is competent to enter into a contract and incur debt and is enforceable against such person in accordance with its terms, (e) it was created or acquired in compliance, in all material respects, with all requirements of law applicable to the Credit Card Originator and pursuant to a Contract that complies, in all material respects, with all requirements of law applicable to the Credit Card Originator (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (f) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables and (g) immediately prior to giving effect to the sale, the Transferor or the Trust will have good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than Permitted Liens). "Relevant UCC State" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee.

         "Contract" means an agreement between a Credit Card Originator and another person for the extension of revolving credit, including pursuant to a credit card or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).

Addition of Trust Assets

         During the period from the Initial Closing Date through May 31, 1996 and during the period from June 7, 1996 through November 5, 1996 all accounts which met the definition of Additional Accounts were automatically included as Accounts (such accounts, "Automatic Additional Accounts") from and after the date upon which such Automatic Additional Accounts were created and all Receivables in such Automatic Additional Accounts, whether such Receivables were then existing or thereafter created, were transferred automatically to the Trust upon purchase by the Transferor. The Transferor has elected to suspend the automatic inclusion in Accounts of Automatic Additional Accounts until a date (the "Restart Date") to be identified in writing by the Transferor, at its option, to the Trustee, the Servicer and each Rating Agency at least ten days prior to such Restart Date. On and prior to the Restart Date, the Transferor may, by giving ten business days' notice to the Trustee and each Rating Agency, but will not be obligated to, designate from time to time additional credit card accounts ("Supplemental Accounts") to be included as Accounts. The Transferor has periodically designated Supplemental Accounts to be included as Accounts and intends, although no assurance can be given, to continue to designate additional Supplemental Accounts to be included as Accounts. In addition, prior to the Restart Date, if (i) on the tenth business day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest or (ii) on any Record Date, the aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth business day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivables in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of "eligible Receivables." "Minimum Transferor Interest" for any period means the product of (a) the sum of (1) the aggregate Principal Receivables and (2) the amounts on deposit in the Excess Funding Account and (b) the highest Minimum Transferor Percentage for any Series. "Minimum Transferor Percentage" for any Series will have the meaning specified in the related Prospectus Supplement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding.

         "Excluded Accounts" means, on any date of determination (a) during any period in which accounts are being automatically included as Accounts, any revolving credit consumer credit card account which has been excluded from addition to the Trust pursuant to the Pooling and Servicing Agreement or any revolving credit consumer credit card account which the Transferor has elected to exclude from the Trust and (b) during any period following the suspension of the automatic addition of accounts and prior to a Restart Date, all revolving credit consumer credit card accounts other than accounts that were Accounts on the automatic addition suspension date and Supplemental Accounts previously added during such period. "Additional Accounts" means (a) for the period from the Initial Closing Date through the day preceding the Amendment Closing Date, each revolving credit consumer credit card account owned by a Credit Card Originator coming into existence after the Initial Closing Date which is an Approved Account that the Transferor has not elected to exclude from the Trust after June 7, 1996 and prior to July 30, 1998 (the "Amendment Closing Date") or (b) on and after the Amendment Closing Date, each revolving credit consumer credit card account in which a Credit Card Originator acquires rights that is an Approved Account and is not an Excluded Account; provided, however, that a revolving credit consumer credit card account that does not satisfy the definition of Approved Account on the date of its creation shall be an Additional Account on the date that it satisfies the definition of Approved Account. Any such election will be made by the Transferor or the Servicer providing to the Trustee a written notice thereof clearly identifying such excluded accounts. "Ratings Event" shall mean, with respect to any class of any outstanding Series rated by a Rating Agency, a reduction or withdrawal of the rating of any such class by a Rating Agency.

         The Transferor has conveyed, and will continue to convey, to the Trust all Receivables arising under the Accounts, including all Supplemental Accounts and Automatic Additional Accounts, from time to time until the termination of the Trust.

         The Transferor agrees that any such transfer of Receivables from Supplemental Accounts will be subject to the satisfaction of the following conditions: (i) on or before the fifth business day prior to the date as of which Receivables under Additional Accounts or Supplemental Accounts are included in the Trust as Accounts pursuant to the Pooling and Servicing Agreement (each, an "Addition Date") with respect to required additions and on or before the twentieth business day prior to the Addition Date with respect to optional additions (as applicable, the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice will specify the approximate aggregate amount of the Receivables to be transferred; (ii) on or before the applicable Addition Date, the Transferor will have delivered to the Trustee a written assignment (the "Assignment") and the Transferor will have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trust and, within five business days thereafter, the Transferor will have delivered to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts, identified by account number and the Principal Receivables in such Supplemental Accounts, as of the Addition Date, which computer file or microfiche list will be as of the date of such Assignment incorporated into and made a part of such Assignment; (iii) the Transferor will represent and warrant that (x) no selection procedure that is materially adverse to the interests of holders of the Investor Securities was used in selecting the Supplemental Accounts and (y) as of the applicable Addition Date, the Transferor is not insolvent and will not be rendered insolvent upon the transfer of Receivables to the Trust; (iv) the Transferor will represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, and the proceeds thereof or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to the then existing Receivables of the Supplemental Accounts and the proceeds thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts conveyed on such Addition Date and the proceeds thereof upon such creation, and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, upon such creation, the Trust will have a first priority perfected security interest in such property, except for Permitted Liens; (v) the Transferor will deliver to the Trustee an officer's certificate confirming the items set forth in clause (ii) above;
(vi) the Transferor will deliver to the Trustee an opinion of counsel with respect to the Trust's security interest in the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies); and (vii) the Transferor will have received written notice from each Rating Agency that the inclusion of such accounts as Supplemental Accounts will not result in the reduction or withdrawal of its then existing rating of any class of any Series of Investor Securities then issued and outstanding and will have delivered such notice to the Trustee.

         On or after the Restart Date, Automatic Additional Accounts will be deemed to be Accounts the Receivables of which will be designated for inclusion in the Trust if, unless each Rating Agency otherwise consents, the following conditions are met: the number of Accounts the Receivables of which are automatically designated to be included in the Trust since (x) the first day of the eleventh preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Account" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such eleventh preceding Monthly Period will not exceed 20 percent of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (y) the first day of the second preceding Monthly Period minus the number of Accounts of the type described in clause (ii) of the definition of "Approved Accounts" which have been added on the initial day of the addition of such type of Account pursuant to such clause (ii) since the first day of such second preceding Monthly Period will not exceed 15 percent of the number of Accounts on the first day of such second preceding Monthly Period. The automatic addition of Receivables in new Accounts may be subject to additional conditions specified from time to time by the Rating Agencies.

         The Transferor may designate revolving credit consumer credit card accounts which would otherwise be Additional Accounts as Excluded Accounts by the Transferor delivering to the Trustee a written notice clearly identifying such excluded accounts. If such designation is made after the Trust acquires rights in such Accounts, such designation will only occur in accordance with the provisions for removals of accounts set forth in the Pooling and Servicing Agreement.

Collection and Other Servicing Procedures

         Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, enforcing, and administering the Receivables and collecting payments due thereunder in accordance with its customary and usual servicing procedures and the Credit and Collection Policy. Unless otherwise specified in the Prospectus Supplement relating to the Trust, "Credit and Collection Policy" means the written policies and procedures of the applicable Credit Card Originator relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified or otherwise changed from time to time. Servicing functions to be performed by the Servicer with respect to the Receivables include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. See "Direct Merchants Bank's Credit Card Activities--Collection of Delinquent Accounts." Managerial functions to be performed by the Servicer on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Trustee with any inspections of such books and records by the Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering the monthly and annual statements described in "--Reports to Securityholders," and causing a firm of independent certified public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."

Trust Accounts

         Unless otherwise specified in the Prospectus Supplement relating to the Trust, the Trustee will establish and maintain with a Qualified Institution in the name of the Trust, for the benefit of the Securityholders of each Series, at least three separate accounts, each in a segregated trust account, consisting of an "Interest Funding Account," a "Principal Account," and an "Excess Funding Account" (collectively, the "Trust Accounts"). The Trustee has also established a "Distribution Account" for the benefit of the securityholders of each Series which is a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer has established and maintains, in the name of the Trust, for the benefit of securityholders of all Series, a "Collection Account," which is a segregated account established by and maintained by the Servicer with a Qualified Institution. A "Qualified Institution" is a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of at least Aaa by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the Federal Deposit Insurance Corporation ("FDIC"), or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal account, any interest funding account or any other account maintained for the benefit of Securityholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's. Funds in the Trust Accounts will be invested in (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depository institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) banker's acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's;
(b) time deposits and demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be Metris or an affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Securityholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; (d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the United States federal bankruptcy code, as amended, provided, however, that (A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, securities of deposit or banker's acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities Investors Protection Corporation ("SIPC"), provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper of such entity or institution in subclauses
(i) and (ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Securities (such investments, "Cash Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described above in "--Application of Collections" and in "Description of the Securities--Application of Collections" in the related Prospectus Supplement. The agent making payments to the Securityholders (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Securityholders. The Paying Agent initially will be The Bank of New York.

Deposits in Collection Account

         Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from either Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of securities then outstanding or (b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's.

         If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Securityholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or any Securityholder for any use by the Servicer of funds representing Collections on the Receivables.

Investor Percentage and Transferor Percentage

         For each Trust, the Servicer will allocate between the Invested Amount of each Series issued by such Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Enhancement providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Enhancement providers (the "Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and the Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. In addition, for each Series of Securities having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

         "Investor Percentage" shall mean, (a) with respect to Finance Charge Collections, Receivables in Defaulted Accounts and Principal Collections, the percentage specified in the related Prospectus Supplement. The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Enhancement Percentages, for all Series then outstanding.

Application of Collections

         Unless otherwise specified in the related Prospectus Supplement, except as otherwise provide below, on each Business day, (i) the amount of Finance Charge Collections available in the Collection Account allocable to each Series, (ii) the amount of Principal Collections available in the Collection Account allocable to each Series and (iii) the Receivables in Defaulted Accounts allocable to each Series shall be determined in accordance with the provisions of the related Supplement. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, cause the Trustee to withdraw the required amounts from the Collection Account and cause the Trustee to deposit such amounts into the applicable Principal Account, the applicable Interest Funding Account, the Excess Funding Account, or any Series Account or pay such amounts to the holder of the Exchangeable Transferor Security in accordance with the provisions of the Pooling and Servicing Agreement and the related Supplement.

         Throughout the existence of the Trust, unless otherwise stated in any Prospectus Supplement, on each business day the Servicer shall allocate to the holder of the Exchangeable Transferor Security an amount equal to the product of (A) the Transferor Percentage as of the end of the preceding business day and (B) the aggregate amount of Principal Collections and Finance Charge Collections available in the Collection Account. The Servicer shall pay such amount to the holder of the Exchangeable Transferor Security on each business day; provided, however, that amounts payable to the holder of the Exchangeable Transferor Security pursuant to the Pooling and Servicing Agreement and related Supplement shall instead be deposited in the Excess Funding Account to the extent necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest.

Shared Principal Collections

         If specified in the related Prospectus Supplement, on each business day, Shared Principal Collections shall be allocated to each outstanding Series pro rata based on the Principal Shortfall, if any, for each such Series, and then, at the option of the Transferor, any remainder may be applied as principal with respect to the Variable Funding Securities. "Principal Shortfall" shall mean, with respect to any business day and any outstanding Series, the amount which the related Prospectus Supplement specifies as the principal shortfall for such business day. The Servicer shall pay any remaining Shared Principal Collections on such business day to the Transferor; provided, that if the Transferor Interest as determined on such business day does not exceed the Minimum Transferor Interest, then such remaining Shared Principal Collections shall be deposited in the Excess Funding Account to the extent necessary to increase the Transferor Interest above the Minimum Transferor Interest; provided, further, that if an Amortization Period has commenced and is continuing with respect to more than one outstanding Series, such remaining Shared Principal Collections shall be allocated to such Series pro rata based on the Investor Percentage for Principal Receivables applicable for such Series.

         In addition, if so specified in the related Prospectus Supplement, Collections of Principal Receivables and Finance Charge Receivables otherwise payable to the Transferor may be designated to be paid to the Securityholders of the applicable Series.

Shared Excess Finance Charge Collections

         Finance Charge Collections on any business day in excess of the amounts necessary to make required payments on such business day will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such other Series. If so specified in the related Prospectus Supplement, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be paid to the Servicer to cover certain costs and expenses and then to the Transferor. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period shall mean any Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

Excess Funding Account

         The Trustee has established and will maintain in the name of the Trust, for the benefit of the securityholders of all Series, a segregated account with a Qualified Institution (the "Excess Funding Account"). The Servicer has the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account for the purpose of carrying out the Servicer's or the Trustee's duties. At any time during which no Series is in an amortization period (including any accumulation period or early amortization period), or for a Series in amortization, the principal account, if any, is fully funded for an applicable period, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account may, at the option of the Transferor, be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis.

         Any funds on deposit in the Excess Funding Account at the beginning of an Amortization Period for any Series will be deposited in the Principal Account as part of principal for any Distribution Date. In the event that more than one Series begins its accumulation period or amortization period at the same time, amounts on deposit in the Excess Funding Account will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. In addition, no funds allocated to Investor Securities will be deposited in the Excess Funding Account during any amortization period (including any accumulation period or early amortization period) for any Series until the Principal Funding Account for such Series for such Distribution Date has been fully funded or the Investor Securities of such Series have been paid in full.

         Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Finance Charge Collections.

Paired Series

         If so provided in the Prospectus Supplement relating to a Series, such Series may be subject to being paired with another Series (in such case, a "Paired Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series. Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Securityholders. As amounts are deposited in the Principal Funding Account for the benefit of the Securityholders, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Securities, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Securityholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described above under "--Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Securityholder.

Funding Period

         For any Series of Securities, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Securities of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of the Securityholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

         During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Securities will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Securityholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Cash Equivalents or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre- Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Securities of the related Series in the manner specified in the related Prospectus Supplement.

Defaulted Receivables; Dilution

         Each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible (a "Defaulted Account"). An Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of consumer credit card revolving accounts. Notwithstanding any other provision hereof, any Receivables in an Account that are ineligible Receivables shall be treated as ineligible Receivables rather than Receivables in Defaulted Accounts. Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures and the Credit and Collection Policy (a "Defaulted Receivable"). See "Direct Merchants Bank's Credit Card Activities--Collection of Delinquent Accounts" in this Prospectus and "Direct Merchants Bank's Credit Card Portfolio--Delinquency and Loss Experience" in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the "Default Recognition Date" for each Series shall be the last day of each calendar month; provided, however, that with respect to any Monthly Period the "related Default Recognition Date" shall mean the Default Recognition Date occurring closest to the last day of such Monthly Period and any amounts allocated or applied on such Default Recognition Date shall be deemed to apply to the related Monthly Period. On each business day, the Servicer will allocate to the Securityholders a portion of all Defaulted Receivables in an amount (the "Series Default Amount") equal to (i) on any business day other than a Default Recognition Date, an amount equal to the product of (a) the Investor Percentage applicable to Defaulted Receivables on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date and (ii) on any Default Recognition Date, an amount equal to the product of
(a) the Default Recognition Percentage applicable on such Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to such Default Recognition Date. To the extent that Finance Charge Collections and certain other amounts as more fully described in the related Prospectus Supplement for any Series are not sufficient to cover the Series Default Amount allocated to such Series, there will be an Investor Charge-Off. "Default Recognition Percentage" means, with respect to each Default Recognition Date, the percentage equivalent of a fraction, the numerator of which is the weighted average Invested Amount for the related Monthly Period and the denominator of which is the weighted average Principal Receivables in the Trust for the related Monthly Period.

         If on any business day the Servicer adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such downward adjustment, a "Dilution"), then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount of such Dilution (an "Adjustment Payment") out of its own funds or, to the extent not paid by the Transferor, out of Finance Charge Collections designated for such purpose as more fully described in the related Prospectus Supplement for any Series. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to the related Series, there will be an Investor Charge-Off for such Series.

Investor Charge-Offs

         With respect to each Series of Securities, if the sum of the Series Default Amount and the portion of the unpaid Adjustment Payments allocated to such Series exceeds the Finance Charge Collections and other amounts allocated to cover such amounts on any Distribution Date, then the Invested Amount with respect to such Series will be reduced by the amount of such excess (an "Investor Charge-Off"). Investor Charge-Offs will be reimbursed on any subsequent Distribution Date to the extent of Finance Charge Collections and other amounts allocated and amounts available therefor. Such reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to such Series. In the case of a Series of Securities having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes.

Defeasance

         The Transferor may, at its option, be discharged from its obligations with respect to any Series or all outstanding Series (each, a "Defeased Series") on the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited with the Trustee, pursuant to an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, Cash Equivalents which through the scheduled payment of principal and interest in respect thereof will provide, no later than the due date of payment thereon, a dollar amount sufficient to pay and discharge all remaining scheduled interest and principal payments on all outstanding Securities of the Defeased Series on the dates scheduled for such payments and any amounts owing to any Enhancement providers with respect to the Defeased Series; (ii) prior to any exercise of its right to substitute Cash Equivalents for Receivables, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not cause a Pay Out Event or any event that, with the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and (iv) a Ratings Effect will not occur. Subject to the foregoing, the Transferor may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Cash Equivalents, rather than additional Receivables.

Final Payment of Principal; Termination

         With respect to each Series, the Securities will be subject to optional repurchase by the Transferor on any Distribution Date if on such Distribution Date the Invested Amount of such Series would be reduced to an amount less than or equal to 10 percent of the initial Invested Amount, if any (or such other amount specified in the related Prospectus Supplement) if certain conditions set forth in the Pooling and Servicing Agreement and the related Supplement are satisfied, together with interest thereon, have been paid. The repurchase price will be equal to the total Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus accrued and unpaid interest on the Securities, after giving effect to any payments on such date. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

         The Securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Securityholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Securities will be scheduled to be distributed (the "Termination Date"); provided, however that the Securities may be subject to prior termination as provided above. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the related Supplement, in an amount up to 110 percent of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Securities in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected Securityholders shall remain entitled to receive proceeds of such sale when it occurs.

         Unless the Servicer and the holder of the Exchangeable Transferor Security instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable interest rates to the next Distribution Date and (b) a date which shall not be later than May 26, 2095. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Security, the Trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

Pay Out Events

         Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the dates specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

                  (i) certain events of bankruptcy or insolvency relating to the Transferor, Direct Merchants Bank or Metris; or

                  (ii) the Trust shall become subject to regulation by the SEC as an "investment company" within the meaning of the Investment Company Act.

         In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, unless otherwise specified in the related Prospectus Supplement, distributions of principal to the Securityholders of such Series will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Securities.

         In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the Transferor (an "Insolvency Event"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "Trigger Event"), the Pooling and Servicing Agreement and the Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by Securityholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the Transferor, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Securityholders and will be distributed to the applicable Securityholders as provided above in "--Application of Collections" and in the related Prospectus Supplement. "Retained Percentage" shall mean, on any Determination Date, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such Determination Date plus amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).

         If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities.

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related Prospectus Supplement, for each Series of Securities, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a fee (the "Monthly Servicing Fee") payable at the times and in the amounts specified in the related Prospectus Supplement. The Monthly Servicing Fee will be funded from collections of Finance Charge Collections allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts allocated for such purpose. The remainder of the servicing fee will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by such Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Securityholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the related Trust or the Securityholders other than federal, state and local income and franchise taxes, if any, of the Trust.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including without limitation payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Securityholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Transferor and the Servicer

         The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement and related Supplement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Direct Merchants Bank may be substituted in all respects for Direct Merchants Bank as Servicer, provided that such affiliate expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement and related Supplement, (b) the Trust, the Securityholders, or the Security Owners for liabilities arising from actions taken by the Trustee at the request of Securityholders, (c) the Trust, the Securityholders, or the Security Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables or Dilution, or (d) the Trust, the Securityholders, or the Security Owners for any liabilities, costs, or expenses of the Trust, the Securityholders, or the Security Owners arising under any tax law, including without limitation any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Securityholders or the Security Owners in connection with the Pooling and Servicing Agreement and any Supplement to any taxing authority.

         In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Act in which the Transferor is a general partner.

         The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Securityholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

         The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Transferor may transfer its interest in all or a portion of the Exchangeable Transferor Security, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a Ratings Event and (b) the Trustee receives an opinion of counsel that such transfer would not (i) adversely affect the conclusions reached in any of the federal income tax opinions issued in connection with the original issuance of any Series of Investor Securities or (ii) result in a taxable event to the holders of any such Series.

         Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Securities) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Securityholder for any such losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor in the Securities) except to the extent that they arise from any action by any Securityholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.

Servicer Default

         In the event of any Servicer Default (as defined below), either the Trustee or securityholders representing undivided interests aggregating more than 50 percent of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the securityholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

         A "Servicer Default" refers to any of the following events:

                  (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;

                  (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the securityholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Securities evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the securityholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

                  (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the securityholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Securities evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such securityholders for such period; or

                  (iv) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of [five] business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the Servicer becoming aware of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor and the holders of securities of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

         In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the Servicer and no Servicer Default other than such bankruptcy or receivership or the insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the securityholders from effecting a Service Transfer.

Reports to Securityholders

         Unless otherwise specified in the related Prospectus Supplement, for each Series of Securities, on each Distribution Date, the Paying Agent will forward to each Securityholder of record a statement prepared by the Servicer setting forth with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Securities, (c) the amount of such distribution allocable to interest on the Securities, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Securities, (e) the amount of Finance Charge Collections processed during the preceding Monthly Period and allocated in respect of the Securities, (f) the aggregate amount of Principal Receivables, the Invested Amount and the Invested Amount as a percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the Record Date, (h) the aggregate Series Default Amount for the related Monthly Period for each Series, (i) the aggregate amount of Investor Charge-Offs for each Class of such Series, for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, and (k) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date.

         The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Securityholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Securityholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder, together with, on or before January 31 of each year, beginning in 1999, such customary information (consistent with the treatment of the Securities as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes.

Evidence as to Compliance

         The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year the Servicer will cause a firm of independent certified public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor, the Servicer or FDR which are used to prepare daily reports) which were the source of such amounts and percentages and that, on the basis of such comparison, such amounts and percentages are in agreement, except as shall be set forth in such report. A copy of such report will be sent by the Trustee to each Securityholder.

         The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year, the Servicer will cause a firm of nationally recognized independent certified public accountants to furnish a report to the effect that such firm has applied certain procedures, as agreed upon between such firm and the Servicer, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Accounts. Each report shall set forth the agreed upon procedures performed and the results of such procedures.

         The Pooling and Servicing Agreement also provides for delivery to the Trustee on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of such statement may be obtained by any Securityholder upon the submission of a written request therefor addressed to the Trustee's Corporate Trust Office.

Amendments

         The Pooling and Servicing Agreement and related Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement and the Supplement or of modifying in any manner the rights of such Securityholders, unless otherwise specified in the related Prospectus Supplement; provided that (i) the Servicer shall have provided an officer's certificate to the effect that such action will not adversely affect in any material respect the interests of such Securityholders, (ii) except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the Pooling and Servicing Agreement or revising any schedule thereto (other than the list of Receivables), the Rating Agencies shall have been notified of such amendment and shall have provided written confirmation that they would not lower the rating of the Securities, and (iii) such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences. In addition, the Pooling and Servicing Agreement and any Supplement may be amended from time to time by the Transferor, the Servicer, and the Trustee, without the consent of Securityholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer securities issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer securities, to permit such bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations or to permit the issuance of uncertificated securities. Securityholders by purchase of their Securities will be deemed to have consented to a modification to the bankruptcy and insolvency Pay Out Event specified in the Pooling and Servicing Agreement such that it will be as specified in clause (i) in "--Pay Out Events" above.

         The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of securities evidencing undivided interests aggregating not less than 66 2/3 percent of the investor interests of each and every Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of securityholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any securityholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all securityholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Securityholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring securityholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

         Additionally, upon the receipt by the Transferor, the Servicer and the Trustee of a Tax Opinion reasonably satisfactory to each of them, the Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Securityholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the FASIT legislation (see "Tax Matters--FASIT Legislation"), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Securities and the Trust in the absence of the election.

         Promptly following the execution of any amendment to the Pooling and Servicing Agreement not requiring Securityholder consent, the Trustee will furnish written notice of the substance of such amendment to each Securityholder.

List of Securityholders

         Upon written request of Securityholders representing undivided interests in the Trust aggregating not less than 10 percent of the Invested Amount, the Trustee after having been adequately indemnified by such Securityholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Securityholders access during business hours to the current list of Securityholders of the Trust for purposes of communicating with other Securityholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Securities."

The Trustee

         The Bank of New York (Delaware) is the Trustee under the Pooling and Servicing Agreement. The Trustee's Corporate Trust Office is located at White Clay Center, Route 273, Newark, Delaware 19711. The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Securities in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. The Trustee at all times must not be a Related Person. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee. "Related Person" means an entity that is an affiliate of Metris, any holder of an Investor Security, any provider of Enhancement, or any person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act.

         If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a securityholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of Securities representing more than 50 percent of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                                Enhancement

General

         For any Series, "Enhancement" may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Securities of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

         The type, characteristics and amount of the Enhancement for any Series or Class will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to such Series and the desired rating for each Class, and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series or Class.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Securityholders will bear their allocable share of deficiencies.

         If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth information with respect to any Enhancement provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and
(iv) certain summary financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Securities of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancement provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

         If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Securities. The rights of the holders of any such Subordinated Securities to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinated in right and priority to the rights of the holders of Senior Securities, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Securities will be distributed to holders of Senior Securities. If collections of Receivables otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Letter of Credit

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

Cash Collateral Guaranty or Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or Cash Equivalents in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Securities of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the related Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in such Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest,
(ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Securities and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Surety Bond or Insurance Policy

         If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus
Supplement.

         If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Securities in the manner and amount specified in the related Prospectus Supplement.

Spread Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Securities of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Securities, including the Subordinated Securities, or the provision of a letter of credit, guaranty, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Securities of such Series or Class in the manner provided in the related Prospectus Supplement.

                   Description of the Purchase Agreements

Purchases of Receivables

         Bank Purchase Agreement. Pursuant to the Bank Purchase Agreement, Direct Merchants Bank sells to Metris, all of its right, title and interest in and to (i) the Receivables existing on the date of such agreement and thereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper and other obligations of any Obligor with respect to the Receivables, then or thereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, but, excluding any accounts that are designated as "excluded accounts" pursuant to the Bank Purchase Agreement, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any recoveries) and (iii) all proceeds of such Receivables.

         Purchase Agreement. The Transferor purchases Receivables on an ongoing basis from Metris pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, the Transferor purchases from Metris all Receivables arising from time to time until the Purchase Termination Date (as defined below in "--Purchase Termination Date"). On each business day prior to the Purchase Termination Date, Metris will deliver all of its Receivables to the Transferor. Pursuant to the Pooling and Servicing Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust, and the Transferor has assigned its rights in, to and under the Purchase Agreement and the Bank Purchase Agreement with respect to such Receivables to the Trust.

Representations and Warranties

         Bank Purchase Agreement. In the Bank Purchase Agreement, Direct Merchants Bank represents and warrants to Metris that, among other things,
(a) Direct Merchants Bank is a national banking association validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Bank Purchase Agreement, (b) the Bank Purchase Agreement constitutes a valid and binding obligation of Direct Merchants Bank, enforceable against Direct Merchants Bank in accordance with its terms, subject to customary bankruptcy- and equity-related exceptions, (c) Direct Merchants Bank is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to Metris pursuant to the Bank Purchase Agreement, and each such Receivable has been or will be transferred to Metris free and clear of any lien other than Permitted Liens, (d) Direct Merchants Bank has the full right, power and authority to transfer the Receivables pursuant to the Bank Purchase Agreement, (e) the Bank Purchase Agreement constitutes a valid transfer and assignment to Metris of all right, title and interest of Direct Merchants Bank in and to the Receivables, all monies due or to become due and all proceeds related thereto, or an absolute sale of such property and the proceeds thereof and (f) each Account classified as an "Eligible Account" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by Direct Merchants Bank in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Receivable.

         Purchase Agreement. Pursuant to the Purchase Agreement, Metris represents and warrants to the Transferor that, among other things, subject to specified exceptions and limitations, Metris is duly organized, validly existing, and in good standing under the laws of Delaware, Metris is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law, and Metris has the requisite corporate power and authority to perform its obligations under the Purchase Agreement.

         Pursuant to the Purchase Agreement, Metris additionally represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Purchase Agreement and the consummation of the transactions provided for in the Purchase Agreement have been duly authorized by Metris by all necessary corporate action on its part, (ii) the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby do not contravene Metris' charter or by-laws, violate any material provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) except as described in the Purchase Agreement, Metris has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from Metris or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iv) there are no proceedings or investigations pending or, to the best knowledge of Metris, threatened against Metris before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, seeking any determination or ruling that would materially and adversely affect the performance by Metris of its obligations thereunder or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof, (v) Metris has no knowledge of any fact that should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by Metris in any document or report delivered under the Purchase Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Purchase Agreement, (vi) the Purchase Agreement constitutes the legal, valid, and binding obligation of Metris,
(vii) Metris is not insolvent, (viii) Metris is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (ix) Metris is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Transferor by Metris pursuant to the Purchase Agreement, and each such Receivable has been or will be transferred to the Transferor free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to Metris and (x) the transfer of Receivables by it to the Transferor under the Purchase Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of Metris in and to the Receivables whether existing as of the Initial Closing Date or thereafter created (except for Permitted Liens).

         If certain of the representations or warranties described above are not true with respect to any Receivable at the time such representation or warranty was made or any Receivable becomes an ineligible Receivable, then Metris will be obligated to pay to the Transferor an amount equal to the principal amount of such Receivable.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, The Pooling and Servicing Agreement (i) requires the Transferor to make a demand on Metris to repurchase Receivables in such cases where the Transferor is required under the Pooling and Servicing Agreement to repurchase Receivables from the Trust and (ii) permits the Transferor to consent to the sale of Receivables to a third party only in such circumstances where the Transferor may remove Receivables from the Trust under the Pooling and Servicing Agreement and related Supplement.

Certain Covenants

         Bank Purchase Agreement. It is the intention of Direct Merchants Bank and Metris that the conveyance of the Receivables by Direct Merchants Bank to Metris contemplated by the Bank Purchase Agreement be construed as an absolute sale of the Receivables by Direct Merchants Bank to Metris. It is not intended that such conveyance be deemed a pledge of the Receivables by Direct Merchants Bank to Metris to secure a debt or other obligation of Direct Merchants Bank, but the Bank Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Bank Purchase Agreement shall be deemed to be a grant by Direct Merchants Bank to Metris of a "security interest" within the meaning of Article 9 of the UCC in all of Direct Merchants Bank's right, title and interest in and to the Receivables.

         In the Bank Purchase Agreement, Direct Merchants Bank covenants that, among other things, except as required by law or as Direct Merchants Bank may determine to be appropriate and subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Bank Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the securityholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any securities under any Series are outstanding, and (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable.

         Purchase Agreement. It is the intention of Metris and the Transferor that the conveyance of the Receivables by Metris be construed as an absolute sale of the Receivables by Metris to the Transferor. It is not intended that such conveyance be deemed a pledge of the Receivables by Metris to the Transferor to secure a debt or other obligation of Metris, but the Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Purchase Agreement shall be deemed to be a grant by Metris to the Transferor of a "security interest" within the meaning of Article 9 of the UCC in all of Metris' right, title and interest in and to the Receivables. Pursuant to the Purchase Agreement, Metris covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the securityholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any securities under any Series are outstanding, (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable, (vi) it will not convey or transfer any Receivable, except as otherwise provided in the Purchase Agreement, and (vii) it will take all actions reasonably necessary to maintain its rights under all Contracts to which it is a party.

Purchase Termination Date

         Bank Purchase Agreement. If Direct Merchants Bank becomes insolvent, Metris' obligations under the Bank Purchase Agreement will automatically be terminated. In addition, if Metris becomes insolvent, or shall become unable for any reason to purchase Receivables from Direct Merchants Bank in accordance with the provisions of the Bank Purchase Agreement, Metris' obligations under the Bank Purchase Agreement as to Direct Merchants Bank will automatically be terminated.

         Purchase Agreement. If Metris becomes insolvent, the Transferor's obligations under the Purchase Agreement will automatically be terminated. In addition, if the Transferor becomes insolvent or shall become unable for any reason to purchase Receivables from Metris in accordance with the provisions of the Purchase Agreement, the Transferor's obligations under the Purchase Agreement as to Metris will automatically be terminated. The date of any such termination will be the "Purchase
Termination Date."


                              Security Ratings

         Any rating of the Securities by a Rating Agency will indicate:

o its view on the likelihood that Securityholders will receive required interest and principal payments; and

o its evaluation of the Receivables and the availability of any Enhancement for the Securities.

Among the things a rating will not indicate are:

o the likelihood that principal payments will be paid on a scheduled date;

o        the likelihood that a Pay Out Event will occur;

o the likelihood that a United States withholding tax will be imposed on non-U.S. Securityholders;

o        the marketability of the Securities;

o        the market price of the Securities; or

o whether the Securities are an appropriate investment for any purchaser.

A rating will not be a recommendation to buy, sell or hold the Securities. A rating may be lowered or withdrawn at any time by a Rating Agency.

         The Transferor will request a rating of the Securities offered by this Prospectus and the Prospectus Supplement from at least one Rating Agency. It will be a condition to the issuance of the Securities of each Series or Class offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the Transferor to rate any Series, a "Rating Agency"). The rating or ratings applicable to the Securities of each Series or Class offered hereby will be set forth in the related Prospectus Supplement. Rating agencies other than those requested could assign a rating to the Securities and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.

                  Certain Legal Aspects of the Receivables

Transfer of Receivables

         The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Security and any other Investor Security of any Series then held by the Transferor, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code as in effect in the State of Delaware (the "UCC"), there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Securities--Representations and Warranties."

         The Transferor has represented that the Receivables are "accounts" or "general intangibles" or "chattel paper" for purposes of the UCC. Both the transfer and assignment of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust.
If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing of an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

         There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Initial Closing Date could have an interest in the Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer, or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. If the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable. While the Bank is the Servicer, collections will be commingled with the Bank's general funds and used for the Bank's benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of Direct Merchants Bank, the Trust may not have a perfected security interest in such collections. If the short-term deposit rating of the Bank is reduced below A-1 or P-1 by the applicable Rating Agency, the Bank will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing.

Certain Matters Relating to Receivership

         The Bank is chartered as a national banking association and is subject to regulation and supervision by the Comptroller. If the Bank becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver.

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") sets forth certain powers that the FDIC may exercise as receiver for the Bank. To the extent that (i) Direct Merchants Bank granted a security interest in the Receivables to Metris, Metris granted a security interest in the Receivables to the Transferor and the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before Direct Merchants Bank's insolvency, (iii) the interest was not taken or granted in contemplation of Direct Merchants Bank's insolvency or with the intent to hinder, delay or defraud Direct Merchants Bank or its creditors, (iv) each of the Purchase Agreements and the Pooling and Servicing Agreement is continuously a record of Direct Merchants Bank, and (v) each of the Purchase Agreements and the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Direct Merchants Bank and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of Direct Merchants Bank.
If,
however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC as conservator or receiver were to request a stay of proceedings with respect to Direct Merchants Bank as provided under FIRREA, delays in payments to the Trust on the Securities and possible reductions in the amount of those payments could occur. The FDIA does not define the terms "actual direct compensatory damages." On December 18, 1998, the FDIC proposed a statement of policy regarding the treatment of asset-backed securitization transactions in the event of conservatorship or receivership in which the FDIC stated that a claim for "actual direct compensatory damages" is limited to such damages determined as of the date of appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation or disaffirmation for up to 180 days following such appointment, investors may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States Federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Pooling and Servicing Agreement, the amount paid to Securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Securities and the interest accrued thereon to the date of payment.

         Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, Direct Merchants Bank or Metris, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Pooling and Servicing Agreement and related Supplement, newly created Principal Receivables will not be transferred to the Trust on and after such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by the securityholders representing undivided interests aggregating more than 50 percent of the aggregate invested amount of each Series (or if any Series has more than one Class, of each Class, and any other person specified in a related Supplement), or unless required by the FDIC as receiver or conservator of the Bank. Under the Pooling and Servicing Agreement and related Supplement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Securityholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, such receiver or conservator may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities or to prohibit the continued transfer of Principal Receivables to the Trust. However, if no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee and the Securityholders from appointing a successor Servicer. See "Description of the Securities--Pay Out Events."

         Direct Merchants Bank has represented and warranted to Metris and Metris has represented and warranted to the Transferor, in the Purchase Agreements, respectively, that the sale of the Receivables to Metris or the Transferor, respectively, is a valid sale of the Receivables to Metris or the Transferor, respectively. In addition, Direct Merchants Bank, Metris and the Transferor have treated and will treat the transaction described in the Purchase Agreements as sales of the Receivables to Metris and the Transferor, respectively, and Metris has taken or will take all actions that are required under the UCC to perfect Metris' and the Transferor's ownership interest, respectively, in the Receivables. Notwithstanding the foregoing, if Metris were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from Metris to the Transferor, should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Securityholders) could occur and (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

Consumer Protection Laws

         The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Direct Merchants Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and National Bank Act. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. A Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor has warranted and will warrant in the Pooling and Servicing Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Securities--Representations and Warranties."

         Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Early Amortization Period would commence.

         Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Securityholders if such laws result in any Receivables of the Trust being written off as uncollectible when the amount available under any Enhancement is equal to zero. See "Description of the Securities--Defaulted Receivables; Dilution."

Claims and Defenses of Obligors Against the Trust

         The UCC provides that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the Contract between the Credit Card Originator and such Obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of such Obligor against the Credit Card Originator that accrues before such Obligor receives notification of the assignment and (b) any such Obligor is authorized to continue to pay the Credit Card Originator until (i) the Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the Obligors, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the Obligors on the Accounts in connection with the transfer of the Receivables to the Trust.

                                Tax Matters

General

         Set forth below is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Securities which are anticipated to be relevant to most categories of investors and has been prepared or reviewed by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the Transferor ("Special Tax Counsel"). Special Tax Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Securities will be characterized as indebtedness secured by the Receivables for federal income tax purposes and that the Trust will not be subject to federal income tax at the entity level. Except as expressly provided below, Special Tax Counsel will render no other opinions to the Transferor with respect to the Securities. This discussion is intended as an explanatory discussion of the possible effects of the classification of the Securities as indebtedness on investors generally and of related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations ("Treasury Regulations") thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving instruments issued by a trust with terms similar to those of the Securities. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Securityholders.

         This summary does not address all aspects of federal income taxation that may be relevant to the Security Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Securities in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Securities as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other entity) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED SECURITIES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.

Treatment of the Securities as Debt

         The Transferor, the Servicer and each Security Owner will express in the Pooling and Servicing Agreement and related Supplement the intent that, for federal, state and local income and franchise tax purposes, the Securities will be indebtedness secured by the Receivables. The Transferor, by initially entering into, and the Servicer, by accepting the assignment of, the Pooling and Servicing Agreement and related Supplement, and each Security Owner, by acquiring an interest in a Security, will agree to treat the Securities as indebtedness for federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement and related Supplement, for financial accounting purposes and certain other non-tax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

         In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Based upon its analysis of such factors, Special Tax Counsel is of the opinion that the Transferor will be treated as the owner of the Receivables for federal income tax purposes and, accordingly, the Securities will be characterized for federal income tax purposes as indebtedness that is secured by the Receivables. Furthermore, Special Tax Counsel is of the opinion that the Trust will not be subject to federal income tax at the entity level.

         Although, in some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form, Special Tax Counsel is of the opinion that the rationale of those cases do not apply to the transaction evidenced by the Securities, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Securities as debt for federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of U.S. Securityholders

         The following discussion is based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of Sections 1271 through 1275 of the Code which were adopted as final on January 27, 1994 (the "OID Regulations"). The OID Regulations are, however, subject to varying interpretations and do not address all issues that could affect Security Owners.

         Stated Interest. It is not expected that the Securities will be issued with OID. Based upon the foregoing opinions, and assuming that all of the Securities are treated as debt, the stated interest on Securities will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Securityholder's method of tax accounting.

         OID. The Securities may be issued at a discount from their principal amounts, thereby creating the possibility of OID. In a case where OID exists, all or a portion of the taxable income to be recognized with respect to the Securities would be includible in income of Security Owners as OID. Any amount treated as OID would not, however, be includible again when the interest is actually received. If the yield on a Security were not materially different from its coupon, this treatment would have no significant effect on Security Owners using the accrual method of accounting. However, cash method Security Owners may be required to report income with respect to the Securities in advance of the receipt of cash attributable to such income.

         While it is not anticipated that the Securities will be issued at a discount from their stated principal amount that is greater than a de minimis amount, under Treasury Regulations the Securities may nevertheless be deemed to have been issued with OID. This could be the case, for example, if interest payments are not deemed to be payments of "qualified stated interest" because (i) no reasonable legal remedies exist to compel timely payment of such interest payments and (ii) the Securities do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. As a result, if the OID Regulations were to apply, all of the taxable income to be recognized with respect to the Securities would be includible in income as OID but would not be includible again when the interest is actually received. In addition, the OID Regulations provide that in determining whether interest is unconditionally payable, the possibility of nonpayment due to default, insolvency, or similar circumstances is ignored. Accordingly, the Transferor intends to take the position that interest payments constitute payments of "qualified stated interest" with respect to the Securities if they are issued at a price that is less than a de minimis discount from their stated principal amount.

         If the Securities are in fact issued at a greater than de minimis discount, the following rules will apply. The excess of the "stated redemption price at maturity" of a Security (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Securities are sold to the public) will constitute OID. A Security Owner must include OID in income as interest over the term of the Security under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Securities (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Securityholder should consult its tax advisor regarding the impact to such Securityholder of the OID rules if the Securities are issued with OID. Any Security issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Security.

         Discount and Premium. A subsequent holder who purchases a Security at a discount may be subject to the "market discount" rules of Section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Security, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Security. A Security Owner may, however, elect to include market discount in gross income as it accrues and, if such election is made, is not subject to the deferral of interest deductions provision. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Further, the adjusted tax basis of a Security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

         A subsequent holder who purchases a Security at a premium may elect to amortize and deduct this premium over the remaining term of the Security in accordance with rules set forth in Section 171 of the Code.

         Optional Election. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to a Security, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

         Treatment of Losses. OID, if any (in excess of de minimis OID), must be reported by all Securityholders, and other interest income must be reported by Securityholders that report income on the accrual method, as it accrues, whether or not such Securityholder has received cash equivalent to such income and without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Receivables, except to the extent it can be established that such amounts are uncollectible. As a result, if there were OID in excess of de minimis OID, the amount of income reported by a Securityholder in any period could exceed the amount of cash distributed to such holder in that period. A Securityholder generally will realize a loss where either principal or previously accrued interest are determined to be uncollectible with respect to the Security, although the timing and character of such losses (or reductions in income) are uncertain, and the deductibility of such losses may be subject to limitations.

Sale, Exchange or Retirement of Securities

         Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Securities in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Securities. A Security Owner's tax basis in a Security will generally equal such Security Owner's cost increased by any OID, market discount and gain previously included by such Security Owner in income with respect to the Security and decreased by any bond premium previously amortized and any principal payments previously received by such Security Owner with respect to the Security. Subject to the market discount rules of the Code discussed above under "--Taxation of Interest Income of U.S. Securityholders--Discount and Premium", any such gain or loss will be capital gain or loss if the Security was held as a capital asset (except, however, with regard to Prepayable Instruments, in which case in the event of a prepayment or redemption thereof such gain is ordinary income to the extent of any not yet accrued OID). Capital gain or loss will be long-term if the Security was held by the holder for more than one year and otherwise will be short-term. (Under the Taxpayer Relief Act of 1997 the maximum rates on long-term capital gains will be reduced further in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Each prospective investor should consult its tax advisor concerning these tax law changes.)

Possible Alternative Characterizations

         Although, as described above, it is the opinion of Special Tax Counsel that the Securities will properly be characterized as indebtedness for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such characterization will prevail. If, however, the IRS were to contend successfully that the Securities, or securities of any other outstanding series, were not debt for federal income tax purposes, the arrangement among the Security Owners, the Transferor, and security owners of such other Series might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation and would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity to all or some of the Classes of Securityholders would probably not be deductible in computing the entity's taxable income and all or part of distributions to Securityholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Securityholders and the Securityholders could be liable for a share of such tax.

         Because the Transferor will treat the Securities as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Securities.

Non-U.S. Securityholders

         As noted above, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Securities will properly be characterized as indebtedness secured by the Receivables for federal income tax purposes. Based upon that opinion, the following information describes the U.S. federal income tax treatment of investors in Securities that are Foreign Persons. The term "Foreign Person" means any person other than (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States, or any political subdivision thereof or the District of Columbia (unless in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons under the Code, and applicable Treasury Regulations thereunder prior to such date, that elect to continue to be treated as U.S. Persons under the Code or applicable Treasury Regulations thereunder will also be considered a U.S. Person.

      (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Transferor or a "controlled foreign corporation" with respect to which the Transferor is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Security is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

     (b) Any capital gain realized on the sale or other taxable disposition of a Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     (c) If the interest, gain or income on a Security held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

         If the IRS were to contend successfully that the Securities are interests in a partnership (not taxable as a corporation), a Security Owner that is a Foreign Person might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular United States rates including, in the case of a corporate Security Owner, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If any of the Securities were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Securities were treated as dividends, a Foreign Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

Information Reporting and Backup Withholding

         The Trustee will be required to report annually to the IRS, and to each Securityholder, the amount of interest paid on the Securities (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31 percent of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

FASIT Legislation

         Legislation passed by Congress and signed into law by the President on August 20, 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions") which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the legislation providing for the new FASIT entity became effective on September 1, 1997, many technical issues are to be addressed in Treasury Regulations which have not yet been issued. In general, the FASIT legislation enables trusts such as the Trust to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Transition rules provided for by the FASIT legislation contemplate that entities in existence on August 31, 1997 may elect to be taxed under the FASIT Provisions. However, how such election is made and how outstanding interests of such entity are to be treated subsequent to the election are not explained in the FASIT legislation.

New Withholding Regulations

         On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

State and Local Taxation

         Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of holding the Securities. ACCORDINGLY, PURCHASERS OF SECURITIES SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF PURCHASING ANY CLASS OF SECURITIES.

                    Employee Benefit Plan Considerations

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Securities, a Plan fiduciary should determine whether such an investment (a) is permitted under the governing Plan instruments; (b) is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and (c) is prudent considering the factors discussed in this Prospectus.

         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities. Thus, a Plan fiduciary considering an investment in the Securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         For example, regardless of whether the Trust was deemed to hold "plan assets" of Plans that are Security Owners (as discussed below), the purchase of Securities by a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" under ERISA or a "disqualified person" under the Code could constitute a prohibited transaction under the Code or ERISA unless an exemption is applicable. Accordingly, fiduciaries of a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" or "disqualified person" should consult their own counsel concerning the propriety of the investment prior to making the purchase.

         Certain transactions involved in the operation of the Trust might also be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. The U.S. Department of Labor (the "DOL") has issued a regulation (the "Regulation") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If assets of the Trust were deemed to be assets of an investing Plan, any person who is a "fiduciary," as described in the preceding paragraph, with respect to Trust assets will be a fiduciary of the investing Plan, thus increasing the scope of activities which could be considered prohibited transactions under ERISA and the Code. If investments by Plans are made in the Trust, the Trust could be deemed to hold plan assets unless one of the exceptions contained in the Regulation is applicable to the Trust.

         The Regulation contains an exception which provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets solely by reason of such acquisition. A publicly-offered security is a security that is (i) freely transferable,
(ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although it is anticipated that the conditions of this exception may be met with respect to certain Classes of Securities, no assurance can be given, and no monitoring or other measures will be taken to ensure that the exception will be met with respect to any such Class.

         The Regulation also states that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" (e.g., employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account or annuity under Section 408 of the Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity (excluding the value of any equity interests held by the Transferor, the Trustee, or underwriters or any of their affiliates) is held by benefit plan investors. No assurance can be given as to whether the value of any class of equity interests in the Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

         If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities or investment by benefit plan investors becomes significant and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Such transactions may, however, be subject to statutory or administrative exemptions from the penalties normally associated with prohibited transactions. Five class exemptions issued by DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

         IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

         In particular, insurance companies considering the purchase of Securities of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock"). In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" of plans that were issued policies supported by such general account under certain circumstances; however, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Section 401(c) provides that assets underlying general account policies issued before December 31, 1998 will not be considered "plan assets" to the extent criteria set forth in DOL regulations are satisfied. Section 401(c) also requires the DOL to issue regulations establishing such criteria. On December 22, 1997, the DOL published proposed regulations (the "General Account Regulations") for this purpose. The General Account Regulations provide that when a plan acquires a transition policy issued by an insurance company on or before December 31, 1998, which is supported by assets of the insurance company's general account, the plan's assets will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the General Account Regulations are satisfied. The General Account Regulations also require an independent fiduciary who has the authority to manage the plan's assets to expressly authorize the acquisition of such a transition policy. If adopted as proposed, the General Account Regulations would not apply to any general account policies issued after December 31, 1998. Accordingly, investors should analyze whether John Hancock, Section 401(c) and the General Account Regulations may have an impact with respect to their purchase of the Securities of any Series.

                            Plan of Distribution

         The Transferor may sell Securities (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Securities offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Securities and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         If underwriters are used in a sale of any Securities of a Series offered hereby, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Securities may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Securities will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

         Any underwriters, agents or dealers participating in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

         Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                               Legal Matters

         Certain legal matters relating to the Securities will be passed upon for Metris, the Transferor and Direct Merchants Bank by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the issuance of the Securities will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                         Reports to Securityholders

         Unless and until Definitive Securities are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. as nominee of DTC and registered holder of the related Securities, pursuant to the Pooling and Servicing Agreement. See "Description of the Securities--Book-Entry Registration," "--Reports to Securityholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of Metris Receivables, Inc. or Direct Merchants Bank to Securityholders or to the Security Owners. The Servicer will file with the SEC such periodic reports with respect to each Trust as are required under the Exchange Act and the rules and regulations of the SEC thereunder.

                             Other Information

         Upon receipt of a request by an investor who has received an electronic Prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

         The distribution of this Prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the underwriters to inform themselves about and to observe any such restrictions.

         The Transferor has taken all reasonable care to ensure that the information contained in this Prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor accepts responsibility accordingly.

         As used in this Prospectus, all references to "dollars" and "$" refer to United States dollars.

           Cautionary Notice Regarding Forward-looking Statements

         Certain of the matters discussed herein under the captions "Direct Merchants Bank's Credit Card Activities," "The Receivables" and "Maturity Considerations" may constitute forward-looking statements within the meaning of Section 27A of the Securities Act. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the Trust and the Receivables to be materially different from future results or performance expressed or implied by such statements. Among others, factors that could adversely affect actual results and performance include economic conditions, the ability of Direct Merchants Bank to change payment terms and collection policies, and potential changes in consumers' attitudes toward financing purchases with debt. See "Risk Factors" in the attached Prospectus Supplement.

                    Where Can You Find More Information

         We filed a registration statement relating to the Securities with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

         The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about each Trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Securities.

         As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Metris Receivables, Inc., 600 South Highway 169, Suite 300, St. Louis Park, Minnesota 55426, (612) 417-5645.


                     Index of Terms for the Prospectus

Term                                                                Page

Accounts...............................................................2
Additional Accounts...................................................26
Approved Account......................................................25
Accumulation Period...................................................19
Adaptive Control System................................................4
Addition Date.........................................................27
Adjustment Payment....................................................33
Amendment Closing Date................................................26
Amortization Period....................................................9
Assignment............................................................27
Automatic Additional Accounts.........................................26
Bank...............................................................2, 10
Bank Purchase Agreement................................................8
Cash Collateral Account...............................................41
Cash Collateral Guaranty..............................................41
Cash Equivalents......................................................29
Cedelbank.............................................................16
Cedelbank Customers...................................................16
Change of Control.....................................................10
Class.................................................................13
Code..................................................................50
Collateral Interest...................................................41
Collection Account....................................................28
Collections............................................................8
Comptroller............................................................6
Contract..............................................................26
Controlled Accumulation Amount........................................20
Controlled Amortization Amount........................................19
Controlled Amortization Period........................................19
Controlled Deposit Amount.............................................19
Controlled Distribution Amount........................................19
Cooperative...........................................................16
Credit and Collection Policy..........................................28
Credit Card Originator................................................25
Default Recognition Date..............................................32
Default Recognition Percentage........................................33
Defaulted Account.....................................................32
Defaulted Receivable..................................................32
Defeased Series.......................................................33
Definitive Securities.................................................17
Depositaries..........................................................14
Depository............................................................14
Determination Date....................................................23
Dilution..............................................................33
Direct Merchants Bank.................................................10
Direct Merchants Bank Portfolio........................................2
Discount Option Receivables...........................................20
Discount Percentage...................................................20
Distribution Account..................................................28
Distribution Date.....................................................18
DOL...................................................................55
DTC................................................................A-1-1
DTC Participants......................................................14
Early Amortization Period.............................................20
Eligible Account......................................................25
Eligible Receivable...................................................25
Enhancement...........................................................40
Enhancement Invested Amount...........................................41
Enhancement Percentage................................................30
ERISA.................................................................55
Euroclear.............................................................16
Euroclear Operator....................................................16
Euroclear Participants................................................16
Euroclear System  ....................................................16
Excess Finance Charge Collections.....................................31
Excess Funding Account............................................28, 31
Exchange..............................................................21
Exchange Act..........................................................14
Exchangeable Transferor Security...................................2, 13
Excluded Accounts.....................................................26
Expected Final Payment Date............................................8
External Prospects....................................................10
FASIT.................................................................54
FASIT Provisions......................................................54
FCI...................................................................10
FDIC..................................................................28
FDR....................................................................2
FICO scores............................................................3
Finance Charge Collections.............................................2
Finance Charge Receivables.............................................8
Fingerhut..............................................................3
Fingerhut Customers...................................................10
Fingerhut Database....................................................11
Fingerhut Scores......................................................11
FIRREA................................................................47
Foreign Person........................................................53
Full Invested Amount..................................................32
Funding Period........................................................32
General Account Regulations...........................................56
Global Securities..................................................A-1-1
Indirect Participants.................................................14
Initial Closing Date..................................................21
Insolvency Event......................................................35
Interest Funding Account..........................................18, 28
Invested Amount.......................................................13
Investment Company Act................................................24
Investor Charge-Off...................................................33
Investor Interest.....................................................13
Investor Percentage...................................................30
Investor Securities...................................................21
IRS...................................................................50
John Hancock..........................................................56
L/C Bank..............................................................41
Lee Company...........................................................10
MasterCard International...............................................3
Metris................................................................10
Metris Direct.........................................................10
MGT/EOC...............................................................16
Minimum Aggregate Principal Receivables...............................26
Minimum Transferor Interest...........................................26
Minimum Transferor Percentage.........................................26
Monthly Period........................................................18
Monthly Servicing Fee.................................................35
Moody's...............................................................28
New Regulations.......................................................54
Notice Date...........................................................27
Obligors...............................................................8
OID...................................................................51
OID Regulations.......................................................51
Paired Series.........................................................31
Participants..........................................................14
Pay Out Event.........................................................34
Paying Agent..........................................................29
Payment Date...........................................................5
Periodic Finance Charges...............................................5
Permitted Lien........................................................23
Plans.................................................................55
Pooling and Servicing Agreement........................................2
Pre-Funding Account...................................................32
Pre-Funding Amount....................................................32
Prepayable Instrument.................................................51
Principal Account.....................................................28
Principal Amortization Period.........................................19
Principal Collections..................................................2
Principal Funding Account.............................................18
Principal Receivables..................................................8
Principal Shortfall...................................................30
Principal Terms.......................................................22
Proprietary Modeling System............................................3
Proprietary Score......................................................3
Prospectus Supplement..................................................2
PTE...................................................................56
Purchase Agreement....................................................21
Purchase Agreements................................................8, 21
Purchase Termination Date.............................................45
Qualified Institution.................................................28
Rating Agency.........................................................46
Ratings Event.........................................................26
Receivables............................................................2
Record Date...........................................................14
Recoveries.............................................................6
Regulation............................................................55
Related Person........................................................40
Relevant UCC State....................................................25
Reserve Account.......................................................42
Restart Date..........................................................26
Retained Interest.....................................................23
Retained Percentage...................................................35
Revolving Period......................................................19
SEC...................................................................14
Securities.............................................................2
Securities Act........................................................22
Security Owner........................................................14
Security Rate.........................................................18
Securityholders.......................................................17
Series.................................................................2
Series C Preferred....................................................10
Series Default Amount.................................................33
Service Transfer......................................................37
Servicer...............................................................2
Servicer Default......................................................37
Shared Principal Collections..........................................19
SIPC..................................................................29
Special Tax Counsel...................................................50
Spin Off..............................................................10
Spread Account........................................................42
Standard & Poor's ....................................................28
Supplement............................................................13
Supplemental Accounts.................................................26
Supplemental Security.................................................23
Suppress File.........................................................11
Tax Certificate....................................................A-1-3
Tax Opinion...........................................................23
Termination Date......................................................34
Terms and Conditions..................................................17
Transfer Agent and Registrar..........................................18
Transfer Date.....................................................19, 29
Transferor.........................................................2, 11
Transferor Amount ....................................................13
Transferor Interest...................................................13
Treasury Regulations..................................................50
Trigger Event.........................................................35
Trust..................................................................2
Trust Accounts........................................................28
Trustee................................................................2
U.S. Person........................................................A-1-3
UCC...................................................................46
Utah Bank.............................................................11
Variable Funding Securities...........................................13
Variable Funding Supplement...........................................13
VISA...................................................................3
Waiver Agreement......................................................10


                                                                ANNEX I

                      Global Clearance, Settlement and
                        Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered Metris Master Trust Asset Backed Trust Securities (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional Eurobonds, except that there will be not temporary global security and no "look-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card security issues in same-day funds.

         Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear
Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Cedelbank customer or Euroclear participant. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customers or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

         Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customer and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customers or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30 percent U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Security Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Security). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Security Owner or such Security Owner's agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Security Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such Security Owner's agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States Persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons under the Code, and applicable Treasury Regulations thereunder prior to such date, that elect to continue to be treated as U.S. Persons under the Code or applicable Treasury Regulations thereunder will also be considered a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                            PRINCIPAL OFFICE OF

                          METRIS RECEIVABLES, INC.
                           600 South Highway 169
                                 Suite 300
                      St. Louis Park, Minnesota 55426

                                  SERVICER
                               for the Trust
          Direct Merchants Credit Card Bank, National Association
                         6909 East Greenway Parkway
                         Scottsdale, Arizona 85254

                                  TRUSTEE
                      The Bank of New York (Delaware)
                             White Clay Center
                                 Route 273
                           Newark, Delaware 19711

                     PAYING AGENTS AND TRANSFER AGENTS
                            The Bank of New York
                             White Clay Center
                                 Route 273
                           Newark, Delaware 19711

                     Banque Generale du Luxembourg S.A.
                          50, Avenue J.F. Kennedy
                             L-2951 Luxembourg

                               LISTING AGENT
                     Banque Generale du Luxembourg S.A.
                          50, Avenue J.F. Kennedy
                             L-2951 Luxembourg

                      LEGAL ADVISOR TO THE TRANSFEROR
                          as to United States Law
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10022

                     LEGAL ADVISOR TO THE UNDERWRITERS
                          as to United States Law
                              Brown & Wood LLP
                           One World Trade Center
                                 58th Floor
                             New York, NY 10048

                 INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                           KPMG Peat Marwick LLP
                            4200 Norwest Center
                            90 South 7th Street
                     Minneapolis, Minnesota 55402-3900


                                  PART II

         Item 14. Other Expenses of Issuance and Distribution


Registration Fee.....................................................$278
Printing and Engraving..................................................*
Trustee's Fees..........................................................*
Legal Fees and Expenses.................................................*
Blue Sky Fees and Expenses..............................................*
Accountants' Fees and Expenses..........................................*
Rating Agency Fees......................................................*
Miscellaneous Fees................................................______*

         Total...............................................$

----------
* To be supplied by amendment.

         Item 15. Indemnification of Directors and Officers

         The Registrant's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of the Registrant to the full extent that may be permitted by Delaware law from time to time. Certain provisions of the Registrant's certificate of incorporation protect the Registrant's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care; however, the Registrant's directors remain liable for breaches of their duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derives improper personal benefit and liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

         Under Section 145 of the Delaware General Corporation Law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than a "derivative action" by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

         The Registrant's parent corporation currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.


         Item 16. Exhibits and Financial Statements


Exhibits
1             --Form of Underwriting Agreement.*

3(a) --Amended and Restated Certificate of Incorporation of Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 333-23045).

3(b) --By-laws of Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 33-99514).

4(a) --Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998 among the Transferor, the Servicer and the Trustee (incorporated herein by reference to Registration Statement No. 333-61343).

4(b)          --Form of Series 1999-1 Supplement.*

4(c) --Amended and Restated Bank Receivables Purchase Agreement dated as of July 30, 1998 between Direct Merchants Bank and Metris (incorporated herein by reference to Registration Statement No. 333-61343).

4(d) --Amended and Restated Receivables Purchase Agreement dated as of July 30, 1988 between Metris and the Transferor (incorporated herein by reference to Registration Statement No. 333-61343).

5 --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

8 --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

24 --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Contained in Exhibits 5 and 8).*

25            --Power of Attorney (contained on the signature page).

----------
*    To be filed by amendment.


         Item 17. Undertakings

The undersigned registrant hereby undertakes as follows:


         (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement securities in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the state of Minnesota, city of St. Louis Park, on April 9, 1999.

                                      METRIS RECEIVABLES, INC.



                                      By:  /s/ PAUL T. RUNICE
                                           ----------------------------------
                                           Paul T. Runice
                                           Senior Vice President and
                                           Treasurer

                                      METRIS MASTER TRUST
                                      (Co-Registrant)

                                      By: METRIS RECEIVABLES, INC.
                                      (Originator of the Trust)

                                      By:  /s/ PAUL T. RUNICE
                                           ----------------------------------
                                           Paul T. Runice
                                           Senior Vice President and
                                           Treasurer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint both David D. Wesselink and Paul T. Runice his or her true and lawful attorney-in-fact and agent, each with full power of substitu tion, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents re quired to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.






         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 9, 1999.



SIGNATURE                          TITLE


/s/ DAVID D.WESSELINK
---------------------------  President                      (Principal Executive Officer)
David D. Wesselink


/s/ PAUL T. RUNICE
---------------------------  Senior Vice President and      (Principal Financial Officer)
Paul T. Runice               Treasurer

/s/ JEAN C. BENSON
---------------------------  Vice President and Controller  (Principal Accounting Officer)
Jean C. Benson

/s/ DAVID D. WESSELINK
---------------------------  Director
David D. Wesselink

/s/ JEAN C. BENSON
---------------------------  Director
Jean C. Benson

/s/ JEFFREY GROSKLAGS
---------------------------  Director
Jeffrey Grosklags

/s/ JAMES B, O'NEILL
---------------------------  Director
James B. O'Neill

/s/ RUTH K. LAVELLE
---------------------------  Director
Ruth K. Lavelle


*By:  /s/ DAVID D. WESSELINK
      ----------------------
      David D. Wesselink
        Attorney-in-fact



*By:  /s/ PAUL T. RUNICE
      ----------------------
      Paul T. Runice
        Attorney-in-fact


                               EXHIBIT INDEX


EXHIBIT NO.

1             --Form of Underwriting Agreement.*

3(a) --Amended and Restated Certificate of Incorporation of Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 333-23045).

3(b) --By-laws of Metris Receivables, Inc. (incorporated herein by reference to Registration Statement No. 33-99514).

4(a) --Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-61343).

4(b)          --Form of Series 1999-1 Supplement.*

4(c) --Amended and Restated Bank Receivables Purchase Agreement dated as of July 30, 1998 between Direct Merchants Bank and Metris (incorporated herein by reference to Registration Statement No. 333-61343).

4(d) --Amended and Restated Receivables Purchase Agreement dated as of July 30, 1998 between Metris and the Transferor (incorporated herein by reference to Registration Statement No. 333-61343).

5 --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

8 --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

24 --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Contained in Exhibits 5 and 8).*

25            --Power of Attorney (contained on the signature page).


* To be filed by Amendment.